Exhibit 99.1

________________________________________________________________________

VERIZON OWNER TRUST 2018-A
OMNIBUS AMENDMENT NO. 2
dated as of August 19, 2019

to

TRANSFER AND SERVICING AGREEMENT
dated as of October 10, 2018, as amended
among
VERIZON OWNER TRUST 2018-A,
as Issuer,
VERIZON ABS LLC,
as Depositor,
and
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian,
and

INDENTURE dated as of October 10, 2018 between VERIZON OWNER TRUST 2018-A, as Issuer, and U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee and Note Paying Agent

________________________________________________________________________

This OMNIBUS AMENDMENT NO. 2, dated as of August 19, 2019 (this “Amendment”), is to:
(1)            the TRANSFER AND SERVICING AGREEMENT, dated as of October 10, 2018, as previously amended (the “Transfer and Servicing Agreement”), by and among VERIZON OWNER TRUST 2018-A, as issuer (the “Issuer”), VERIZON ABS LLC, as depositor (the “Depositor”) and CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian; and
(2)            the INDENTURE, dated as of October 10, 2018 (the “Indenture”), by and between the Issuer and U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”) and note paying agent.
W I T N E S S E T H
WHEREAS, the parties to this Amendment desire to amend the Transfer and Servicing Agreement and the Indenture (together, the “Agreements”) to permit ten (10) days notice from the Certificateholder to the Issuer, the Servicer, the Indenture Trustee, Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”) and the Rating Agencies before a Redemption Date;
WHEREAS, Section 10.1(b) of the Transfer and Servicing Agreement provides that other than as set forth in Section 10.1(c) of the Transfer and Servicing Agreement, the Transfer and Servicing Agreement (including Appendix A) may be amended by the parties thereto, to add any provisions to, or change in any manner or eliminate any provisions of, the Transfer and Servicing Agreement or for the purpose of modifying in any manner the rights of the Noteholders under the Transfer and Servicing Agreement, with the consent of the Certificateholders, either (1) without the consent of the Noteholders if (x) the Issuer or Cellco, as administrator (the “Administrator”) delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that the amendment will not have a material adverse effect on the Noteholders, or (y) the Rating Agency Condition is satisfied with respect to such amendment or (2) if the interests of the Noteholders are materially and adversely affected, with the consent of the holders of a majority of the Note Balance of the Controlling Class;
WHEREAS, Section 9.1(b) of the Indenture provides that other than as set forth in Section 9.2 of the Indenture, the Indenture may be amended by the parties thereto (in the case of the Indenture Trustee, when directed by an Issuer Order), to add terms to, or to change or eliminate the terms of, the Indenture or to modify in any manner the rights of the Noteholders under the Indenture, without the consent of the Noteholders, if (1) the Administrator delivers to the Indenture Trustee an Officer’s Certificate stating that the amendment will not have a material adverse effect on the Notes, or (2) the Rating Agency Condition has been satisfied;
WHEREAS, Section 10.1(c) of the Transfer and Servicing Agreement and Section 9.2 of the Indenture do not apply to this Amendment; and
WHEREAS, (A) the Issuer Order referred to in Section 9.1(b) of the Indenture, (B) the Officer’s Certificate referred to in Section 11.3(a) of the Indenture and (C) the Opinion of Counsel referred to in Section 10.1(e) of the Transfer and Servicing Agreement and Section 9.3(a) of the Indenture are being delivered simultaneously herewith.

NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.      Defined Terms.  Capitalized terms used in this Amendment and not otherwise defined herein are defined in Appendix A to the Transfer and Servicing Agreement.
SECTION 2.  Amendments and Modifications to the Agreements.  As of the Effective Date (as defined below), and subject to the satisfaction of the conditions precedent set forth in Section 4 below, (i) the Transfer and Servicing Agreement is hereby amended as set forth in Exhibit A to this Amendment and (ii) the Indenture is hereby amended as set forth in Exhibit B to this Amendment, in each case, with text marked in underline indicating additions to such Agreement and with text marked in ~~strikethrough~~ indicating deletions to such Agreement.
SECTION 3.  Reference to and Effect on the Agreements.
(a)            Beginning on August 19, 2019 (the “Effective Date”) (i) the Agreements shall be and be deemed to be, modified and amended in accordance herewith and, in each case, this Amendment shall form a part of the respective terms and conditions of each of the Agreements for any and all purposes, and every Noteholder of every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and thereby, and (ii) each reference in the Agreements to “this Agreement”, “hereof”, “hereunder” or words of like import referring to an Agreement shall mean and be a reference to such Agreement, as amended by this Amendment.
(b)            The Agreements (except as specifically amended herein) shall remain in full force and effect and the Agreements are hereby ratified and confirmed in all respects by each of the applicable parties hereto.
SECTION 4.  Conditions Precedent.  This Amendment shall become effective as of the Effective Date upon (i) receipt by the parties hereto of this Amendment duly executed by the parties hereto and (ii) delivery by the Administrator of an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that this Amendment will not have a material adverse effect on the Noteholders or the Notes, as required by Section 10.1(b) of the Transfer and Servicing Agreement and Section 9.1(b) of the Indenture.
SECTION 5.  Certain Representations and Warranties.
(a)            Each of the Issuer, the Servicer, the Marketing Agent and the Depositor, hereby represents and warrants to the other parties hereto as of the date hereof that, solely with respect to itself:
(i)
the representations and warranties made by it in each of the Agreements are true and correct in all material respects both on and as of the date hereof and immediately after giving effect to this Amendment and the transactions contemplated hereby (except to the extent such representations and warranties relate solely to an earlier date and then are true and correct as of such earlier date); provided, however, in the case of a breach of a representation or warranty  described in Section 2.5 of the Transfer and Servicing Agreement, such breach shall not result in a failure of this representation to be true and correct unless such breach is not timely cured or remedied in accordance with Section 2.5 of the Transfer and Servicing Agreement;

(ii)
the execution, delivery and performance by it of this Amendment are within its organizational powers, have been duly authorized by all necessary action, and do not contravene (1) its organizational documents, (2) any Law applicable to it, (3) any contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property; and
(iii)
this Amendment, having been duly executed by each other party hereto, constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors from time to time in effect or by general principles of equity.

(b)            The Issuer hereby represents and warrants to the other parties hereto as of the date hereof that no Default, Event of Default, Amortization Event or Servicer Termination Event exists or shall occur as a result of this Amendment or the transactions contemplated hereby.
SECTION 6.  Governing Law.  THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
SECTION 7.  Submission to Jurisdiction.   Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Amendment.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
SECTION 8.  Waiver of Jury Trial.   TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
SECTION 9.  Severability.  If a part of this Amendment is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Amendment and will not affect the validity, legality or enforceability of the remaining Amendment.
SECTION 10.  Headings.  The headings in this Amendment are included for convenience and will not affect the meaning or interpretation of this Amendment.
SECTION 11.  Counterparts.  This Amendment may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.
SECTION 12.  Direction to Owner Trustee.  Pursuant to and in accordance with Section 5.6 of the Amended and Restated Trust Agreement of the Issuer, dated as of October 10, 2018, as previously amended (the “Trust Agreement”) between the Depositor and the Owner Trustee, the Administrator hereby directs the Owner Trustee to execute and deliver this Amendment as Owner Trustee, and on behalf of the Issuer.  The Administrator hereby certifies and confirms that (a) it has reviewed and approved of this Amendment and the amendments to the Agreements; (b) this direction and such action by the Owner Trustee pursuant to this direction are not contrary to any obligation of the Issuer or the Owner Trustee under, and are consistent with, permitted by and in compliance with the Trust Agreement, and all of the other relevant documents contemplated by the Trust Agreement; (c) the Owner Trustee shall not be liable for the action taken by it in accordance with this Amendment; (d) all conditions precedent necessary for the effectiveness of this Amendment contained in the Trust Agreement and the other Agreements have been duly satisfied or waived; and (e) the Owner Trustee’s actions in accordance with this Amendment are covered by Section 7.2(a) of the Trust Agreement.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.
VERIZON OWNER TRUST 2018-A

By:  WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By: /s/ Drew Davis
Name:   Drew Davis
Title:     Vice President

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian

By: /s/ Kee Chan Sin
Name:         Kee Chan Sin
Title:              Vice President and Assistant Treasurer

VERIZON ABS LLC,
as Depositor

By: /s/ Kee Chan Sin
Name:         Kee Chan Sin
Title:              Chief Financial Officer

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Administrator (solely with respect to Section 12 of this Amendment)

By: /s/ Kee Chan Sin
Name:         Kee Chan Sin
Title:              Vice President and Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION, not in its  individual capacity but solely as Indenture Trustee (with  respect to amendments to the Indenture)

By: /s/ Matthew M. Smith
Name:  Matthew M. Smith
Title:    Vice President

EXHIBIT A

TRANSFER AND SERVICING AGREEMENT
among
VERIZON OWNER TRUST 2018-A,
as Issuer,
VERIZON ABS LLC,
as Depositor
and
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian
Dated as of October 10, 2018
(as amended)

i

Schedule A	Schedule of Initial Receivables	SA-1
Schedule B	Notice Addresses	SB-1
Appendix A	Usage and Definitions	AA-1

ii

Exhibit A	Custodian’s Security Requirements	EA-1
Exhibit B	Form of Annual Certification	EC-1
iii

TRANSFER AND SERVICING AGREEMENT, dated as of October 10, 2018 (this “Agreement”), among VERIZON OWNER TRUST 2018-A, a Delaware statutory trust, as issuer (the “Issuer”), VERIZON ABS LLC, a Delaware limited liability company, as depositor (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian (in such capacity, the “Custodian”).
BACKGROUND
In the normal course of their businesses, Cellco and the other Originators originate device payment plan agreements for various wireless devices.  In addition, the Master Trust holds certain device payment plan agreements originated by Cellco and certain other Originators.
In connection with a securitization transaction sponsored by Cellco in which the Issuer will issue Notes secured by a pool of Receivables consisting of device payment plan agreements, certain of the Originators and/or the Master Trust have transferred a pool of Receivables and related property, and any of the Originators and/or the Master Trust may from time to time transfer additional pools of Receivables and related property to the Depositor, who will transfer them to the Issuer.  The Issuer will engage the Servicer to service the Receivables.
The parties agree as follows:
ARTICLE I
USAGE AND DEFINITIONS
Section 1.1                          Usage and Definitions.  Capitalized terms used but not defined in this Agreement are defined in Appendix A.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.
ARTICLE II
TRANSFER AND ACQUISITION OF DEPOSITOR TRANSFERRED PROPERTY;
REPRESENTATIONS AND WARRANTIES
Section 2.1                          Transfers of Depositor Transferred Property.
(a)            Transfer and Absolute Assignment of Initial Receivables.  In consideration of the Issuer’s delivery to the Depositor of the Notes, the Class A Certificate and the Class B Certificate, effective on the Closing Date, the Depositor transfers and absolutely assigns to the Issuer, without recourse (other than the Depositor’s obligations under this Agreement), all of the Depositor’s right, title and interest, whether now owned or later acquired, in the Initial Receivables and the other related Depositor Transferred Property.  The Depositor certifies that the Credit Enhancement Test and the Pool Composition Tests are satisfied for the transfer and assignment of the Initial Receivables and the other related Depositor Transferred Property on the Closing Date.
(b)            Transfers and Absolute Assignments of Additional Receivables.  Subject to the satisfaction of the conditions in Section 2.1(d), effective on each Acquisition Date, in consideration of the Issuer’s distribution to the Depositor of the (i) Additional Receivables Cash

Transfer Amount for the Additional Receivables to be transferred to the Issuer on that Acquisition Date and (ii) an increase in the Class B Certificate Principal Balance in an amount equal to the excess, if any, of the Additional Receivables Transfer Amount over the Additional Receivables Cash Transfer Amount for such Additional Receivables, the Depositor will transfer and absolutely assign to the Issuer, without recourse (other than the Depositor’s obligations under this Agreement), all of the Depositor’s right, title and interest, whether then owned or later acquired, in the Additional Receivables and the other related Depositor Transferred Property.
(c)            No Assumption of Obligations.  These transfers and absolute assignments do not, and are not intended to, include any obligation of the Depositor or any Originator to the Obligors or any other Person relating to the Receivables and the other Depositor Transferred Property, and the Issuer does not assume any of these obligations.
(d)            Conditions for Transfers of Additional Receivables.  The transfer and assignment of the Additional Receivables and the other related Depositor Transferred Property on each Acquisition Date will be subject to the satisfaction of the following conditions on or before such Acquisition Date:
(i)            Transfer Notice.  At least two (2) Business Days before the applicable Acquisition Date, the Administrator shall deliver to the Issuer and the Indenture Trustee a Transfer Notice for the Additional Receivables to be transferred and absolutely assigned on that Acquisition Date, which will specify the Additional Receivables Transfer Amount and attach or include therewith the Schedule of Receivables;
(ii)            Satisfaction of Tests.  After giving effect to the transfer and assignment of the Additional Receivables by the Depositor to the Issuer, (A) the Credit Enhancement Test is satisfied and (B) the Receivables, in the aggregate, owned by the Issuer, excluding any Temporarily Excluded Receivables, satisfy each of the Pool Composition Tests under Section 3.5(b); and
(iii)            Depositor’s Certifications.  The Depositor certifies that:
(A)
as of such Acquisition Date, (1) the Depositor is Solvent and will not become insolvent as a result of the transfer and assignment of the Additional Receivables on the Acquisition Date, (2) the Depositor does not intend to incur or believe that it would incur debts that would be beyond the Depositor’s ability to pay as they matured and (3) the transfer and assignment of the Additional Receivables is not made by the Depositor with actual intent to hinder, delay or defraud any Person;

(B)
each of the representations and warranties made by the Depositor under Sections 2.4(a) and 2.4(b), in each case, solely with respect to the related Additional Receivables, will be true and correct as of the Acquisition Date; and

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(C)
all conditions to the transfer and assignment of the related Additional Receivables by the Originators to the Depositor under Section 2.1(d) of the Originator Receivables Transfer Agreement and by the Master Trust to the Depositor under Section 2.1(d) of the Master Trust Receivables Transfer Agreement, as applicable, have been satisfied.

The delivery by the Administrator, on behalf of the Depositor, of the Transfer Notice will be considered a certification by the Depositor that the conditions set forth in this Section 2.1(d) have been satisfied or will be satisfied on the Acquisition Date.
Section 2.2                          Acknowledgement of Further Assignments.  The Depositor acknowledges that, under the Indenture, the Issuer will assign and pledge the Depositor Transferred Property and related property and rights to the Indenture Trustee for the benefit of the Secured Parties.
Section 2.3                          Savings Clause.  The Depositor and the Issuer intend that each transfer and assignment under this Agreement be an absolute transfer and assignment of the Depositor Transferred Property, conveying good title to the Depositor Transferred Property free and clear of any Lien, other than Permitted Liens, from the Depositor to the Issuer.  The Depositor and the Issuer intend that the Depositor Transferred Property not be a part of the Depositor’s estate if there is a bankruptcy or insolvency of the Depositor.  If, despite the intent of the Depositor and the Issuer, a transfer and assignment of Depositor Transferred Property under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute transfer and assignment, the Depositor Grants to the Issuer a security interest in the Depositor’s right, title and interest in the Depositor Transferred Property to secure a loan in an amount equal to all amounts payable by the Depositor under this Agreement, all amounts payable as principal of or interest on the Notes, all amounts payable as Servicing Fees under this Agreement and all other amounts payable by the Issuer under the Transaction Documents.  In that case, this Agreement will be a security agreement under Law and the Issuer will have the rights and remedies of a secured party and creditor under the UCC.
Section 2.4                          Representations and Warranties About Depositor Transferred Property.
(a)            Representations and Warranties About Pool of Receivables.  The Depositor makes the following representations and warranties about the pool of Receivables on which the Issuer is relying in acquiring the Depositor Transferred Property.  The representations and warranties are made as of the Closing Date (for the Initial Receivables) and as of each Acquisition Date (for the related Additional Receivables) and will survive the transfer and absolute assignment of the Depositor Transferred Property by the Depositor to the Issuer under this Agreement and the pledge of the Depositor Transferred Property by the Issuer to the Indenture Trustee under the Indenture.
(i)            Valid Transfer and Assignment.  This Agreement evidences a valid transfer and absolute assignment of the Depositor Transferred Property from the Depositor to the Issuer, enforceable against creditors of, purchasers from and transferees and absolute assignees of the Depositor.
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(ii)            Good Title to Depositor Transferred Property.  Immediately before the transfer and absolute assignment under this Agreement, the Depositor has good title to the Depositor Transferred Property free and clear of any Lien, other than Permitted Liens, and, immediately after the transfer and absolute assignment under this Agreement, the Issuer will have good title to the Depositor Transferred Property, free and clear of any Lien, other than Permitted Liens.
(iii)            Security Interest in Depositor Transferred Property.
(A)
This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Depositor Transferred Property in favor of the Issuer, which is prior to any Lien, other than Permitted Liens, and is enforceable against all creditors of, purchasers from and transferees and absolute assignees of the Depositor.

(B)
All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority, validly perfected ownership and security interest in the Originator Transferred Property and the Master Trust Transferred Property, to give the Issuer a first priority, validly perfected ownership and security interest in the Depositor Transferred Property and to give the Indenture Trustee a first priority perfected security interest in the Collateral, will be made within ten (10) days after the Closing Date or the related Acquisition Date, as applicable.

(C)
All financing statements filed or to be filed against the Depositor in favor of the Issuer describing the Depositor Transferred Property transferred under this Agreement will contain a statement to the following effect:  “A purchase, absolute assignment or transfer of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Assignee.”

(D)
The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Depositor Transferred Property other than the financing statements relating to the security interest Granted to the Depositor under the Receivables Transfer Agreements, by the Depositor to the Issuer under this Agreement or by the Issuer to the Indenture Trustee under the Indenture, or that has been terminated.

(b)            Representations and Warranties About Security Interest.  If the transfer and absolute assignment of the Depositor Transferred Property under this Agreement is determined to be a pledge relating to a financing or is determined not to be a transfer and absolute assignment, the Depositor makes the following representations and warranties on which the Issuer is relying in acquiring the Depositor Transferred Property, which representations and warranties are made
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as of the Closing Date or as of the related Acquisition Date, as applicable, will survive termination of this Agreement and may not be waived by the Issuer or the Indenture Trustee:
(i)            Valid Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Depositor Transferred Property in favor of the Issuer, which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of, purchasers from and transferees and absolute assignees of the Depositor.
(ii)            Type.  Each Receivable is (A) if the Receivable is not secured by the related Device, an “account” or “payment intangible,” or (B) if the Receivable is secured by the related Device, “chattel paper,” in each case, within the meaning of the applicable UCC.
(iii)            Good Title.  Immediately before the transfer and absolute assignment under this Agreement, the Depositor owns and has good title to the Depositor Transferred Property free and clear of all Liens, other than Permitted Liens.  The Depositor has received all consents and approvals required by the terms of the Depositor Transferred Property to Grant to the Issuer its right, title and interest in the Depositor Transferred Property, except to the extent the requirement for consent or approval is extinguished under the applicable UCC.
(iv)            Filing Financing Statements.  The Depositor has caused, or will cause within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law to perfect the security interest Granted in the Depositor Transferred Property to the Issuer under this Agreement.  All financing statements filed or to be filed against the Depositor in favor of the Issuer under this Agreement describing the Depositor Transferred Property will contain a statement to the following effect: “A purchase, absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”
(v)            No Other Transfer, Grant or Financing Statement.  Other than the security interest Granted to the Issuer under this Agreement, the Depositor has not transferred or Granted a security interest in any of the Depositor Transferred Property.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any of the Depositor Transferred Property, other than financing statements relating to the security interest Granted to the Issuer.  The Depositor is not aware of any judgment or tax Lien filings against it.
Section 2.5                          Originators’ Reacquisition and Servicer’s Acquisition of Receivables for Breach of Representations.
(a)            Representations and Warranties from Receivables Transfer Agreements.  Each Originator and the Servicer, severally has made, as of the Closing Date, and each Originator or the Servicer, as applicable, severally will make, as of each Acquisition Date, the Eligibility
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Representation about the Receivables transferred and absolutely assigned by such Originator or the Master Trust, respectively, on that date, and has consented to the transfer by the Depositor to the Issuer of the Depositor’s rights to such Eligibility Representation.  The Issuer is relying on each applicable Originator’s or the Servicer’s Eligibility Representation in acquiring the Receivables, which Eligibility Representation will survive the transfer and absolute assignment of the Receivables by the Depositor to the Issuer under this Agreement and the pledge of the Receivables to the Indenture Trustee under the Indenture.
(b)            Reacquisition or Acquisition.  Under Section 2.1(a), the Depositor has transferred and absolutely assigned to the Issuer the Depositor’s rights under the Receivables Transfer Agreements, including the right to require (i) an Originator to reacquire any Receivables transferred and absolutely assigned by it under the Originator Receivables Transfer Agreement or (ii) the Servicer to acquire any Receivable transferred and absolutely assigned by the Master Trust under the Master Trust Receivables Transfer Agreement, in each case, for which such party has made the Eligibility Representation if, in each case, there is a breach of such Eligibility Representation, such breach is not cured and such breach results in a material adverse effect on the Issuer.  If any Originator or the Servicer breaches the Eligibility Representation made by it with respect to any Receivable transferred by such Originator or the Master Trust, respectively, to the Depositor, such breach is not cured and such breach has a material adverse effect on the Issuer, then the Depositor will enforce such Originator’s or the Servicer’s obligation, as applicable, to reacquire or acquire, respectively, any such Receivable transferred and absolutely assigned by it to the Depositor for which the Eligibility Representation was breached pursuant to Section 3.4 of the applicable Receivables Transfer Agreement.
(c)            Reacquisition or Acquisition Sole Remedy.  The sole remedy of the Depositor, the Issuer or the Indenture Trustee for a breach of any Eligibility Representation is to require the related Originator or the Servicer, as applicable, to reacquire or acquire, respectively, the Receivable under Section 3.4 of the applicable Receivables Transfer Agreement.
Section 2.6                          Originators’ Reacquisition or Servicer’s Acquisition of Bankruptcy Surrendered Receivables.
(a)            Reacquisition or Acquisition.  Under Section 2.1(a), the Depositor has transferred and absolutely assigned to the Issuer the Depositor’s rights under the Receivables Transfer Agreements, including the right to require (i) an Originator to reacquire any Receivables transferred and absolutely assigned by it under the Originator Receivables Transfer Agreement or (ii) the Servicer to acquire any Receivable transferred and absolutely assigned by the Master Trust under the Master Trust Receivables Transfer Agreement, in each case, when such Receivable becomes a Bankruptcy Surrendered Receivable.  If any Receivable becomes a Bankruptcy Surrendered Receivable, the Depositor will enforce such Originator’s or the Servicer’s obligation, as applicable, to reacquire or acquire, respectively, any such Receivable transferred and absolutely assigned by it to the Depositor pursuant to Section 4.8 or 4.7, respectively, of the applicable Receivables Transfer Agreement.
(b)            Reacquisition or Acquisition Sole Remedy.  If a Receivable becomes a Bankruptcy Surrendered Receivable, the sole remedy of the Depositor, the Issuer or the Indenture Trustee is to require the related Originator or the Servicer, as applicable, to reacquire or acquire,
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respectively, the Bankruptcy Surrendered Receivable under Section 4.8 or 4.7, respectively, of the applicable Receivables Transfer Agreement.
ARTICLE III
SERVICING OF RECEIVABLES
Section 3.1                          Engagement.  The Issuer engages Cellco as the Servicer of the Receivables for the Issuer and the Indenture Trustee, and Cellco accepts this engagement.
Section 3.2                          Servicing of Receivables.
(a)            General Servicing Obligations.  The Servicer will manage, service, administer and collect on the Receivables with reasonable care using that degree of skill and attention that the Servicer exercises for all comparable device payment plan agreement receivables that it services for itself or others according to the Servicing Procedures.  Without limiting the generality of the foregoing, the Servicer’s obligations will include:
(i)            collecting and applying all payments made on, or credits applied to, the Receivables and any other amounts received related to the Depositor Transferred Property;
(ii)            investigating delinquencies;
(iii)            sending invoices and notices and responding to inquiries of Obligors;
(iv)            processing requests for extensions, modifications and adjustments;
(v)            administering payoffs, prepayments, defaults and delinquencies;
(vi)            maintaining accurate and complete accounts and receivables systems for servicing the Receivables;
(vii)            providing to the Custodian copies, or access to, any documents that modify or supplement information in the Receivable Files; and
(viii)            preparing and providing Monthly Investor Reports and any other periodic reports required to be prepared by the Servicer under this Agreement or any other Transaction Document.
(b)            Collection of Payments; Extensions and Amendments.  The Servicer shall take, or cause to be taken, all actions necessary or advisable to collect each Receivable in accordance with this Agreement and the Servicing Procedures using commercially reasonable care and diligence and in any event, with no less care or diligence than the Servicer exercises in collecting other similar receivables or obligations owed to it and its Affiliates.  All payments remitted by an Obligor to the Servicer in respect of a Receivable, any release of a security deposit, and any application of a Credit granted to a customer by Verizon Wireless (other than applications of payments and credits granted to an Obligor under a Receivable in respect of cancellations, prepayments, invoicing errors or in connection with an Upgrade Offer as described under Section
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3.12(b)) will be applied to the related account by the Servicer based on invoice aging, so that such amounts are applied to the oldest invoiced balances first, then the second oldest invoiced balances, etc., and finally to current billing amounts, in each case, in the order described below:
•	late fees;
•
service and all other charges, including, but not limited to, insurance premium payments and purchases (including accessories) billed to the account, other than amounts due under any device payment plan agreement, including any Receivable; and

•
any amounts related to any device payment plan agreements, including Receivables, which, in the case of multiple device payment plan agreements related to a single account, will be applied in the order in which such device payment plan agreements were originated with the most recent device payment plan agreement being paid last.

Notwithstanding anything to the contrary in any other Transaction Document, the process for application of payments remitted by an Obligor to the Servicer in respect of a Receivable, releases of security deposits, and applications of Credits granted to an Obligor under a Receivable by Verizon Wireless (other than those credits granted to an Obligor in respect of an Upgrade Offer as described under Section 3.12(b)) described in the bullet points above may be changed at any time in the sole discretion of the Servicer, as long as any change in such application of any such amounts applicable to the Receivables (i) is also applicable to any device payment plan agreements that the Servicer services for itself and others and (ii) so long as Cellco is the Servicer, does not have a material adverse effect on the Noteholders.  In addition, the Servicer may waive late payment charges or other fees that may be collected in the ordinary course of servicing a Receivable.  The Servicer may grant extensions, refunds, rebates or adjustments on any Receivable or amend any Receivable according to the Servicing Procedures.  However, if the Servicer (i) grants payment extensions resulting in the final payment date of the Receivable being later than the Collection Period immediately preceding the Final Maturity Date for the latest maturing Class of Notes, (ii) cancels a Receivable or reduces or waives (including with respect to any Upgrade Offer) the remaining Principal Balance under a Receivable or any portion thereof and/or as a result, the monthly payments due thereunder, or (iii) modifies, supplements, amends or revises a Receivable to grant the Obligor under such Receivable a contractual right to upgrade the related Device, it will acquire the affected Receivable solely as described under Section 3.3, unless it is required to take the action by Law.  In addition, if the Marketing Agent or the Servicer (x) applies a payment or grants a credit to an Obligor with respect to cancellations, prepayments or invoicing errors the Servicer may apply such credits either directly to the applicable device payment plan agreement or in accordance with its customary payment application procedures set forth above and (y) applies a payment or grants a credit to an Obligor under a Receivable in connection with an Upgrade Offer as set forth in Section 3.12(b), the Servicer will apply such credits directly to the applicable device payment plan agreement and will not apply such credits in accordance with its customary payment application procedures set forth above.
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(c)            Maintenance of Security Interests in the Receivables.  The Servicer will maintain perfection of the security interest of the Issuer and the Indenture Trustee in each Receivable.
(d)            No Impairment.  The Servicer will not impair in any material respect the rights of the Issuer or the Noteholders in any Receivable except as permitted by this Agreement.
(e)            Assignment for Enforcement.  Effective as of the related Cutoff Date, the Receivables are assigned to the Servicer solely for the purpose of permitting the Servicer to perform its servicing and administrative obligations under this Agreement, including the start or pursuit of or participation in a legal proceeding to enforce its rights or remedies with respect to a Receivable or such other Proceeding otherwise related to a Receivable.  If in a legal proceeding it is held that the Servicer may not enforce its rights or remedies with respect to a Receivable on the grounds that it is not a real party in interest or a holder entitled to enforce rights or remedies with respect to the Receivable, the Issuer will, at the Servicer’s expense and direction, assign the Receivable to the Servicer solely for that purpose or take steps to enforce its rights and remedies with respect to the Receivable, including bringing suit in the names of the Indenture Trustee, the Noteholders and the Issuer.
(f)            Powers of Attorney.  The Issuer appoints the Servicer as the Issuer’s attorney-in-fact, with full power of substitution to exercise all rights of the Issuer for the servicing and administration of the Receivables.  This power of attorney, and all authority given, under this Section 3.2(f) is revocable and is given solely to facilitate the performance of the Servicer’s obligations under this Agreement and may only be used by the Servicer consistent with this Agreement.  On request of the Servicer, the Issuer will furnish the Servicer with written powers of attorney and other documents to enable the Servicer to perform its obligations under this Agreement.
(g)            Release Documents.  The Servicer is authorized to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee and the Noteholders any documents of satisfaction, cancellation, partial or full release or discharge, and other comparable documents, for the Receivables.
(h)            Enforcement of Receivables Under an Upgrade Offer.  If an Obligor accepts an Upgrade Offer with respect to a Receivable but fails to satisfy the required terms and conditions related to such Upgrade Offer, the Servicer agrees to (i) not waive any amounts due by such Obligor under the related Receivable and pursue its Servicing Procedures against such Obligor in respect of the related Receivable until all amounts due under the related Receivable are received and (ii) enforce, on behalf of the Issuer, any rights and obligations under the related Receivable.
Section 3.3                          Servicer’s Acquisition of Receivables.
(a)            Acquisition for Servicer Modifications.  If extensions, modifications, amendments, cancellations or waivers of Receivables or any terms thereof are made that would require such Receivables to be acquired under Section 3.2(b), the Servicer will acquire all such Receivables as set forth in Section 3.3(d).
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(b)            Acquisition for Breach of Servicer’s Obligations.  If a Responsible Person of the Servicer receives written notice from the Depositor, the Issuer, the Owner Trustee or the Indenture Trustee of a breach of the Servicer’s obligations in Section 3.2(c) or (d), and the Servicer fails to correct such failure or impairment in all material respects by the end of the second month following the month in which the Servicer received such written notice, the Servicer will acquire all Receivables with respect to which such breach was not so cured as set forth in Section 3.3(d).
(c)            Acquisition for System Limitation or Inability to Service.  If the Servicer, in its sole discretion, determines that as a result of a receivables systems error or receivables systems limitation or for any other reason the Servicer is unable to service a Receivable according to the Servicing Procedures and the terms of this Agreement, the Servicer may acquire the relevant Receivable as set forth in Section 3.3(d).
(d)            Acquisition of Receivables; Payment of Acquisition Amount.  For any acquisition of a Receivable by the Servicer under this Section 3.3, the Servicer will acquire the Receivable by remitting the related Acquisition Amount on or prior to the second Business Day before the next Payment Date.  If Cellco is the Servicer, it may pay any Acquisition Amounts according to Section 4.3(c).
(e)            Transfer and Assignment of Acquired Receivables.  When the Servicer’s payment of the Acquisition Amount for a Receivable is included in Available Funds for a Payment Date, the Issuer will be deemed to have transferred and assigned to the Servicer, effective as of the last day of the Collection Period immediately preceding the related Collection Period, all of the Issuer’s right, title and interest in the Receivable and all security and documents relating to the Receivable.  The transfer and assignment will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivable free and clear of any Lien, other than Permitted Liens.  After the transfer and assignment, the Servicer will mark its receivables systems to indicate that the receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Receivable free from any Lien of the Issuer or the Indenture Trustee.
(f)            No Obligation to Investigate.  None of the Issuer, the Owner Trustee, the Indenture Trustee (including in its capacity as Successor Servicer hereunder), the Sponsor, the Marketing Agent, the Depositor, the Parent Support Provider, the Administrator or the Servicer will be obligated to investigate whether a breach or other event has occurred that would require the acquisition of any Receivable under this Section 3.3 or whether any Receivables are otherwise required to be acquired under this Section 3.3.
(g)            Acquisition is Sole Remedy.  The sole remedy of the Issuer, the Indenture Trustee, the Owner Trustee, and the Secured Parties for any extension, modification, amendment, cancellation or waiver of a Receivable or any terms thereof under Section 3.2(b) or a breach of the covenants made by the Servicer in Section 3.2(c) or (d) is the Servicer’s acquisition of the Receivables, as described under this Section 3.3.
Section 3.4                          Sale of Written-Off Receivables.  The Servicer may sell to any third party a Receivable that has been written off.  Proceeds of any sale allocable to the Written-Off
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Receivable will be Recoveries.  Any Recoveries will be paid to the Servicer as Supplemental Servicing Fees and will not be a part of Available Funds.  If the Servicer elects to sell a Written-Off Receivable, the Receivable will be deemed to have been transferred and assigned by the Issuer to the Servicer immediately before the sale by the Servicer.  After the sale, the Servicer will mark its receivables systems to indicate that the Written-Off Receivable sold is no longer a Receivable and may take any action necessary or advisable to transfer the receivable free from any Lien of the Issuer or the Indenture Trustee.
Section 3.5                          Servicer Reports and Compliance Statements.
(a)            Monthly Investor Report.
(i)            On or about the 15th day of each month, and in no case later than at least two (2) Business Days before each Payment Date, the Servicer will deliver to the Depositor, the Indenture Trustee, the Owner Trustee, the Note Paying Agent, the Cap Counterparty, the Rating Agencies and the Administrator a servicing report (the “Monthly Investor Report”) for that Payment Date and the related Collection Period.  The Monthly Investor Report will include (i) an Acquisition Date Supplement if the Collection Period includes an Acquisition Date and (ii) a statement as to whether or not a Delinquency Trigger has occurred in respect of the related Collection Period, together with reasonably detailed calculations thereof.  A Responsible Person of the Servicer will certify that the information in the Monthly Investor Report is accurate in all material respects.  The Monthly Investor Report will also be posted on the Indenture Trustee’s password protected website located at https://pivot.usbank.com.
(ii)            The Sponsor, in its capacity as Servicer, will include information about the pool of Initial Receivables and the disclosure required by Section 246.4(c)(1)(ii) of the U.S. Credit Risk Retention Rules in the Monthly Investor Report for the first Payment Date, which Monthly Investor Report will also be included in the Distribution Report on Form 10-D filed with the Commission for the related Collection Period.
(b)            Credit Enhancement and Pool Composition Tests.  On or before each Payment Date and each Acquisition Date, the Servicer will determine whether the pool of Receivables to be held by the Issuer as of the related Cutoff Date, including any Additional Receivables to be acquired, satisfies the Credit Enhancement Test and each Pool Composition Test.  If the pool of Receivables does not satisfy all of the Pool Composition Tests, the Administrator may identify Receivables in the pool as Temporarily Excluded Receivables so that the remaining Receivables in the pool will satisfy all of the Pool Composition Tests; provided, that the Administrator may only deem Receivables to be Temporarily Excluded Receivables if the Overcollateralization Target Amount is reached as of the close of business on such date of determination, without taking into account the Temporarily Excluded Receivables.  In addition, the Principal Balance of any Temporarily Excluded Receivables will be subtracted from the Adjusted Pool Balance for purposes of calculating the Credit Enhancement Test.  The Servicer will state on the Acquisition Date Supplement for each Collection Period for which there is an Acquisition Date the aggregate Principal Balance of the Receivables deemed Temporarily Excluded Receivables.  For the avoidance of doubt, Collections on Temporarily Excluded Receivables (solely during the time that they are Temporarily Excluded Receivables) will not constitute Available Funds and, up to
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the amount of the Temporarily Excluded Receivables Servicing Fee will be distributed to the Servicer, and any remaining amounts will be deposited into the Certificate Distribution Account for distribution to the Certificateholders in the priority set forth in Section 4.1(b) of the Trust Agreement.  The Administrator may, at its sole option, designate Receivables that were deemed Temporarily Excluded Receivables on any prior date to no longer be deemed Temporarily Excluded Receivables as long as after such designation by the Administrator, all of the Pool Composition Tests either will remain satisfied or will not be adversely affected.
(c)            Amortization Events.  In connection with the preparation of each Monthly Investor Report, the Servicer will review the Amortization Events and determine whether an Amortization Event occurred during the Collection Period immediately preceding the related Collection Period (after giving effect to any acquisition of Additional Receivables during such Collection Period), and the Monthly Investor Report shall indicate whether or not an Amortization Event has occurred.
(d)            Remittance Reports.  For as long as the Servicer and the Marketing Agent are depositing Collections pursuant to Section 4.3(b)(ii) and depositing any required Upgrade Payments within two (2) Business Days after the identification that all of the terms and conditions related to such Upgrade Offer have been satisfied by the related Obligor, the Servicer will provide a written report (which may be electronically submitted) to the Indenture Trustee and the Note Paying Agent on each such deposit or remittance date setting forth (x) the aggregate dollar amount deposited or remitted into the Collection Account by the Servicer, the Marketing Agent or an Originator on such date, (y) the aggregate dollar amount of Collections deposited by the Servicer on such date and (z) the aggregate number of Annual Upgrade Offers accepted since the deposit or remittance date immediately preceding the related deposit or remittance date, and the aggregate amount of Upgrade Payments remitted by the Marketing Agent or an Originator on such date.
(e)            Notice of Secured Receivables. The Servicer will provide notice to the Rating Agencies if the Originators or the Master Trust begin to include Receivables that are secured by the underlying Device as Additional Receivables.
Section 3.6                          Review of Servicer’s Records.  The Servicer will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, the Servicer will give the Issuer, the Depositor, the Parent Support Provider, the Administrator, the Owner Trustee and the Indenture Trustee (or their representatives) access to the records and documents to conduct a review of the Servicer’s performance under this Agreement.  Any access or review will be conducted by all parties at the same time at the Servicer’s offices during its normal business hours at a time reasonably convenient to the Servicer and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Servicer’s security, confidentiality and privacy policies and any regulatory, legal and data protection policies.  Notwithstanding the foregoing, the permissive right of the Indenture Trustee to access or review any records of the Servicer shall not be deemed to be an obligation of the Indenture Trustee to do so.
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Section 3.7                          Servicer’s Authorized and Responsible Persons.  On or before the Closing Date, the Servicer will notify the Indenture Trustee and the Owner Trustee and provide a specimen signature of each Person who (a) is authorized to give instructions and directions to the Indenture Trustee and the Owner Trustee on behalf of the Servicer and (b) is a Responsible Person for the Servicer.  The Servicer may change such Persons at any time by notifying the Indenture Trustee and the Owner Trustee.
Section 3.8                          Servicer’s Fees.  As compensation for performing its obligations under this Agreement, the Servicer will be paid the Servicing Fee.  On each Payment Date, the Issuer will pay the Servicing Fee to the Servicer according to Section 8.2 of the Indenture.  In addition, the Servicer may retain any Supplemental Servicing Fees.  The Servicer will also receive the Temporarily Excluded Receivables Servicing Fee on each Payment Date, which will be payable solely from Collections on the Temporarily Excluded Receivables, as set forth in Section 3.5(b).
Section 3.9                          Servicer’s Expenses.  Except as otherwise stated in this Agreement, the Servicer will pay all its expenses for servicing the Receivables under this Agreement, including fees and expenses of legal counsel and independent accountants, taxes imposed on the Servicer and expenses to prepare reports, certificates or notices under this Agreement.
Section 3.10                          Custodian.
(a)            Appointment of Custodian.  To reduce administrative costs and facilitate the servicing of the Receivables by the Servicer, the Issuer appoints Cellco, in its capacity as the Servicer, to act as the Custodian of the Receivables for the Issuer and the Indenture Trustee (for the benefit of the Secured Parties), as their interests may appear.  Cellco accepts the appointment and agrees to perform the custodial obligations in this Section 3.10.
(b)            Custody of Receivable Files.  The Custodian will hold and maintain in custody the following documents for each Receivable (the “Receivable File”) for the benefit of the Issuer and the Indenture Trustee, using reasonable care and according to the Servicing Procedures:
(i)            the original Receivable (or an imaged copy of such Receivable) or an authoritative copy of the Receivable, if in electronic form; and
(ii)            all other documents, notices and correspondence relating to the Receivable or the Obligor that the Servicer generates in the course of servicing the Receivable.
Except as stated above, any document in a Receivable File may be a photocopy or in electronic format or may be converted to electronic format at any time.  The Custodian will hold and maintain the Receivable Files, including any receivables systems on which the Receivable Files are electronically stored, in a manner that will permit the Servicer and the Issuer to comply with this Agreement and the Indenture Trustee to comply with the Indenture.
(c)            Delivery of Receivable Files.  The Receivable Files are or will be constructively delivered to the Indenture Trustee, as pledgee of the Issuer under the Indenture, and the Custodian confirms to the Issuer and the Indenture Trustee that it has received the Receivable Files for the Initial Receivables and, by its delivery (in its capacity as Servicer) to the Issuer and the Indenture Trustee of an Acquisition Date Supplement, will be deemed to confirm to the
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Issuer and the Indenture Trustee that it has received the Receivable Files for the Additional Receivables.  No initial review or any periodic review of the Receivable Files by the Issuer, the Owner Trustee or the Indenture Trustee is required.
(d)            Location of Receivable Files.  The Custodian will maintain the Receivable Files (or access to any Receivable Files stored in an electronic format) at one of its offices or the offices of one of its custodians in the United States.  On request of the Depositor, the Issuer and the Indenture Trustee, the Custodian will provide a list of locations of the Receivable Files.
(e)            Access to Receivable Files.  The Custodian will give the Servicer access to the Receivable Files and, on request of the Servicer, the Custodian will promptly release any document in the Receivable Files to the Servicer for purposes of servicing the Receivables.  The Custodian will give the Depositor, the Issuer and the Indenture Trustee access to the Receivable Files and the receivables systems to conduct a review of the Receivables.  Any access or review will be conducted at the Custodian’s offices during normal business hours at a time reasonably convenient to the Custodian in a manner that will minimize disruption of its business operations.  Any access or review will be subject to the Custodian’s legal, regulatory, confidentiality, privacy and data protection policies.  Attached hereto as Exhibit A is a copy of the Custodian’s security requirements in effect on the date of this Agreement.
(f)            Effective Period and Termination.  Cellco’s appointment as custodian is effective as of the Initial Cutoff Date and will continue until the later of (i) the date on which all obligations of the Issuer have been paid in full and (ii) the date on which such appointment is terminated under this Section 3.10(f).  If the Servicer resigns under Section 7.1 or is terminated under Section 7.2, the Servicer’s appointment as custodian under this Agreement may be terminated in the same manner as the Servicer may be terminated under Section 7.2.  As soon as practicable after any termination of its appointment as custodian and subject to the legal, regulatory, confidentiality, privacy and data protection policies of the Custodian and Cellco, the Custodian will deliver the Receivable Files to the Indenture Trustee or its designee or successor custodian at a place designated by the Indenture Trustee.  All reasonable expenses of transferring the Receivable Files to the designee or successor custodian will be paid by the terminated custodian on receipt of an invoice in reasonable detail.
(g)            No Agency.  Neither the Custodian nor the Servicer shall be deemed to be an agent of the Indenture Trustee, and the Indenture Trustee shall have no liability for the acts or omissions of the Custodian or the Servicer.
Section 3.11                          Marketing Agent.
(a)            Appointment of Marketing Agent.  The Issuer and the Servicer appoint Cellco to act as Marketing Agent for the Receivables.  Cellco accepts the appointment and agrees to perform its obligations set forth in this Agreement.
(b)            Duties of the Marketing Agent.  The Marketing Agent will be required to remit, or to cause the related Originator to remit, to the Collection Account the amounts set forth in Sections 4.3(g), (h) and (i).
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(c)            Fees and Expenses of the Marketing Agent.  Fees and expenses, if any, of the Marketing Agent will be paid by the Originators, as separately agreed to under the Marketing Agent Agency Agreement.
(d)            Covenants of the Marketing Agent.  The Marketing Agent will not (i) make any Upgrade Offers that waive any obligations of an Obligor under the related device payment plan agreement, (ii) eliminate the obligation of Verizon Wireless to pay off a device payment plan agreement if an Obligor satisfies the related terms and conditions thereof, or (iii) eliminate or impair any third party beneficiary rights of an assignee under an Upgrade Offer, including the right of such assignee to enforce Verizon Wireless’ payment obligation under any Upgrade Offer.
Section 3.12                          Termination of Upgrade Programs; Credits Related to Upgrade Programs.
(a)            To the extent any Upgrade Offer has not been terminated and an Obligor satisfies all of the terms and conditions of such Upgrade Offer in respect of a Receivable, and (i) the Marketing Agent fails to make, or to cause the related Originator to make, the required Upgrade Payment into the Collection Account as set forth in Section 4.3(g) and (ii) the Parent Support Provider fails to make any required Upgrade Payments as set forth in Section 1 of the Parent Support Agreement, the Servicer and the Marketing Agent shall terminate all Upgrade Offers within ten (10) Business Days after the date the Parent Support Provider received notice from the Indenture Trustee that an Upgrade Payment was due under Section 1 of the Parent Support Agreement.
(b)            If the Marketing Agent, the relevant Originator and the Parent Support Provider fail to make such Upgrade Payments with respect to an Upgrade Offer, (i) the Servicer shall deliver the notice to Obligors pursuant to Section 3.13 with respect to such Obligors’ recoupment rights against Verizon Wireless, and (ii) notwithstanding any failure to deliver such notice, (x) if Cellco is still the Servicer, the Servicer shall give a monthly credit to the Obligor against amounts owing with respect to the new device payment plan agreement resulting from the Upgrade Offer, in an amount equal to the amount due that month under the original device payment plan agreement that is a Receivable, or (y) if Cellco is no longer the Servicer, Cellco, (1) if required, shall give such monthly credit to the Obligor only if Cellco has received notice from the Servicer that the Obligor has paid the amount due in the prior month under the original device payment plan agreement that is a Receivable, and (2) shall cooperate with any Successor Servicer to properly bill and credit such Obligor’s account with respect to the Receivable and the new device payment plan agreement related to the Upgrade Offer.  Any such monthly credit granted to an Obligor shall be applied directly against the monthly payment due on the new device payment plan agreement and will not be applied in accordance with the Servicer’s customary payment application procedures pursuant to its Servicing Procedures, if different.  For the avoidance of doubt, if during such time as Cellco is no longer the Servicer, an Obligor remits the full amount due under the related new device payment plan agreement, but does not make a payment to the new Servicer for the original device payment plan agreement, a portion of such amount equal to the amount of the monthly credit granted to such Obligor resulting from the Upgrade Offer in respect of the original device payment plan agreement that is a Receivable shall be paid by Cellco to the new Servicer.  In such case, to the extent that all other amounts owed on the related account are current, the Servicer will not consider such account or payments under the new device payment plan agreement to be Delinquent.  In addition, regardless of whether Cellco
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continues to be the Servicer of any Receivable for which the terms and conditions of an Upgrade Offer (other than the requirement that the Marketing Agent remit, or cause the related Originator to remit, an Upgrade Payment for such Receivable) were satisfied by the related Obligor and for which the Marketing Agent, the related Originator and the Parent Support Provider failed to make the related Upgrade Payment, Cellco shall remit any Collections received on such Receivable to the Collection Account in the time period in which it would have been otherwise obligated to do so.
Section 3.13                          Notices to Obligors.
Within ten (10) days following the earlier to occur of (i) a ratings downgrade by each of the Rating Agencies of Verizon to below investment grade, or (ii) a Servicer Termination Event, the Servicer will send a notice to all Obligors indicating (a) that their Receivables have been assigned to the Issuer, and (b)(x) if Cellco has not been removed as Servicer, that the Obligors shall continue to make their payments as they had previously, or (y) if Cellco has been removed as Servicer, the name of the Successor Servicer and any new instructions with respect to their payments.  In addition, if the Servicer Termination Event was as a result of the failure of the Marketing Agent to satisfy its obligation to make, or to cause the related Originators to make, required Upgrade Payments pursuant to Section 7.2(a)(i)(y), then Cellco shall also send a notice to (i) all Obligors who have a continuing right to an upgrade, indicating that Cellco has recently failed to make the necessary prepayments with respect to one or more of its customers in connection with an Upgrade Offer, and that if any Obligor chooses to upgrade and Cellco fails to make the related Upgrade Payment with respect to them, such Obligor will still be required to make payments on his or her original device payment plan agreement, but that such Obligor will have a corresponding recoupment right against his or her new device payment plan agreement with Verizon Wireless, and (ii) all Obligors who had initiated upgrades under an Upgrade Offer, indicating that Cellco had failed to make the relevant Upgrade Payment, and stating that such Obligors will continue to have an obligation to make payments on their original device payment plan agreements, but will have a corresponding right of recoupment against their new device payment plan agreements with Verizon Wireless.
ARTICLE IV
ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS
Section 4.1                          Bank Accounts.
(a)            Establishment of Bank Accounts.  On or before the Closing Date, the Servicer will establish the following segregated accounts or subaccounts at a Qualified Institution (initially the corporate trust department of U.S. Bank National Association), each in the name of “U.S. Bank National Association, as Note Paying Agent for the benefit of the Indenture Trustee, as secured party for Verizon Owner Trust 2018-A”, to be designated as follows:
(i)            “Collection Account” with account number 275176000;
(ii)            “Reserve Account” with account number 275176001;
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(iii)            “Acquisition Account,” as a subaccount of the Collection Account, with account number 275176002; and
(iv)            “Negative Carry Account” with account number 275176003.
(b)            Control of Bank Accounts.  Each of the Bank Accounts will be under the control of the Indenture Trustee so long as the Bank Accounts remain subject to the Lien of the Indenture, except that the Servicer may make deposits into and direct the Note Paying Agent to make deposits into or withdrawals from the Bank Accounts according to the Transaction Documents.  The Servicer may direct the Note Paying Agent to withdraw from the Collection Account and pay to the Servicer, or as directed by the Servicer, amounts that are not Available Funds for a Collection Period or that were deposited into the Collection Account in error.  Following the payment in full of the Notes and the release of the Bank Accounts from the Lien of the Indenture, the Bank Accounts will be under the control of the Issuer.
(c)            Benefit of Accounts; Deposits and Withdrawals.  The Bank Accounts and all cash, money, securities, investments, financial assets and other property deposited in or credited to them will be held by the Note Paying Agent for the benefit of the Indenture Trustee as secured party for the benefit of the Secured Parties and, after payment in full of the Notes and the release of the Bank Accounts from the Lien of the Indenture, as agent of the Issuer and as part of the Trust Property.  All deposits to and withdrawals from the Bank Accounts will be made according to the Transaction Documents.
(d)            Maintenance of Accounts.  If an institution maintaining the Bank Accounts ceases to be a Qualified Institution, the Servicer will, with the Indenture Trustee’s assistance as necessary, move the Bank Accounts to a Qualified Institution within thirty (30) days.
(e)            Compliance.  Each Bank Account will be subject to the Account Control Agreement.  The Servicer will ensure that the Account Control Agreement requires the Qualified Institution maintaining the Bank Accounts to comply with “entitlement orders” (as defined in Section 8-102 of the UCC) from the Indenture Trustee without further consent of the Issuer, if the Notes are Outstanding, and to act as a “securities intermediary” according to the UCC.
(f)            Agreements With Respect to Accounts.  The Servicer, the Issuer, the Indenture Trustee and the Securities Intermediary agree as follows:
(i)            each of the Bank Accounts is, and will be maintained as, a “securities account” (as defined in Section 8-501 of the UCC);
(ii)            the Securities Intermediary is acting, and will act as a “securities intermediary” (as defined in the UCC) with respect to the Bank Accounts;
(iii)            this Agreement (together with the Indenture and the Account Control Agreement) is the only agreement entered into among the parties with respect to the Bank Accounts and the parties will not enter into any other agreement related to the Bank Accounts; and
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(iv)            at the time this Agreement was entered into and the Bank Accounts were established, the Securities Intermediary has one or more offices in the United States of America that maintains the securities accounts.
Section 4.2                          Investment of Funds in Bank Accounts.
(a)            Permitted Investments.  If (i) no Default or Event of Default has occurred and is continuing and (ii) Cellco is the Servicer, the Servicer may instruct the Indenture Trustee to invest any funds in the Collection Account, the Acquisition Account, the Reserve Account and the Negative Carry Account in Permitted Investments and, if investment instructions are received, the Indenture Trustee will direct the Qualified Institution maintaining the Bank Accounts to invest the funds in the Collection Account, the Acquisition Account, the Reserve Account or the Negative Carry Account, as applicable, in those Permitted Investments; provided, that, if on any Payment Date, the amount on deposit in the Acquisition Account (after giving effect to the acquisition of any Additional Receivables on such date) is greater than 25% of the aggregate Note Balance (after giving effect to any payments made on the Notes on such date), the Servicer shall instruct the Indenture Trustee to invest any amounts in the Acquisition Account in excess of such amount in any Permitted Investments, other than (x) any investments set forth in clauses (b) or (c) of the definition of Permitted Investments that are held by or at the Indenture Trustee or (y) any investments set forth in clause (e) of the definition thereof.  If (i) the Servicer fails to give investment instructions for any funds in the Collection Account, the Acquisition Account, the Reserve Account or the Negative Carry Account to the Indenture Trustee by 11:00 a.m. New York time (or other time as may be agreed by the Indenture Trustee) on the Business Day before a Payment Date or (ii) the Qualified Institution receives notice from the Indenture Trustee that a Default or Event of Default has occurred and is continuing, the Qualified Institution will invest and reinvest funds in such Bank Account according to the last investment instructions received, if any.  If no prior investment instructions have been received or if the instructed investments are no longer available or permitted, the Indenture Trustee will notify the Servicer and request new investment instructions, and the funds will remain uninvested until new investment instructions are received.  The Servicer may direct the Indenture Trustee to consent, vote, waive or take any other action, or not to take any action, on any matters available to the holder of the Permitted Investments.  If Cellco is not the Servicer, funds on deposit in the Collection Account, the Acquisition Account, the Reserve Account and the Negative Carry Account will remain uninvested.  Notwithstanding anything to the contrary in this Section 4.2(a) or in the Transaction Documents, the Servicer shall not allow amounts held in the Collection Account or the Acquisition Account to be invested unless it is able to maintain records on a daily basis as to the amounts realized from the investment of Collections received on each Originator’s Receivables.
(b)            Maturity of Investments.  For so long as Cellco is the Servicer, any Permitted Investments of funds in the Collection Account and the Reserve Account (or any reinvestments of the Permitted Investments) for a Collection Period must mature, if applicable, and be available no later than the second Business Day before the related Payment Date and any Permitted Investments of funds in the Acquisition Account and the Negative Carry Account (or any reinvestments of the Permitted Investments) for a Collection Period must mature or be available overnight.  Any Permitted Investments with a maturity date will be held to their maturity, except
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that such Permitted Investments may be sold or disposed of before their maturity in connection with the sale or liquidation of the Collateral under Section 5.6 of the Indenture.
(c)            No Liability for Investments.  None of the Depositor, the Servicer, the Indenture Trustee, the Note Paying Agent or the Qualified Institution maintaining any Bank Account will be liable for the selection of Permitted Investments or for investment losses incurred on Permitted Investments (other than in the capacity as obligor, if applicable).
(d)            Continuation of Liens in Investments.  The Servicer will not direct the Indenture Trustee or the Note Paying Agent to make any investment of funds or to sell any investment held in the Bank Accounts unless the security interest Granted and perfected in the account in favor of the Indenture Trustee will continue to be perfected in the investment or the proceeds of the sale without further action by any Person.
(e)            Investment Earnings.  Investment earnings (net of losses and investment expenses) on the Collection Account, the Acquisition Account, the Reserve Account and the Negative Carry Account will be deposited into the Certificate Distribution Account for distribution to the Certificateholders in the priority set forth in Section 4.1(b) of the Trust Agreement.
Section 4.3                          Deposits and Payments.
(a)            Closing Date and Acquisition Date Deposit.  On the Closing Date and on each Acquisition Date, the Servicer will deposit into the Collection Account all amounts received and applied as interest or principal on the Initial Receivables or the Additional Receivables, as applicable, during the period from the related Cutoff Date to two (2) Business Days before the Closing Date or Acquisition Date, as applicable.
(b)            Deposit of Collections.
(i)            If Cellco is the Servicer and (x) Verizon’s long-term unsecured debt is rated equal to or higher than “A” by Fitch, “Baa2” by Moody’s and “A” by S&P (the “Monthly Deposit Required Ratings”), (y) Verizon guarantees certain payment obligations of Cellco, as Servicer, as provided in the Parent Support Agreement and (z) no Servicer Termination Event has occurred, the Servicer may deposit Collections into the Collection Account on the second Business Day before each Payment Date.
(ii)            For as long as (x) Verizon’s long-term unsecured debt is not rated at least the Monthly Deposit Required Ratings, (y) Verizon does not guaranty certain payment obligations of Cellco, as Servicer or (z) a Servicer Termination Event occurs, the Servicer will (1) deposit into the Collection Account all amounts received and applied as interest or principal on the Receivables within two (2) Business Days after identification of receipt of good funds and (2) provide a written report (which may be electronically submitted) to the Indenture Trustee and the Note Paying Agent regarding such deposit set forth in clause (1) above, as required by Section 3.5(d).
(c)            Reconciliation of Deposits.  If Cellco is the Servicer and for any Payment Date, the sum of (i) Collections for the Collection Period, plus (ii) Acquisition Amounts for the
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Payment Date, exceeds the amounts deposited under Section 4.3(b) for the Collection Period, Cellco will deposit an amount equal to the excess into the Collection Account on the second Business Day before the Payment Date.  If, for any Payment Date, the amounts deposited under Section 4.3(b) for the Collection Period exceed the sum of (i) Collections for the Collection Period, plus (ii) Acquisition Amounts for the Payment Date, the Indenture Trustee or the Note Paying Agent will pay to Cellco from Available Funds in the Collection Account an amount equal to the excess within two (2) Business Days after Cellco’s direction, but no later than the Payment Date.  If requested by the Indenture Trustee, Cellco will provide reasonable supporting details for its calculation of the amounts to be deposited or paid under this Section 4.3(c).
(d)            Net Deposits.  Cellco may make the deposits and payments required by Section 4.3(b) net of Servicing Fees to be paid to Cellco for the Collection Period and amounts the Servicer is permitted to retain under Section 3.8 and be reimbursed for under Section 3.9.  The Servicer will account for all deposits and payments in the Monthly Investor Report as if the amounts were deposited and/or paid separately.
(e)            No Segregation.  Pending deposit in the Collection Account, the Servicer is not required to segregate Collections from its own funds.
(f)            Negative Carry Account Deposits.  Any Certificateholder may, at its option, deposit funds into the Negative Carry Account on any date.
(g)            Deposit of Upgrade Payments.   If any Upgrade Offer has not been terminated and an Obligor satisfies all of the terms and conditions of such Upgrade Offer in respect of a Receivable, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, into the Collection Account the related Upgrade Payment, within two (2) Business Days after the identification that all of the terms and conditions related to such Upgrade Offer have been satisfied by the related Obligor in respect of a Receivable; provided, that if the conditions set forth in Section 4.3(b)(i) are satisfied, the Marketing Agent shall deposit, or shall cause the related Originators to deposit, such amounts into the Collection Account on the second Business Day before the Payment Date related to the Collection Period in which the related Obligor has satisfied all of the terms and conditions (for the avoidance of doubt, other than the required prepayment) related to such Upgrade Offer in respect of a Receivable.  The parties acknowledge that the failure of the Marketing Agent to deposit, or to cause the related Originator to deposit, into the Collection Account the related Upgrade Payment or otherwise to pay off the Receivable would constitute a breach by the related Originator of its obligation to the Obligor under the Upgrade Contract and that this breach would adversely affect the value of the Receivables, and give the Obligor a claim in recoupment against the related Originator and a right to offset that claim against the amounts that the Obligor would owe to the related Originator under the new device payment plan agreement (each such agreement, a “New Upgrade DPP”) entered into by the related Originator (or its agent, on its behalf) pursuant to the Upgrade Contract.   The parties hereto intend that the payment by the Marketing Agent or the related Originator of the Upgrade Payment as provided in this Section 4.3(g) shall extinguish such Obligor’s claim in recoupment against the related Originator and the Obligor’s right to offset the amount of that claim against the amounts that the Obligor would owe under the New Upgrade DPP contemporaneously with such Upgrade Payment by the Marketing Agent or the related Originator.  The parties hereto also intend that the payment by the Marketing Agent or the related Originator of the Upgrade Payment
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as provided in Section 2.2.1 of the Marketing Agent Agency Agreement shall extinguish each Obligor’s claim in recoupment against the “Verizon Originator” described in that Section and the Obligor’s right to offset the amount of that claim against the amounts that the Obligor would owe under the new device payment plan agreement entered into by such Verizon Originator (or its agent, on its behalf) pursuant to the Upgrade Contract as described in that Section 2.2.1 contemporaneously with such Upgrade Payment by the Marketing Agent or the related Originator.
(h)            Deposit of Credit Payments.  If an Obligor is granted a Credit and the application of such Credit to the related Obligor’s account results in a shortfall in Collections for the related Collection Period, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, into the Collection Account the related Credit Payment within two (2) Business Days after identification that such Credit was applied to an Obligor account; provided, that if the conditions set forth in Section 4.3(b)(i) are satisfied, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, such amounts into the Collection Account on the second Business Day before the Payment Date related to the Collection Period in which such Credit was applied to an Obligor account.
(i)            Deposit of Assumption of Liability Payments.  If an Originator or the Servicer allows a device payment plan agreement that is a Receivable to be transferred to a new Obligor, the Marketing Agent shall acquire such Receivable and deposit, or cause the related Originator to acquire and deposit, into the Collection Account an amount equal to the applicable Acquisition Amount for the related Receivable on or prior to the second Business Day before the Payment Date related to the Collection Period in which such transfer occurred.
Section 4.4                          Reserve Account; Negative Carry Account; Acquisition Account.
(a)            Initial Reserve Account Deposit.  On the Closing Date, the Depositor will deposit or cause to be deposited the Required Reserve Amount into the Reserve Account from the net proceeds of the sale of the Notes.
(b)            Reserve Account Draw Amount.  On or before two (2) Business Days before a Payment Date, the Servicer will calculate the Reserve Account Draw Amount for the Payment Date and will direct the Note Paying Agent to withdraw from the Reserve Account and deposit into the Collection Account on or before the Payment Date (x) the Reserve Account Draw Amount and (y) any amount in excess of the Required Reserve Amount for such Payment Date, after giving effect to the withdrawal of the Reserve Account Draw Amount with respect to such Payment Date.
(c)            Negative Carry Account Amounts.
(i)            To the extent that the Class A Certificateholder, solely at its option, deposits any amounts into the Acquisition Account, pursuant to Section 4.4(d)(i), the Class A Certificateholder will deposit into the Negative Carry Account an amount equal to the Required Negative Carry Amount related to such amount deposited into the Acquisition Account on such date.
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(ii)            On or before two (2) Business Days before a Payment Date, the Servicer will calculate the Negative Carry Account Draw Amount for the Payment Date and will instruct the Note Paying Agent to withdraw from the Negative Carry Account and deposit the Negative Carry Account Draw Amount into the Collection Account on or before the Payment Date.
(iii)            On each Payment Date, any amounts in the Negative Carry Account in excess of the Required Negative Carry Amount, after giving effect to any acquisition of Receivables on such Payment Date, shall be withdrawn from the Negative Carry Account and deposited into the Certificate Distribution Account, for distribution to the Certificateholders in the priority set forth in Section 4.1(b) of the Trust Agreement.
(iv)            On or before the first Payment Date during the Amortization Period, the Servicer will direct the Note Paying Agent to withdraw all funds in the Negative Carry Account and deposit the funds into the Collection Account.
(d)            Acquisition Account Amounts.
(i)            From time to time, the Class A Certificateholder may, solely at its option, deposit amounts into the Acquisition Account, as set forth in Section 2.5 of the Trust Agreement.
(ii)            On or before two (2) Business Days before an Acquisition Date, the Issuer, or the Servicer on its behalf, will direct the Note Paying Agent to withdraw the Additional Receivables Cash Transfer Amount from the Acquisition Account and pay that amount to the Depositor on the Acquisition Date in consideration for the acquisition of Additional Receivables by the Issuer on the Acquisition Date.
(iii)            On each Payment Date, any amounts in the Acquisition Account in excess of the Required Acquisition Deposit Amount, after giving effect to any acquisition of Receivables on such Payment Date, shall be withdrawn from the Acquisition Account and deposited into the Certificate Distribution Account, for distribution to the Certificateholders in the priority set forth in Section 4.1(b) of the Trust Agreement.
(iv)            On or before the first Payment Date during the Amortization Period, the Servicer will direct the Note Paying Agent to withdraw all funds in the Acquisition Account and deposit the funds into the Collection Account.
(e)            Release of Funds.  The Indenture Trustee shall, at such time as there are no Notes outstanding, release any remaining portion of the Collection Account from the Lien of the Indenture and release to or to the order of the Issuer or, in the case of the Reserve Account, to the Depositor.
Section 4.5                          Direction to Indenture Trustee for Distributions.  On or about the 15th day of each month, and in no case later than at least two (2) Business Days before each Payment Date, the Servicer will direct the Indenture Trustee or Note Paying Agent (based on the most recent Monthly Investor Report) to make the withdrawals, deposits, distributions and payments
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required to be made on the Payment Date under Section 8.2 of the Indenture and Section 4.3(c) of this Agreement.
ARTICLE V
DEPOSITOR
Section 5.1                          Depositor’s Representations and Warranties.  The Depositor represents and warrants to the Issuer as of the Closing Date and as of each Acquisition Date, on which representations and warranties the Issuer is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Issuer under this Agreement and the pledge of the Depositor Transferred Property by the Issuer to the Indenture Trustee under the Indenture:
(a)            Organization and Good Standing. The Depositor is a validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.
(b)            Due Qualification. The Depositor is duly qualified to do business, is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party, have been duly authorized by the Depositor by all necessary limited liability company action on the part of the Depositor.
(d)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Depositor or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.
(e)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document by the Depositor, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
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(f)            Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document to which it is a party by the Depositor, and the performance by it of the transactions contemplated by the Transaction Documents and the fulfillment of the terms hereof and thereof applicable to the Depositor, (i) do not contravene (A) its limited liability company agreement, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(h)            No Violation. The execution and delivery of this Agreement by the Depositor, the performance by the Depositor of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Depositor will not violate any Law applicable to the Depositor, except where such violation would not reasonably be expected to have a Material Adverse Effect.
Section 5.2                          Liability of Depositor.
(a)            Liability for Specific Obligations.  The Depositor will be liable under this Agreement only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Depositor and the issuance of the Notes.  The Depositor will be liable for its willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement.
(b)            No Liability of Others.  The Depositor’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Depositor for the Depositor’s obligations under this Agreement.
(c)            Legal Proceedings.  The Depositor will not be required to start, pursue or participate in any legal proceeding that is unrelated to its obligations under this Agreement and that, in its opinion, may result in liability or cause it to pay or risk funds or incur financial liability.
(d)            Payment of Taxes.  The Depositor will pay all taxes levied or assessed on the Trust Property.
(e)            Reliance by Depositor.  The Depositor may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.
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Section 5.3                          Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Depositor is merged or consolidated, (b) resulting from a merger or consolidation to which the Depositor is a party, (c) succeeding to the Depositor’s business or (d) that is an Affiliate of the Depositor to whom the Depositor has assigned this Agreement, will be the successor to the Depositor under this Agreement.  Within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Depositor’s obligations under this Agreement and each Transaction Document to which the Depositor is a party (unless the assumption happens by operation of law), (ii) deliver to the Issuer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 5.3, (iii) deliver to the Issuer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that the security interest in favor of the Issuer in the Depositor Transferred Property and the Indenture Trustee in the Collateral is or will be perfected and (iv) notify the Rating Agencies of the merger, consolidation, succession or assignment.
Section 5.4                          Depositor May Own Notes.  The Depositor and any Affiliate of the Depositor, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights as any other Person except as limited in any Transaction Document.  Notes owned by or pledged to the Depositor or any Affiliate of the Depositor will have an equal and proportionate benefit under the Transaction Documents, except as limited in any Transaction Document.
Section 5.5                          Depositor’s Authorized and Responsible Persons.  On or before the Closing Date, the Depositor will notify the Indenture Trustee and the Owner Trustee and provide specimen signatures of (i) each Person who is authorized to give instructions and directions to the Indenture Trustee and the Owner Trustee on behalf of the Depositor and (ii) each Person who is a Responsible Person for the Depositor.  The Depositor may change such Persons at any time by notifying the Indenture Trustee and the Owner Trustee in writing.
Section 5.6                          Company Existence.  During the term of this Agreement, the Depositor shall keep in full force and effect its existence, rights and franchises as a limited liability company under the Laws of the jurisdiction of its formation and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.
ARTICLE VI
SERVICER AND MARKETING AGENT
Section 6.1                          Servicer’s and Marketing Agent’s Representations and Warranties.
(a)            The Servicer represents and warrants to the Issuer as of the Closing Date and as of each Acquisition Date, on which representations and warranties the Issuer is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Issuer under this
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Agreement and the pledge of the Depositor Transferred Property by the Issuer to the Indenture Trustee under the Indenture:
(i)            Organization and Good Standing. The Servicer is a validly existing partnership in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.
(ii)            Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(iii)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party, have been duly authorized by the Servicer by all necessary partnership action on the part of the Servicer.
(iv)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Servicer or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.
(v)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document by the Servicer, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(vi)            Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
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(vii)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document to which it is a party by the Servicer, and the performance by it of the transactions contemplated by the Transaction Documents and the fulfillment of the terms hereof and thereof applicable to the Servicer, (i) do not contravene (A) the organizational documents of the Servicer, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(viii)            No Violation. The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Servicer will not violate any Law applicable to the Servicer, except where such violation would not reasonably be expected to have a Material Adverse Effect.
(ix)            Compliance with Law. It has complied with all Laws applicable to the servicing of the Receivables, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(x)            Servicing Procedures.  It has complied in all material respects with the Servicing Procedures with respect to the Receivables.
(b)            The Marketing Agent represents and warrants to the Issuer as of the Closing Date and as of each Acquisition Date, on which representations and warranties the Issuer is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Issuer under this Agreement and the pledge of the Depositor Transferred Property by the Issuer to the Indenture Trustee under the Indenture:
(i)            Organization and Good Standing. The Marketing Agent is a validly existing partnership in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.
(ii)            Due Qualification. The Marketing Agent is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(iii)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party, have been duly
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authorized by the Marketing Agent by all necessary partnership action on the part of the Marketing Agent.
(iv)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Marketing Agent or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Marketing Agent of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party.
(v)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document by the Marketing Agent, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(vi)            Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Marketing Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(vii)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document to which it is a party by the Marketing Agent, and the performance by it of the transactions contemplated by the Transaction Documents and the fulfillment of the terms hereof and thereof applicable to the Marketing Agent, (i) do not contravene (A) the organizational documents of the Marketing Agent, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(viii)            No Violation. The execution and delivery of this Agreement by the Marketing Agent, the performance by the Marketing Agent of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Marketing Agent will not violate any Law applicable to the Marketing Agent, except where such violation would not reasonably be expected to have a Material Adverse Effect.
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Section 6.2                          Liability of Servicer and Marketing Agent.
(a)            Liability for Specific Obligations.  Each of the Servicer and the Marketing Agent, severally and not jointly, will be liable under this Agreement only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Servicer or the Marketing Agent, as applicable.  Each of the Servicer and the Marketing Agent, severally and not jointly, will be liable only for its own willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement.
(b)            No Liability of Others.  Each of the Servicer’s and the Marketing Agent’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Servicer for the Servicer’s obligations or the Marketing Agent for the Marketing Agent’s obligations, as applicable, under this Agreement.
(c)            Legal Proceedings.  The Servicer will not be required to start, pursue or participate in any legal proceeding that is not incidental or related to its obligations to service the Receivables under this Agreement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability.  The Servicer may in its sole discretion start or pursue any legal proceeding to protect the interests of the Noteholders or the Depositor under the Transaction Documents.  The Servicer will be responsible for the fees and expenses of legal counsel and any liability resulting from the legal proceeding.
(d)            Force Majeure.  Neither the Servicer nor the Marketing Agent will be responsible or liable for any failure or delay in performing its obligations under this Agreement caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, fire, flood, earthquakes, storms, hurricanes or other natural disasters or failures of mechanical, electronic or communication systems; provided, however that this provision shall not limit the right to remove the Servicer for a Servicer Termination Event as provided in Section 7.2(a), other than with respect to the extension of the grace periods as provided in Section 7.2(a).  Each of the Servicer and the Marketing Agent, as applicable, will use commercially reasonable efforts to resume performance as soon as practicable in the circumstances.
(e)            Reliance by Servicer and Marketing Agent.  Each of the Servicer and the Marketing Agent may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.
Section 6.3                          Indemnities of Servicer and the Marketing Agent.
(a)            Indemnification.
(i)            The Servicer will indemnify the Issuer, the Owner Trustee and the Indenture Trustee (including in its capacity as Note Paying Agent), and their officers, directors, employees and agents (each, an “Indemnified Person”) for all fees, expenses, losses, claims, actions, suits, damages and liabilities (including reasonable legal fees and
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expenses) resulting from the Servicer’s (including in its capacity as Custodian) willful misconduct, bad faith or gross negligence in performing its obligations under the Transaction Documents (including such amounts incurred by such parties in defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Servicer’s indemnification or other obligations under this Agreement).
(ii)            The Marketing Agent will indemnify the Indemnified Persons for all fees, expenses, losses, claims, actions, suits, damages and liabilities (including reasonable legal fees and expenses) resulting from the Marketing Agent’s willful misconduct, bad faith or gross negligence in performing its obligations under the Transaction Documents (including such amounts incurred by such parties in defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Marketing Agent’s indemnification or other obligations under this Agreement).
(b)            Proceedings.  If an Indemnified Person receives notice of a Proceeding against it, the Indemnified Person will, if a claim for indemnity will be made against the Servicer or the Marketing Agent, as applicable, under this Section 6.3, promptly notify the Servicer or the Marketing Agent, as applicable, of the Proceeding; provided, that the failure to give such notice shall not affect the right of an Indemnified Person to indemnification hereunder to the extent that such failure does not prejudice the rights of the Servicer, the Marketing Agent or the Indemnified Person in such Proceeding.  The Servicer or the Marketing Agent, as applicable, may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Servicer or  the Marketing Agent, as applicable, notifies the Indemnified Person of its intention to assume the defense of the Proceeding, the Servicer or the Marketing Agent, as applicable, will assume such defense with counsel reasonably satisfactory to the Indemnified Person, and in a manner reasonably satisfactory to the Indemnified Person, and the Servicer or the Marketing Agent, as applicable, and will not be liable for fees and expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer or the Marketing Agent, as applicable, and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Servicer or the Marketing Agent, as applicable, will pay the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of the Proceeding in which a claim is brought against the Servicer or the Marketing Agent may be settled in the name of, on behalf of, or in any manner in which the Servicer or the Marketing Agent, as applicable, is understood to acknowledge the validity of any claim without the approval of the Servicer or the Marketing Agent, respectively, and the Indemnified Person, which approvals will not be unreasonably withheld.
(c)            Survival of Obligations.  Each of the Servicer’s and the Marketing Agent’s obligations under this Section 6.3, for the period it was the Servicer or the Marketing Agent, respectively, will survive the Servicer’s or the Marketing Agent’s, as applicable, resignation or termination, the termination of this Agreement, the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of the Issuer.
(d)            Repayment.  If the Servicer or the Marketing Agent makes a payment to an Indemnified Person under this Section 6.3 and the Indemnified Person later collects from others
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any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Servicer or the Marketing Agent, as applicable.
Section 6.4                          Delegation and Contracting. If Cellco is not the Servicer or the Custodian, the Servicer or the Custodian, as applicable, may not delegate to any Person its obligations under this Agreement without the consent of the Issuer.  However, no notice or consent will be required for any delegation if Cellco is the Servicer or the Custodian.  No notice or consent will be required for any delegation by the Marketing Agent of its obligations under this Agreement.  Any of the Servicer, the Custodian or the Marketing Agent may contract with other Persons to perform its obligations under this Agreement.  No delegation or contracting will relieve the Servicer, the Custodian or the Marketing Agent, as applicable, of its responsibilities, and the Servicer, the Custodian or the Marketing Agent, respectively, will remain responsible for those obligations.  Each of the Servicer, the Custodian and the Marketing Agent will be responsible for the fees of its delegates and contractors, as applicable.
Section 6.5                          Servicer May Own Notes.  The Servicer and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise stated in any Transaction Document.
Section 6.6                          Annual Statement as to Compliance.  Within ninety (90) days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Issuer (commencing with the fiscal year ended December 31, 2018), the Servicer will deliver an Officer’s Certificate to the Administrator, the Depositor, the Owner Trustee and the Indenture Trustee to the effect that (A) a review of the Servicer’s activities during the prior fiscal year (or since the Closing Date in the case of the first such Officer’s Certificate) and of its performance under this Agreement has been made under the supervision of the officer executing such Officer’s Certificate and (B) to the best of his or her knowledge, based on the review, the Servicer has fulfilled in all material respects its obligations under this Agreement, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.
Section 6.7                          Assessment of Compliance and Accountants’ Attestation.
(a)            Within ninety (90) days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Issuer (commencing with the fiscal year ended December 31, 2018), the Servicer will:
(i)            deliver to the Issuer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee and the Rating Agencies a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria applicable to the Servicer;
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(ii)            deliver to the Issuer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee and the Rating Agencies a report of a registered public accounting firm reasonably acceptable to the Issuer and the Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act;
(iii)            cause each Subservicer and each Subcontractor, if any, determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Issuer, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and
(iv)            if requested by the Administrator, acting on behalf of the Issuer, deliver to the Issuer, the Depositor and the Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit B.
The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Administrator, acting on behalf of the Issuer, will not request delivery of a certification under clause (a)(iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10‑K with respect to an asset-backed issuer whose asset pool includes receivables.
(b)            Each assessment of compliance provided by a Subservicer pursuant to Section 6.7(a)(iii) shall address each of the Servicing Criteria specified on a certification to be delivered by such Subservicer to the Servicer, the Issuer, the Depositor and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 6.7(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Issuer on the date of such appointment.
ARTICLE VII
SERVICER RESIGNATION AND TERMINATION; SUCCESSOR SERVICER
Section 7.1                          No Resignation.  The Servicer will not resign as Servicer under this Agreement unless it determines it is legally unable to perform its obligations under this Agreement.  The Servicer will notify the Issuer, the Parent Support Provider, the Owner Trustee and the Indenture Trustee of its resignation as soon as practicable after it determines it is required to resign, together with an Opinion of Counsel supporting its determination.  The Issuer will promptly notify the Rating Agencies of any resignation of the Servicer.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, immediately upon the resignation of Cellco as Servicer pursuant to this Section 7.1, Cellco, in its individual capacity, will be required to assume the obligations of the Servicer to acquire Receivables as set forth in Sections 3.4 and 4.7 of the Master Trust Receivables Transfer Agreement and Sections 2.5 and 2.6 of this Agreement without further action.
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Section 7.2                          Servicer Termination Events.
(a)            Servicer Termination Events.  The following events will each be a “Servicer Termination Event”:
(i)            (x) the Servicer fails to deposit, or deliver to the Owner Trustee or the Indenture Trustee for deposit, any Collections required to be delivered under this Agreement; (y) so long as Cellco is the Servicer, the Marketing Agent fails to deposit, or to cause the related Originators to deposit, into the Collection Account any Upgrade Payments required to be delivered under this Agreement, or (z) so long as Cellco is the Servicer, the Parent Support Provider fails to make any payments with respect to the items set forth in clause (x) or clause (y) above, to the extent the Servicer, or the Marketing Agent or any related Originator, respectively, fails to do so, and, in each case, which such failure continues for five (5) Business Days after the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, receives written notice of the failure from the Owner Trustee or the Indenture Trustee, or a Responsible Person of the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or
(ii)            the Servicer (including in its capacity as Custodian) fails to observe or to perform any obligation under this Agreement, other than as set forth in clause (i) or (iii), which failure has a material adverse effect on the Noteholders and continues for ninety (90) days after the Servicer receives written notice of the failure from the Owner Trustee, the Indenture Trustee or the Noteholders of at least a majority of the Note Balance of the Controlling Class; or
(iii)            so long as Cellco is the Servicer, the failure by (x) the Marketing Agent to make, or to cause the related Originators to make, (i) any payments required to be paid by the Marketing Agent, including without limitation Credit Payments or (ii) payments relating to the acquisition by the Marketing Agent or the related Originators of Receivables that are subject to certain transfers, but not including Upgrade Payments, or (y) the Parent Support Provider to make any payments set forth in clause (x) above, to the extent that the Marketing Agent or any related Originator fails to do so, and in either case, that continues for ten (10) Business Days after the Marketing Agent or Parent Support Provider, as applicable, receives written notice of the failure from the Owner Trustee or the Indenture Trustee, or a Responsible Person of the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or
(iv)            an Insolvency Event of the Servicer occurs;
provided, however, that a delay or failure of performance referred to in clauses (i), (ii) or (iii) above for an additional period of sixty (60) days will not constitute a Servicer Termination Event if such delay or failure was caused by force majeure or other similar occurrence, as further described in Section 6.2(d).
(b)            Notice of Servicer Termination Event.  The Servicer will notify the Issuer, the Owner Trustee and the Indenture Trustee of any Servicer Termination Event or any event that
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with the giving of notice or passage of time, or both, would become a Servicer Termination Event, no later than five (5) Business Days after a Responsible Person of the Servicer has received written notice of or has actual knowledge of the event.  If a Servicer Termination Event occurs, the Issuer will promptly notify the Rating Agencies and the Asset Representations Reviewer.
(c)            Removal.  If a Servicer Termination Event occurs and is continuing, the Indenture Trustee may and, if directed by the Noteholders of a majority of the Note Balance of the Controlling Class, must remove the Servicer and terminate its rights and obligations under this Agreement by notifying the Servicer, the Issuer, the Parent Support Provider, the Owner Trustee, and the Secured Parties.  The notice of termination will state the date the termination will be effective.  On receipt of the notice, the Issuer will promptly notify the Rating Agencies, and the Owner Trustee will promptly notify the Certificateholders.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, immediately upon the removal of Cellco as Servicer pursuant to this Section 7.2, Cellco, in its individual capacity, shall assume the obligations of the Servicer to acquire Receivables as set forth in Sections 3.4 and 4.7 of the Master Trust Receivables Transfer Agreement and Sections 2.5 and 2.6 of this Agreement without further action.
(d)            Waiver of Servicer Termination Events.  The Noteholders of a majority of the Note Balance of the Controlling Class or, if no Notes are Outstanding, the Owner Trustee, at the direction of the Class A Certificateholder, may direct the Indenture Trustee to waive a Servicer Termination Event, except with respect to a failure to make required deposits to or payment from any of the Bank Accounts, and the consequences thereof.  Upon the waiver, the Servicer Termination Event will be deemed not to have occurred.  No waiver will extend to any other Servicer Termination Event or impair a right relating to any other Servicer Termination Event.  The Issuer will promptly notify the Rating Agencies of any waiver.
Section 7.3                          Continue to Perform.  If the Servicer resigns under Section 7.1, it will continue to perform its obligations as Servicer under this Agreement until the earlier to occur of (a) a Successor Servicer accepting its engagement as Servicer under Section 7.4 or (b) the date the Servicer is legally unable to act as Servicer.  If the Servicer is terminated under this Agreement, it will continue to perform its obligations as Servicer under this Agreement until the date stated in the notice of termination.  If Cellco is the resigning or removed Servicer, Cellco shall (x) remit any amounts due on the Receivables that are remitted to Cellco in error, rather than to the Successor Servicer as set forth in the notice sent to Obligors under Section 3.13, and provide the Successor Servicer with any necessary information regarding the amount remitted to the Successor Servicer by Cellco and the Receivable for which such amount was remitted and (y) continue to perform its remittance obligations set forth in Section 3.12(b) for as long as any Receivable continues to have a Principal Balance or until this Agreement is terminated as set forth in Section 8.3.
Section 7.4                          Successor Servicer.
(a)            Engagement of Successor Servicer; Indenture Trustee to Act.
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(i)            If the Servicer resigns or is terminated under this Agreement, the Indenture Trustee will promptly engage an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of consumer receivables and can accommodate the servicing of device payment plan agreements, as the successor to the Servicer under this Agreement (the “Successor Servicer”) and successor to the Administrator under Section 3.4 of the Administration Agreement.
(ii)            If no Person has accepted the engagement as Successor Servicer when the Servicer stops performing its obligations, the Indenture Trustee, without further action, will be automatically appointed the Successor Servicer to perform the obligations of the Servicer (other than any obligations specifically excluded) until such time as another Successor Servicer shall accept engagement as Successor Servicer.  If the Indenture Trustee becomes the Successor Servicer, it (A) will do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, Article VI of the Indenture will be inapplicable to the Indenture Trustee solely in its capacity as Successor Servicer and (B) may appoint as Servicer any one of its Affiliates, but the Indenture Trustee, in its capacity as Successor Servicer, will be liable for the actions and omissions of such Affiliate.  If the Indenture Trustee is unwilling or legally unable to act as Successor Servicer, it will appoint, or petition a court of competent jurisdiction to appoint, an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of consumer receivables and can accommodate the servicing of device payment plan agreements, as successor to the Servicer under this Agreement.  The Indenture Trustee will be released from its obligations as Successor Servicer on the date that a new Servicer accepts its engagement as Successor Servicer.
(b)            Acceptance of Engagement.  The Successor Servicer will accept its engagement by assuming the Servicer’s obligations under this Agreement or entering into an amendment to this Agreement or a new servicing agreement on substantially the same terms as this Agreement, in a form acceptable to the Owner Trustee and the Indenture Trustee.  The Successor Servicer will deliver a copy of the assumption, amendment or new servicing agreement to the other parties and the Indenture Trustee.  The Successor Servicer (other than the Indenture Trustee as Successor Servicer) will accept its engagement as Administrator according to Section 3.5 of the Administration Agreement.  Promptly following a Successor Servicer’s acceptance of its engagement, the Indenture Trustee will notify the Issuer, the Owner Trustee and the Secured Parties of the engagement.  On receipt of a notice of engagement, the Issuer will promptly notify the Rating Agencies and the Asset Representations Reviewer, and the Owner Trustee will promptly notify the Certificateholders.  Any Successor Servicer will agree to provide to Cellco any information relating to payments received from Obligors (including any payments received on a Receivable that was the subject of an upgrade for which none of the Marketing Agent, the related Originator or the Parent Support Provider deposited a required Upgrade Payment), delinquencies in payments by Obligors, any Written-Off Receivables and any other information related to the Obligors and the Receivables required by Cellco to service the accounts of which any Receivables are a part, including, but not limited to, granting and applying credits to any account for which none of the Marketing Agent, the related Originator or the Parent Support Provider remitted an Upgrade Payment, as set forth in Section 3.12(b).  Any Successor Servicer will agree to be bound by the terms and conditions of the legal, regulatory, privacy and data protection policies set forth in Exhibit A attached hereto to the extent such Successor Servicer
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receives information from Cellco or any of its Affiliates relating to the Receivables.  For the avoidance of doubt, no Successor Servicer will be required to assume or undertake the obligations of Cellco, as Servicer, under Sections 3.4 and 4.7 of the Master Trust Receivables Transfer Agreement or Sections 2.5 and 2.6 of this Agreement.  No Successor Servicer shall have any liability for the acts or omissions of any predecessor Servicer.
(c)            Compensation of Successor Servicer.  The Indenture Trustee may make arrangements for the compensation of the Successor Servicer out of Collections as it and the Successor Servicer may agree.  In addition to the Servicing Fee, on the date of its appointment as Successor Servicer, such Successor Servicer will receive a fee of $150,000 payable pursuant to Section 8.2(c) or 8.2(e) of the Indenture, as applicable, and thereafter, will be entitled to the Additional Successor Servicer Fee, which will be paid in accordance with the priorities set forth in Section 8.2(c) or 8.2(e) of the Indenture, as applicable.
(d)            Transfer of Authority.  On the effective date of the Servicer’s resignation or termination or the later date that the Servicer stops performing its obligations, and solely to the extent the Successor Servicer is an entity other than the Indenture Trustee, all rights and obligations of the Servicer under this Agreement and of the Administrator under the Administration Agreement will become the rights and obligations of the Successor Servicer, including as successor Administrator.  For the avoidance of doubt, (x) the resignation or removal of Cellco as Servicer will not result in the termination of Cellco’s duties as Marketing Agent and (y) if the Indenture Trustee is the Successor Servicer, Cellco will continue to act as Administrator under the Administration Agreement, to the extent it is able to continue to perform thereunder pursuant to the terms of the Administration Agreement.
(e)            Authority of Issuer and Indenture Trustee.  The Issuer and the Indenture Trustee are authorized to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents, and to do all other acts or things necessary or advisable to effect the termination and replacement of the Servicer.
Section 7.5                          Transition of Servicing.
(a)            Cooperation on Termination.  On its resignation or termination, the Servicer will cooperate with the Issuer, the Owner Trustee, the Indenture Trustee and the Successor Servicer in effecting (i) the termination of its rights and obligations under this Agreement and (ii) an orderly transition of such rights and obligations to the Successor Servicer.
(b)            Transfer of Cash, Receivable Files and Records.  As soon as practicable after the effective date of its resignation or termination, the predecessor Servicer will (i) transfer to the Successor Servicer all funds relating to the Receivables that are held or later received by the predecessor Servicer and (ii) deliver to the Successor Servicer the Receivable Files and the accounts and records maintained by the Servicer.  The Servicer will not be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any Successor Servicer or any third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement or otherwise restricted by legal, regulatory, privacy or data protection policies.
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(c)            Expenses of Servicing Transition.  All reasonable expenses incurred by the Issuer, the Owner Trustee, the Indenture Trustee and the Successor Servicer in connection with (i) the transition of servicing rights and obligations to the Successor Servicer and (ii) amending this Agreement or entering into an assumption agreement or new agreement to reflect a succession of the Servicer will be paid by the resigning or terminated Servicer on receipt of an invoice in reasonable detail.
Section 7.6                          Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Servicer is merged or consolidated, (b) resulting from a merger or consolidation to which the Servicer is a party, (c) succeeding to the Servicer’s business or (d) that is an Affiliate of the Servicer to whom the Servicer has assigned this Agreement, will be the successor to the Servicer under this Agreement.  Within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Servicer’s obligations under this Agreement and each Transaction Document to which the Servicer is a party (unless the assumption happens by operation of law), (ii) deliver to the Issuer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 7.6 and (iii) notify the Rating Agencies of the merger, consolidation, succession or assignment.
ARTICLE VIII
TERMINATION
Section 8.1                          Optional Acquisition of Receivables; Clean-Up Redemption of Notes.
(a)            Optional Acquisition.  On each Payment Date following the last day of a Collection Period as of which the aggregate Principal Balance of the Receivables shall be equal to or less than 10% of the aggregate Principal Balance of the Receivables as of the Closing Date, the Class A Certificateholder (for as long as the Class A Certificateholder is an Originator or an Affiliate of the Originators), with the consent of the Administrator, on behalf of the Issuer, shall have the option to acquire, as of the end of the immediately preceding Collection Period, any Receivables remaining in the Trust Property on such date by transferring to the Issuer an amount equal to the Optional Acquisition Amount (the “Optional Acquisition”), and to redeem the Notes, in whole but not in part (the “Clean-Up Redemption”) without any Make-Whole Payment (other than any Make-Whole Payments already due and payable on such date).
(b)            Exercise of Optional Acquisition and Clean-Up Redemption of Notes.  The Class A Certificateholder may exercise its option set forth in Section 8.1(a) by notifying the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the Rating Agencies, in writing, at least ten (10) ~~twenty (20)~~ days before the Payment Date on which the Optional Acquisition is to be exercised,  After receiving such notice, the Indenture Trustee will promptly notify the Noteholders of the resulting Clean-Up Redemption and provide instructions for surrender of the Notes for final payment including all accrued and unpaid interest and any applicable Make-Whole Payments already due and payable on the Notes, as set forth in Section 10.1(a) of the Indenture.
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On the Payment Date related to the Collection Period in which the Optional Acquisition is exercised, the Class A Certificateholder will deposit into the Collection Account the acquisition amount for such remaining Receivables as set forth in Section 8.1(a) equal to the fair market value of such Receivables as of the last day of the Collection Period immediately preceding such Payment Date as agreed upon by the Class A Certificateholder and the Issuer (the “Optional Acquisition Amount”); provided that the transfer may only occur if the Optional Acquisition Amount, together with any amounts on deposit in the Bank Accounts, is greater than or equal to the sum of (A) the Note Balance of the Notes, any accrued but unpaid interest and any unpaid Make-Whole Payments and (B) all other amounts payable by the Issuer under the Transaction Documents including, but not limited to, all fees, expenses and indemnities owed to the Indenture Trustee and the Owner Trustee under the Transaction Documents as of such date.  For the avoidance of doubt, if the Class A Certificateholder and the Issuer cannot agree on the Optional Acquisition Amount, the Class A Certificateholder will not be permitted to exercise its option set forth in Section 8.1(a).  On the Payment Date on which the Optional Acquisition is to be exercised, the Indenture Trustee shall transfer any amounts on deposit in the Reserve Account, the Acquisition Account and the Negative Carry Account into the Collection Account.  Upon the exercise of the Optional Acquisition, the Notes will be redeemed and paid in full.
Section 8.2                          Optional Redemption of Notes.
(a)            Optional Redemption.  On any Payment Date on and after the Payment Date in November 2019, the Class A Certificateholder (for as long as the Class A Certificateholder is an Originator or an Affiliate of the Originators), with the consent of the Administrator, on behalf of the Issuer, shall have the option to redeem the Notes, in whole but not in part (the “Optional Redemption”), with a required Make-Whole Payment.
(b)            Exercise of Optional Redemption.  The Class A Certificateholder may exercise its option set forth in Section 8.2(a) by notifying the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the Rating Agencies, in writing, at least ten (10) ~~twenty (20)~~ days before the Payment Date on which the Optional Redemption is to be exercised.  After receiving such notice, the Indenture Trustee will promptly notify the Noteholders of the Optional Redemption and provide instructions for surrender of the Notes for final payment including all accrued and unpaid interest and any applicable Make-Whole Payments due and payable on the Notes, as set forth in Section 10.1(a) of the Indenture.
On the Payment Date on which the Optional Redemption is to be exercised, the Issuer shall transfer the entire pool of Receivables to another Verizon special purpose entity or a third-party purchaser and the party receiving the Receivables shall cause the acquisition amount received by the Issuer for the Receivables to be deposited by the Issuer (or the Servicer, on its behalf) into the Collection Account, which amount shall be equal to the fair market value of such Receivables as of the last day of the Collection Period immediately preceding such Payment Date as agreed upon by the Class A Certificateholder and the Issuer; provided that the transfer may only occur if the amount received in connection with any such transfer, together with any amounts on deposit in the Bank Accounts, is greater than or equal to the sum of (A) the Note Balance of the Notes, any accrued but unpaid interest and any unpaid Make-Whole Payments and (B) all other amounts payable by the Issuer under the Transaction Documents including, but not limited to, all fees, expenses and indemnities owed to the Indenture Trustee and the Owner
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Trustee under the Transaction Documents as of such date.  On the Payment Date on which the Optional Redemption is to be exercised, the Indenture Trustee shall transfer any amounts on deposit in the Reserve Account, the Acquisition Account and the Negative Carry Account into the Collection Account.  Upon the exercise of the Optional Redemption, the Notes will be redeemed and paid in full.
Section 8.3                          Termination.  This Agreement will terminate on the earlier to occur of (a) the date upon which the last remaining Receivable is paid in full, settled, sold or written off and any amounts received are applied and (b) the Issuer is terminated under Section 8.1 of the Trust Agreement.
ARTICLE IX
OTHER AGREEMENTS
Section 9.1                          Financing Statements.
(a)            Filing of Financing Statements.  The Depositor will file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Issuer’s interest in the Depositor Transferred Property.  The Depositor will promptly deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.
(b)            Issuer and Indenture Trustee Authorized to File Financing Statements.  The Depositor authorizes the Issuer and the Indenture Trustee (but the Indenture Trustee will not be required to do so) to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Issuer or the Indenture Trustee may determine are necessary or advisable to perfect the Issuer’s interest in the Depositor Transferred Property.  The financing and continuation statements may describe the Depositor Transferred Property as the Issuer or the Indenture Trustee may reasonably determine to perfect the Issuer’s interest in the Depositor Transferred Property.  The Issuer or the Indenture Trustee (with respect to the Indenture Trustee, solely to the extent it has elected to make such filing) will promptly deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.  The permissive right of the Indenture Trustee to file any financing statement shall not be construed as a duty or obligation.
(c)            Relocation of Depositor.  The Depositor will notify the Owner Trustee and the Indenture Trustee at least ten (10) days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or an amendment to a previously filed financing statement under Section 9-307 of the UCC.  If required, the Depositor will promptly file new financing statements or amendments to all previously filed financing statements.  The Depositor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.
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(d)            Change of Depositor’s Name.  The Depositor will notify the Owner Trustee and the Indenture Trustee at least ten (10) days before any change in the Depositor’s name that could make a financing statement filed under this Section 9.1 seriously misleading under Section 9-506 of the UCC.  If required, the Depositor will promptly file amendments to all previously filed financing statements.
Section 9.2                          No Transfer or Lien by Depositor.  Except for the transfer and assignment under this Agreement, the Depositor will not transfer or assign any Depositor Transferred Property to another Person or Grant or allow a Lien, other than a Permitted Lien, on an interest in any Depositor Transferred Property.  The Depositor will defend the Issuer’s interest in the Depositor Transferred Property against claims of third parties claiming through the Depositor.
Section 9.3                          Expenses.  The Depositor will pay the expenses to perform its obligations under this Agreement and the Issuer’s and the Indenture Trustee’s reasonable expenses to perfect the Issuer’s interest in the Depositor Transferred Property and to enforce the Depositor’s obligations under this Agreement.
Section 9.4                          Receivables Information.
(a)            Servicer’s Receivables Systems.  On and after the Closing Date or Acquisition Date, as applicable, until a Receivable has been paid in full, acquired or sold to a third party under Section 3.4, the Servicer will mark its receivables systems to indicate clearly that the Receivable is owned by the Issuer and has been pledged to the Indenture Trustee under the Indenture.
(b)            List of Receivables.  If requested by the Owner Trustee or the Indenture Trustee, the Servicer will furnish a list of Receivables (by loan number) to the Owner Trustee and the Indenture Trustee.
Section 9.5                          No Petition.  The parties agree that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar Law.  This Section 9.5 will survive the termination of this Agreement.
Section 9.6                          Limited Recourse.  Each party agrees that any claim that it may seek to enforce against the Depositor or the Issuer under this Agreement is limited to the Depositor Transferred Property only and is not a claim against the Depositor’s or the Issuer’s assets as a whole or against assets other than the Depositor Transferred Property.
Section 9.7                          Limitation of Liability.
(a)            Owner Trustee.  This Agreement has been signed on behalf of the Issuer by Wilmington Trust, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer.  In no event will Wilmington Trust, National Association in its individual capacity or as a beneficial owner of the Issuer be liable for the representations,
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warranties, covenants, agreements or other obligations of the Issuer under this Agreement.  For all purposes under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the Trust Agreement.  Neither the Issuer nor the Owner Trustee will have any liability for any act or failure to act of the Servicer, including any action taken under a power of attorney given under this Agreement.
(b)            Indenture Trustee.  This Agreement has been signed by U.S. Bank National Association not in its individual capacity but solely in its capacity as Indenture Trustee.  In performing its obligations under this Agreement, the Indenture Trustee is subject to, and entitled to the benefits of, the Indenture.  The Indenture Trustee will not have any liability for any act or failure to act of the Servicer, the Custodian, the Marketing Agent, the Issuer or any other Person.
Section 9.8                          Tax Treatment of Notes.  Each of the Depositor and the Servicer agree to treat the Notes as indebtedness for U.S. federal, State and local income and franchise tax purposes.
Section 9.9                          Regulation RR Risk Retention.  Cellco, as Sponsor, agrees that (i) each of the Sponsor, the Master Trust, each Originator and the nominee of the Originators is under the common control of Verizon and therefore, the nominee of the Originators (which nominee is also the sole equityholder of the Master Trust) is a “majority-owned affiliate” of the Sponsor as defined in the U.S. Credit Risk Retention Rules, (ii) the Sponsor will cause the nominee of the Originators to, and the nominee of the Originators will, retain the Residual Interest on the Closing Date and (iii) the Sponsor will not, and will not permit the Master Trust, the Originators or the nominee of the Originators to, sell, transfer, finance or hedge the Residual Interest except as permitted by the U.S. Credit Risk Retention Rules.
Section 9.10                          Cap Collateral Account.  If the Cap Counterparty is required to post collateral under the terms of the Cap Agreement, upon written direction and notification of such requirement, the Servicer shall establish a segregated account (the “Cap Collateral Account”) at a Qualified Institution that (i) is not affiliated with the Cap Counterparty and (ii) has total assets of at least $10,000,000,000 (the “Cap Custodian”), titled as an account of the Cap Counterparty as depositor and entitlement holder.  In the event that the Cap Custodian no longer satisfies the requirements set forth in the immediately preceding sentence, the Issuer, the Servicer and the Cap Counterparty shall use their reasonable best efforts to move the Cap Collateral Account and any collateral posted therein to another financial institution satisfying the requirements set forth in the immediately preceding sentence within sixty (60) calendar days.  The Cap Collateral Account shall be subject to a tri-party account control agreement to be entered into among the Cap Counterparty, the Issuer and the Cap Custodian (the “Control Agreement”).  The Control Agreement shall provide, among other customary matters, that (x) the Cap Counterparty shall be entitled to originate entitlement orders and instructions, and receive interest and distributions, with respect to the Cap Collateral Account so long as the Issuer has not delivered a notice to the Cap Custodian and the Cap Counterparty to the effect that the Issuer shall have exclusive control over the Cap Collateral Account, (y) following delivery of such notice of exclusive control the Cap Custodian shall comply with instructions and entitlement orders originated by the Issuer without further consent by the Cap Counterparty, and (z) the Control Agreement shall terminate on the fifth Business Day following delivery of a notice from the Cap Counterparty to the Cap Custodian and the Issuer that the Cap Counterparty has designated an “Early Termination Date”
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(as defined in the Cap Agreement) in respect of all “Transactions” (as defined in the Cap Agreement) for the reason that the Issuer is the Defaulting Party or the sole “Affected Party” (as defined in the Cap Agreement) with respect to a “Termination Event” (as defined in the Cap Agreement), unless such notice is contested by the Issuer within such period of five (5) Business Days. The Issuer agrees that it shall not assert exclusive control over, or originate entitlement orders or instructions for the disposition of funds with respect to, the Cap Collateral Account unless the conditions for the exercise of its rights and remedies pursuant to the Cap Agreement are met and such assertion of exclusive control or origination of instructions or entitlement orders is for the purpose of exercising such rights and remedies.  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Cap Collateral Account shall be (i) for application to obligations of the Cap Counterparty to the Issuer under the Cap Agreement in accordance with the terms of the Cap Agreement or (ii) to return collateral to the Cap Counterparty when and as required by the Cap Agreement or applicable law.  Investment earnings on the Cap Collateral Account, if any, will be distributed to the Cap Counterparty.
ARTICLE X
MISCELLANEOUS
Section 10.1                          Amendments.
(a)            Amendments to Clarify and Correct Errors and Defects.  The parties may amend this Agreement (including Appendix A) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement, in each case, without the consent of the Noteholders, the Certificateholders or any other Person.  The parties may amend any term or provision of this Agreement (including Appendix A) from time to time for the purpose of conforming the terms of this Agreement (including Appendix A) to the description thereof in the Prospectus, without the consent of Noteholders, the Certificateholders or any other Person.
(b)            Other Amendments.  Other than as set forth in Section 10.1(c), the parties may amend this Agreement (including Appendix A) to add any provisions to, or change in any manner or eliminate any provisions of, this Agreement or for the purpose of modifying in any manner the rights of the Noteholders under this Agreement, with the consent of the Certificateholders, either (1) without the consent of the Noteholders if (x) the Issuer or the Administrator delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that the amendment will not have a material adverse effect on the Noteholders, or (y) the Rating Agency Condition is satisfied with respect to such amendment or (2) if the interests of the Noteholders are materially and adversely affected, with the consent of the holders of a majority of the Note Balance of the Controlling Class.
(c)            Amendments Requiring Consent of all Affected Noteholders and Certificateholders.  No amendment to this Agreement (including Appendix A) may, without the consent of all adversely affected Noteholders and Certificateholders, (i) change the applicable Final Maturity Date on a Note or change the principal amount of or interest rate or Make-Whole Payment on a Note; (ii) modify the percentage of the Note Balance of the Notes or the Controlling Class required for any action; (iii) modify or alter the definition of “Outstanding,”
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“Controlling Class” or “Amortization Events”, or (iv) change the Required Reserve Amount, the Required Acquisition Deposit Amount or the Required Negative Carry Amount.
(d)            Consent of Indenture Trustee and Owner Trustee.  The consent of the Indenture Trustee will be required for any amendment under Sections 10.1(b) or (c) that has a material adverse effect on the rights, obligations, immunities or indemnities of the Indenture Trustee.  The consent of the Owner Trustee will be required for any amendment under Sections 10.1(b) or (c) that has a material adverse effect on the rights, obligations, immunities or indemnities of the Owner Trustee, which consent will not be unreasonably withheld.
(e)            Opinion of Counsel.  Before executing any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon, and the Depositor will deliver, an Opinion of Counsel stating that the execution of the amendment is permitted by this Agreement and all conditions precedent thereto have been satisfied.
(f)            Notice of Amendments.  Promptly after the execution of an amendment, the Depositor will deliver, or will cause the Administrator to deliver, a copy of the amendment to the Indenture Trustee and the Rating Agencies, and the Indenture Trustee will notify the Noteholders of the substance of the amendment.
(g)            Noteholder Consent.  For any amendment to this Agreement (or Appendix A) requiring the consent of any Noteholders, the Indenture Trustee will, when directed by Issuer Order, notify the Noteholders to request consent and follow its reasonable procedures to obtain consent.  It shall not be necessary for the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  For the avoidance of doubt, any Noteholder consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Noteholder.
Section 10.2                          Assignment; Benefit of Agreement; Third-Party Beneficiary.
(a)            Assignment.  Except as stated in Sections 5.3, 7.4 and 7.6, this Agreement may not be assigned by the Depositor or the Servicer without the consent of the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class.
(b)            Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Depositor and the Servicer.  No other Person will have any right or obligation under this Agreement.
Section 10.3                          Notices.
(a)            Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:
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(i)            for personally delivered, express or certified mail or courier, when received;
(ii)            for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;
(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and
(iv)            for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.
(b)            Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule B, which address the party may change at any time by notifying the other parties.
(c)            Notices to Noteholders.  Notices to a Noteholder will be considered received by the Noteholder:
(i)            for Definitive Notes, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the Noteholder at its address in the Note Register; or
(ii)            for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.
Section 10.4                          Agent for Service.
(a)            Depositor.  The agent for service of the Depositor for this Agreement will be the person holding the office of Secretary of the Depositor at the following address:
Verizon ABS LLC
One Verizon Way
Basking Ridge, New Jersey 07920
(b)            Servicer.  The agent for service of the Servicer for this Agreement will be the person holding the office of Secretary of the Servicer at the following address:
Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, New Jersey 07920

(c)            Marketing Agent.  The agent for service of the Marketing Agent for this Agreement will be the person holding the office of Secretary of the Marketing Agent at the following address:
Cellco Partnership d/b/a Verizon Wireless
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One Verizon Way
Basking Ridge, New Jersey 07920

Section 10.5                          GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES).  FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION, AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.   NOTWITHSTANDING SECTION 10.1 OF THIS AGREEMENT, THE PARTIES WILL NOT AGREE TO AMEND THIS AGREEMENT TO CHANGE THE GOVERNING LAW TO ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
Section 10.6                          Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
Section 10.7                          WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 10.8                          No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under Law.
Section 10.9                          Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.
Section 10.10                      Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.
Section 10.11                      Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.
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Section 10.12                                        Limitation of Rights of the Cap Counterparty.  All of the rights of the Cap Counterparty in, to and under this Agreement or any other Transaction Document, other than the Cap Agreement (including, but not limited to, the Cap Counterparty’s rights to receive notice of any action hereunder or under any other Transaction Document and to give or withhold consent to any action hereunder or under any other Transaction Document), shall terminate upon the termination of the Cap Agreement in accordance with the terms thereof.
Section 10.13                                        Intent of the Parties; Reasonableness.  The Depositor, the Servicer and the Issuer acknowledge and agree that the purpose of Sections 6.6 and 6.7 of this Agreement is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  None of the Depositor, the Administrator nor the Issuer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Issuer or the Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Servicer shall cooperate fully with the Administrator and the Issuer to deliver to the Administrator or Issuer, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer or the Administrator to permit the Issuer or Administrator (acting on behalf of the Issuer) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Issuer or the Administrator to be necessary in order to effect such compliance.
ARTICLE XI

ASSET REPRESENTATIONS REVIEW; DISPUTE RESOLUTION
Section 11.1                          Asset Representations Review.
(a)            Upon the occurrence of a Delinquency Trigger with respect to any Collection Period, the Servicer will promptly send to the Administrator, the Indenture Trustee and each Noteholder (and to each applicable Clearing Agency for distribution to Note Owners in accordance with the rules of such Clearing Agency) as of the most recent Record Date a notice describing (i) the occurrence of the Delinquency Trigger, and including reasonably detailed calculations thereof, and (ii) the rights of the Noteholders and Note Owners regarding an Asset Representations Review (including a description of the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a Noteholder vote in respect of an Asset Representations Review).  In connection with the foregoing, upon request from the Servicer, the Indenture Trustee shall provide a list of the Noteholders of record as of the most recent Record Date.  The notice provided under this Section 11.1 (a) and the related 10-D that is filed are the only notices that will be provided to Noteholders concerning whether the Delinquency Trigger has occurred.
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(b)            If the Indenture Trustee notifies the Servicer pursuant to 14.2 of the Indenture that sufficient Noteholders have voted within the required time to initiate an Asset Representations Review of all 60-Day Delinquent Receivables by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, then the Servicer shall:
(i)            promptly notify the Asset Representations Reviewer and the Indenture Trustee of the number of 60-Day Delinquent Receivables;
(ii)            within sixty (60) days after receipt by the Servicer of that notice from the Indenture Trustee, render reasonable assistance, including granting access to copies of any underlying documents and Receivable Files and all other relevant documents, to the Asset Representations Reviewer to facilitate the performance of a review of all 60-Day Delinquent Receivables, pursuant to Section 3.3(a) of the Asset Representations Review Agreement, in order to verify compliance with the representations and warranties made to the Issuer by the Depositor; provided, that the Servicer shall use its best efforts to redact any materials provided to the Asset Representations Reviewer in order to remove any Personally Identifiable Information without changing the meaning or usefulness of the Review Materials; and
(iii)            provide such other reasonable assistance to the Asset Representations Reviewer as it requests in order to facilitate its Asset Representations Review of the 60-Day Delinquent Receivables pursuant to the Asset Representations Review Agreement.
Section 11.2                          Dispute Resolution.
(a)            If (i) the Issuer or the Indenture Trustee (acting on behalf of the Noteholders) or (ii) any Noteholder or Verified Note Owner requests, by written notice to (x) the Indenture Trustee (which will be forwarded to the related Originator or the Servicer as applicable) or (y) the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) (any such party making a request, the “Requesting Party”), that a Receivable be reacquired or acquired due to an alleged breach of the Eligibility Representation with respect to that Receivable as set forth in Section 3.3 of the Originator Receivables Transfer Agreement or Section 3.3 of the Master Trust Receivables Transfer Agreement, respectively, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within one-hundred eighty (180) days of the receipt of such request by the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust), then the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration pursuant to this Section 11.2.  Dispute resolution to resolve reacquisition or acquisition requests will be available regardless of whether Noteholders and Note Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.  The Depositor will provide written direction to the Indenture Trustee instructing it to notify the Requesting Party (directly if the Requesting Party is a Noteholder and through the applicable Clearing Agency for distribution to such Requesting Party, if the Requesting Party is a Note Owner, in accordance with the rules of such Clearing Agency) no later than five (5) Business Days after the end of the 180-day period of the date when the 180-day period ends without resolution by the appropriate party, which written direction will specify the
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identity of the Requesting Party and the date as of which that 180-day period shall have ended; provided, that the Indenture Trustee shall have no other obligation whatsoever to participate in any dispute resolution, mediation or arbitration to determine if a reacquisition or acquisition request has been resolved within the applicable 180-day period. The Requesting Party must provide notice of its intention to refer the matter to mediation, to refer the matter to arbitration, or to institute a legal proceeding, to the Depositor within thirty (30) days after the delivery of notice of the end of the 180-day period.  The Depositor will participate in the resolution method selected by the Requesting Party.  For the avoidance of doubt, the Owner Trustee shall have no obligation whatsoever to participate in any dispute resolution, mediation or arbitration to determine if a reacquisition or acquisition request has been resolved within the applicable 180-day period.  For the avoidance of doubt, if the Indenture Trustee does not agree to pursue or otherwise be involved in resolving any reacquisition or acquisition request or dispute resolution proceeding, the related Noteholders or Verified Note Owners may independently pursue dispute resolution in respect of such reacquisition or acquisition.  If the Indenture Trustee brings a dispute resolution action based on Noteholder direction to do so, the “Requesting Party” shall be deemed to be the requesting Note Owners (or the party to the arbitration) for purposes of the dispute resolution proceeding, including allocation of fees and expenses.  The Indenture Trustee shall not be liable for any costs, expenses and/or liabilities allocated to a Requesting Party as part of the dispute resolution proceeding.  Further, the Indenture Trustee shall be under no obligation under this Agreement, any other Transaction Document or otherwise to monitor reacquisition or acquisition activity or to independently determine which reacquisition or acquisition requests remain unresolved after 180 days.
(b)            If the Requesting Party selects mediation (including non-binding arbitration) as the resolution method, the following provisions will apply:
(i)            The mediation will be administered by JAMS pursuant to its Mediation Procedures in effect on the date the arbitration is filed.
(ii)            The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators by JAMS each party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference JAMS will select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.
(iii)            The parties will use commercially reasonable efforts to begin the mediation within thirty (30) days of the selection of the mediator and to conclude the mediation within sixty (60) days of the start of the mediation.
(iv)            The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.
(c)            If the Requesting Party selects binding arbitration as the resolution method, the following provisions will apply:
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(i)            The arbitration will be administered by the AAA pursuant its Arbitration Rules in effect on the date the arbitration is filed.
(ii)            The arbitral panel will consist of three members, (i) one to be appointed by the Requesting Party within five (5) Business Days of providing notice to the Depositor of its selection of arbitration, (ii) one to be appointed by the Depositor within five (5) Business Days of that appointment and (iii) the third, who will preside over the panel, to be chosen by the two party-appointed arbitrators within five (5) Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Arbitration Rules.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.
(iii)            Each arbitrator will be independent and will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect as of the date of this Agreement.  Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.   Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
(iv)            After consulting with the parties, the arbitral panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within ninety (90) days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with then-prevailing New York law (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration.
(v)            Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) four witness depositions not to exceed five hours, and (B) one set of interrogations, document requests, and requests for admissions; provided that the arbitral panel will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitral panel determines good cause is shown that such additional discovery is reasonable and necessary.
(vi)            The arbitral panel will make its final determination no later than ninety (90) days after appointment.  The arbitral panel will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way.  The arbitral panel will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitral panel will determine and award the costs of the arbitration (including the fees of the arbitral panel, cost of any record or transcript of the arbitration, and administrative
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fees) and reasonable attorneys’ fees to the parties as determined by the arbitral panel in its reasonable discretion.  The determination in any binding arbitration of the arbitral panel will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable and may be enforced in any court of competent jurisdiction.]
(vii)            By selecting binding arbitration, the selecting party is giving up the right to sue in court, including the right to a trial by jury.
(viii)            No person may bring class or collective claims in arbitration even if the Arbitration Rules would allow them.  Notwithstanding anything herein to the contrary, the arbitral panel may award money or injunctive relief in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party’s individual claim.
(d)            The following provisions will apply to both mediations and arbitrations:
(i)            Any mediation or arbitration will be held in New York, New York; and
(ii)            The details and/or existence of any unfulfilled reacquisition or acquisition request, any informal meetings, mediations or arbitration proceedings conducted under this Section 11.2, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled reacquisition or acquisition request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 11.2).  This information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 11.2), except as otherwise required by law, regulatory requirement or court order.  If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

 VERIZON ABS LLC,
        as Depositor

By:__________________________________
        Name:
        Title:
VERIZON OWNER TRUST 2018-A,
        as Issuer

By:        Wilmington Trust, National Association,
        not in its individual capacity but solely as Owner
        Trustee of Verizon Owner Trust 2018-A

By:__________________________________
        Name:
        Title:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian

By:__________________________________
        Name:
        Title:

AGREED AND ACCEPTED BY:
U.S. BANK NATIONAL ASSOCIATION,
        not in its individual capacity
        but solely as Indenture Trustee

By:__________________________________
        Name:
        Title:
U.S. BANK NATIONAL ASSOCIATION,
        solely with respect to Section 4.1(f), not in its individual capacity but solely as Securities Intermediary

By:__________________________________
        Name:
        Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
        not in its individual capacity
        but solely as Owner Trustee

By:__________________________________
        Name:
        Title:
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
solely with respect to the obligations set forth in Section 7.1, in its individual capacity

By:__________________________________
        Name:
        Title:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Sponsor, solely with respect to the obligations set forth in
Section 3.5(a)(ii) and Section 9.9

By:__________________________________
        Name:
        Title:

Schedule A
Schedule of Initial Receivables
Delivered Electronically to Indenture Trustee at Closing

SA-1

Schedule B
Notice Addresses
1.	If to Cellco, in its individual capacity or as Servicer, Marketing Agent, Custodian or Administrator:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com

2.	If to the Depositor:
Verizon ABS LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Chief Financial Officer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
With a copy to:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
3.	If to the Issuer:
c/o the Owner Trustee at the Corporate Trust Office of the Owner Trustee
With copies to:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com

4.	If to the Parent Support Provider:
Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York 10036
Attn: Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com

5.	If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee
6.	If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee
7.	If to Fitch:
Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention:  Asset Backed Surveillance
Telephone:  (212) 908-0500
Fax:  (212) 514-9897
8.	If to S&P:
S&P Global Ratings
55 Water Street
New York, New York 10041
Attention:  Asset Backed Surveillance Department
Telephone:  (212) 438-1000
Fax:  (212) 438-2649

9.	If to Moody’s:
Moody’s Investors Service, Inc.
ABS Monitoring Department
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Email: abssurveillance@moodys.com

10.            If to the Cap Counterparty:

Bank of America Merrill Lynch
1133 Avenue of the Americas
42nd Floor, NY1-533-42-01

New York, NY 10036-6710
Attention: Agreements & Documentation
Facsimile No.: (212) 548-8622

With a copy to: dg.dg_gmg_cid_fax_notices@bofasecurities.com

11.            If to the Asset Representations Reviewer:

Pentalpha Surveillance LLC
375 N French Rd Suite 100
Amherst NY 14228
Attention: VZOT 2018-A Transaction Manager
Telephone:  (716) 418-1634
Fax:  (716) 204-5902
Email: notices@pentalphasurveillance.com (with VZOT 2018-A in the subject line)

Appendix A
Usage and Definitions
Verizon Owner Trust 2018-A
Usage

The following usage rules apply to this Appendix, any document that incorporates this Appendix and any document delivered under any such document:

(a)            The term “document” includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)            Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States on the date of the document that incorporates this Appendix.

(c)            References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)            Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)            Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations under the statute and any judicial and administrative interpretations of the statute.

(f)            References to “law” or “applicable law” in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g)            The calculation of any amount as of a Cutoff Date or any other day, unless otherwise stated, will be determined after the end of that calendar day after the application or processing of any funds, payments and other transactions on that day.

(h)            References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i)            The terms defined in this Appendix apply to the singular and plural forms of those terms.

(j)            The term “including” means “including without limitation.”

(k)            References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l)            In the computation of periods of time from one date to or through a later date, the word “from” means “from and including,” the word “to” means “to but excluding,” and the word “through” means “to and including.”

(m)            Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n)            References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year.

(o)            No Person will be deemed to have “knowledge” of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has actual knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Transaction Document.

Definitions

“60-Day Delinquent Receivable” means, for any date of determination, a Receivable for which there are unpaid charges remaining on the account 60 days after the bill’s date due; provided that a Written-Off Receivable is not considered a 60-Day Delinquent Receivable.

“AAA” means the American Arbitration Association.

“Account Control Agreement” means the Account Control Agreement, dated as of the Closing Date, among the Issuer, as grantor, the Indenture Trustee, as secured party, and U.S. Bank National Association, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC, as amended, restated, supplemented or modified from time to time.

“Accrued Note Interest” means, for a Class and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall.

“Acquired Receivable” means, for a Collection Period, a Receivable (a) acquired by the Servicer under Section 3.3 of the Transfer and Servicing Agreement, (b) acquired by the Marketing Agent under Section 4.3(i) of the Transfer and Servicing Agreement, (c) reacquired by an Originator under Section 3.4 or 4.8 of the Originator Receivables Transfer Agreement, or (d) acquired by the Servicer under Section 3.4 or 4.7 of the Master Trust Receivables Transfer Agreement and for which, in each case, the acquisition or reacquisition is effective during the Collection Period and the Acquisition Amount is included in Available Funds for the related Payment Date.

“Acquisition Account” means the subaccount of the Collection Account established under Section 4.1(a) of the Transfer and Servicing Agreement.

“Acquisition Amount” means, for an Acquired Receivable for which the Acquisition Amount is to be included in Available Funds for a Payment Date, the excess of (i) the present value of the Principal Balance of the Receivable as of the last day of the Collection Period immediately preceding the related Collection Period (calculated using the Discount Rate on the basis of a 360-day year of twelve 30-day months and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received) over (ii) all cash collections and any other cash proceeds received by the Issuer on the related Receivable from (but excluding) the last day of the Collection Period immediately preceding the related Collection Period to the day on which such Receivable becomes an Acquired Receivable.

“Acquisition Date” means each date during the Revolving Period on which the Issuer acquires Additional Receivables under Section 2.1(b) of the Transfer and Servicing Agreement and the Depositor acquires Additional Receivables under Section 2.1(b) of the Originator Receivables Transfer Agreement or Section 2.1(a) of the Master Trust Receivables Transfer Agreement; provided that there shall be no more than five (5) Acquisition Dates in any calendar month.

“Acquisition Date Supplement” means, for any Collection Period that includes an Acquisition Date, the supplement (which may be incorporated into the Monthly Investor Report) delivered by the Servicer setting forth (a) the aggregate Principal Balance as of the Cutoff Date for the Additional Receivables transferred by the Issuer, (b) the Additional Receivables Transfer Amount for such Acquisition Date, (c) the amount in the Acquisition Account on such Acquisition Date, (d) the Yield Supplement Overcollateralization Amount for such Acquisition Date and (e) the results of the Credit Enhancement Test, the Pool Composition Tests and the Floor Credit Enhancement Composition Tests as of such Acquisition Date.

“Acquisition Deposit Amount” means, for any Payment Date during the Revolving Period, an amount equal to (x) the Required Acquisition Deposit Amount minus (b) the amount on deposit in the Acquisition Account on such Payment Date (before payments under Section 8.2(c) of the Indenture on that Payment Date).

“Additional Originator” has the meaning stated in Section 6.11 of the Originator Receivables Transfer Agreement.

“Additional Receivable” means any device payment plan agreement acquired by the Issuer on an Acquisition Date and listed on the Schedule of Receivables attached to a Transfer Notice delivered to the Issuer and the Indenture Trustee in connection with such Acquisition Date.

“Additional Receivables Cash Transfer Amount” means, for an Acquisition Date, the lesser of (x) the Additional Receivables Transfer Amount and (y) the amount on deposit in the Acquisition Account on such Acquisition Date.

“Additional Receivables Transfer Amount” means, for an Acquisition Date, an amount equal to the discounted present value of the remaining payments (after the end of the calendar day on the related Cutoff Date) for the remaining term of such Additional Receivable discounted using the Discount Rate.

“Additional Successor Servicer Fee” means, for any Payment Date, the excess, if any, of (x) $425,000 over (y) the Servicing Fee.

“Additional Trust Property” means, for any Acquisition Date, (a) the Depositor Transferred Property for that Acquisition Date, (b) all present and future claims, demands, causes of action and choses in action for any of the foregoing, and (c) all payments on or under and all proceeds for any of the foregoing.

“Adjusted Pool Balance” means, on the Closing Date, an amount equal to:

(a)	the Initial Pool Balance; minus
(b)	the Yield Supplement Overcollateralization Amount for the Closing Date;

and means, on a Payment Date or Acquisition Date, an amount (not less than zero) equal to:

(a) the Pool Balance as of the last day of the Collection Period immediately preceding such Payment Date or Acquisition Date; minus
(b) the Yield Supplement Overcollateralization Amount for such Payment Date or Acquisition Date.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Administrator and the Issuer, as amended, restated, supplemented or modified from time to time.

“Administrator” means Cellco, in its capacity as administrator under the Administration Agreement.

“Adverse Claim” means any Lien other than a Permitted Lien.

“Affiliate” means, for a specified Person (other than a natural Person), (a) another Person controlling, controlled by or under common control with the specified Person, (b) any other Person beneficially owning or controlling more than fifty percent (50%) of the outstanding voting securities or rights of or interest in the capital, distributions or profits of the specified Person or (c) any controlling shareholder of, or partner in, the specified Person. For the purposes of this definition, “control” when used with respect to any Person means the direct or indirect possession of the power to direct or cause the direction of the management or policies of the Person, whether through ownership, by contract, arrangement or understanding, or otherwise.

“Amortization Event” means the occurrence of any of the following:

 (a)            the Issuer fails on a Payment Date during the Revolving Period to (i) pay the Accrued Note Interest on the Notes, (ii) have the Required Reserve Amount on deposit in the Reserve Account or (iii) have the Required Negative Carry Amount on deposit in the Negative Carry Account;

(b)            for any Payment Date, the sum of the fractions, expressed as percentages for each of the three Collection Periods immediately preceding such Payment Date, calculated by dividing the aggregate Principal Balance of Written-Off Receivables during each of those Collection Periods by the Pool Balance as of the first day of each of those Collection Periods, multiplied by four, exceeds 10.00%, as determined by the Servicer at least two Business Days before each Payment Date;

(c)            for any Payment Date, the sum of the fractions, expressed as percentages for each of the three Collection Periods immediately preceding such Payment Date, calculated by dividing the aggregate Principal Balance of all Receivables that are 91 days or more Delinquent at the end of each of those Collection Periods by the Pool Balance as of the last day of each of those Collection Periods, divided by three, exceeds 2.00%, as determined by the Servicer at least two Business Days before each Payment Date;

(d)            the Adjusted Pool Balance is less than 50.00% of the aggregate Note Balance of the Notes;

(e)            on any Payment Date, after giving effect to all payments to be made on such Payment Date pursuant to Section 8.2 of the Indenture and the acquisition of Additional Receivables on that date, the amount of Overcollateralization for the Notes is not at least equal to the Overcollateralization Target Amount; provided, that if the Overcollateralization Target Amount is not reached on any Payment Date solely due to a change in the percentage used to calculate such Overcollateralization Target Amount, such an event will not constitute an “Amortization Event” unless the Overcollateralization Target Amount is not reached by the end of the third month after the related Payment Date;

(f)            a Servicer Termination Event has occurred and is continuing; or

(g)            an Event of Default has occurred and is continuing.

“Amortization Period” means the Payment Date beginning on the earlier of (i) the Payment Date in November 2020 or (ii) the Payment Date on or immediately following the date on which an Amortization Event occurs and ending on the earlier of (a) the Payment Date on which each Class of Notes have been paid in full and (b) the Final Maturity Date.

“Amount Financed” means, for a Receivable, the amount of credit provided to the Obligor for the purchase of the related Device.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in the Receivable or in any federal Truth-in-Lending Act correction notice related to the Receivable.

 “Annual Upgrade Offer” means the annual upgrade offer extended by Verizon Wireless as of the date hereof to an existing Obligor under which such Obligor can upgrade certain specified Devices that are the subject of a device payment plan agreement if the following terms and conditions specified in such offer are satisfied:

•
The customer may be able to upgrade his or her eligible device for a new qualifying device after 30 days provided that such customer has paid at least 50% of the retail price of the eligible device under the related device payment plan agreement and returns such eligible device to Verizon Wireless in good working condition with no significant damage as determined by Verizon Wireless;

•
The customer is required to purchase a new qualifying device under a new device payment plan agreement.  New device purchases are subject to then-available offers and any associated wireless service requirements;

•	A customer’s account must be in good standing and such customer must satisfy Verizon Wireless’ eligibility requirements for a new device payment plan agreement;
•
Upon entering into a device payment plan agreement for a new qualifying device, and after returning the eligible device to Verizon Wireless within 14 days, Verizon Wireless will agree, for the benefit of such customer and for the express benefit of any assignee of such customer’s original device payment plan agreement, to acquire such customer’s eligible device for the remaining balance of the related customer’s original device payment plan agreement and pay off and settle that remaining balance.  After Verizon Wireless does that, such customer’s only remaining obligations will be under the new device payment plan agreement and for associated wireless service;

•
If a customer does not return his or her eligible device when upgrading, or if it is not returned to Verizon Wireless in good working condition, in each case the remaining balance under such customer’s original device payment plan agreement will be due on such customer’s next bill.  Good working condition requires, among other things, that the customer’s returned device powers on and off, does not have a cracked screen, has no significant damage as determined by Verizon Wireless, and has all password-protected security features (e.g., Find My iPhone) turned off;

•
The Annual Upgrade Offer and the related terms and conditions may be modified or terminated by Verizon Wireless at any time.  A customer’s upgrade eligibility will be determined in the sole discretion of Verizon Wireless.  If the Annual Upgrade Offer is terminated or the related terms and conditions are not satisfied, a customer will remain responsible for the remaining balance due under his or her original device payment plan agreement.

“Applicable Anti-Money Laundering Law” has the meaning stated in Section 6.8 of the Trust Agreement.
“Arbitration Rules” means the AAA’s Commercial Arbitration Rules and Mediation Procedures.
“Asset Representations Review” means, following the occurrence of a Delinquency Trigger, the review of 60-Day Delinquent Receivables to be undertaken by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.
“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Closing Date, among the Asset Representations Reviewer, the Issuer, the Servicer and the Administrator.
“Asset Representations Reviewer” means Pentalpha Surveillance LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.
“Asset Representations Reviewer Fee” means (i) an annual fee equal to $5,000 per annum, payable on the Payment Date occurring in December of each year, commencing in 2019, and (ii) the amount of any fee payable to the Asset Representations Reviewer in connection with its review of 60-Day Delinquent Receivables in accordance with the terms of the Asset Representations Review Agreement.
“Assumed Amortization Schedule” means, for each class of Notes, an amortization that results in the Note Balance for such class on any future Payment Date being equal to the percentage of the initial Note Balance of such class shown in the decrement table for such class set forth under “Maturity and Prepayment Considerations—Weighted Average Life” in the Prospectus, using a prepayment assumption percentage of 100% and assuming exercise of the Optional Acquisition on the earliest applicable Payment Date.
“Authenticating Agent” has the meaning stated in Section 2.14(a) of the Indenture.

“Available Funds” means, for a Payment Date, the sum of the following amounts for the
Payment Date (without duplication):

(a)            Collections on the Receivables (other than Temporarily Excluded Receivables) for the related Collection Period in the Collection Account; plus

(b)            Acquisition Amounts received on Receivables that became Acquired Receivables during the related Collection Period and any amounts in respect of Acquisition Amounts paid by the Parent Support Provider; plus

(c)            Credit Payments received on Receivables from the Marketing Agent or the related Originators during the related Collection Period and any amounts in respect of Credit Payments paid by the Parent Support Provider; plus

(d)            Upgrade Payments received from the Marketing Agent or the related Originators on Receivables subject to an Upgrade Offer during the related Collection Period and any amounts in respect of Upgrade Payments paid by the Parent Support Provider; plus

(e)            any amounts deposited by the Class A Certificateholder to acquire the Receivables on the Payment Date under Section 8.1 of the Transfer and Servicing Agreement or any amounts received by the Trust from a transferee of the Receivables under Section 8.2 of the Transfer and Servicing Agreement; plus

(f)            the Negative Carry Account Draw Amount, if any; plus

(g)            the Reserve Account Draw Amount, if any, and, after withdrawing the Reserve Account Draw Amount from the Reserve Account, any amount in excess of the Required Reserve Amount remaining on deposit in the Reserve Account; plus

(h)            the amount, if any, deposited into the Collection Account from the Negative Carry Account and, on the first Payment Date during the Amortization Period, the entire amount on deposit in the Negative Carry Account and the Acquisition Account; plus

(i)            any Cap Payment paid by the Cap Counterparty to the Issuer under the Cap Agreement and deposited into the Collection Account.

“Bank Accounts” means the Collection Account, the Reserve Account, the Acquisition Account and the Negative Carry Account.

“Bankruptcy Action” has the meaning stated in Section 5.5 of the Trust Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq.

“Bankruptcy Surrendered Receivable” means any Receivable that is secured by the related Device and is not a Written-off Receivable for which (i) the related Obligor has entered into a bankruptcy proceeding and (ii) the Servicer has accepted the surrender of the related Device in satisfaction of the Receivable.

“Beneficiary” has the meaning stated in the Parent Support Agreement.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code, an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity or any other employee benefit plan that is subject to any Similar Law.

“Book-Entry Note” means any of the Notes issued in book-entry form under Section 2.12 of the Indenture.

“Business Day” means any day other than (a) a Saturday, Sunday or other day on which banks in New York, New York or any jurisdiction in which the Corporate Trust Office of the Indenture Trustee or the Owner Trustee is located are authorized or required to close or (b) a holiday on the Federal Reserve calendar.
“Cap Agreement” means the interest rate cap agreement relating to the Class A-1b Notes consisting of the 2002 ISDA Master Agreement (Multicurrency Cross-Border), schedule and credit support annex, each dated as of October 5, 2018, and the confirmation, dated on or about October 5, 2018, in each case, between the Issuer and the Cap Counterparty, as such agreement may be amended and supplemented from time to time in accordance with its terms.

“Cap Collateral Account” means the account or accounts, if any, established under Section 9.10 of the Transfer and Servicing Agreement as required by the terms of the Cap Agreement.

“Cap Counterparty” means Bank of America, N.A., or any Eligible Replacement Cap Counterparty, to the extent such Eligible Replacement Cap Counterparty replaces the existing Cap Counterparty under the Cap Agreement or any replacement interest rate cap agreement.

“Cap Custodian” has the meaning stated in Section 9.10 of the Transfer and Servicing Agreement.

“Cap Payment” means, for any Interest Period in which One-Month LIBOR (calculated in accordance with the Cap Agreement) exceeds 2.75%, an amount equal to the product of (x) the excess, if any, of One-Month LIBOR (calculated in accordance with the Cap Agreement) for the related Payment Date over 2.75%, (y) the notional amount of the cap for such Payment Date, as set forth in the Cap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360, which payment shall be deposited into the Collection Account by the Cap Counterparty on or before the second Business Day preceding the related Payment Date.

“Cellco” means Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, doing business as Verizon Wireless.

“Certificate” means any of the Class A Certificate or the Class B Certificate, as the context requires.
“Certificate Distribution Account” means the account established and maintained as such pursuant to Section 4.1 of the Trust Agreement.

“Certificate of Trust” means the Certificate of Trust of Verizon Owner Trust 2018-A.

“Certificate Paying Agent” means initially the Owner Trustee and any other Person appointed as Certificate Paying Agent under Section 3.11 of the Trust Agreement.

“Certificateholder” means the registered holder of a Certificate.

“Class” means the Class A-1a Notes, the Class A-1b Notes, the Class B Notes and the Class C Notes, as applicable.

“Class A Certificate” means the Class A Certificate executed by the Issuer and authenticated by the Owner Trustee, evidencing a portion of the Equity Interest in the Issuer, substantially in the form attached as Exhibit B-1 to the Trust Agreement.
“Class A Certificateholder” means collectively, the Originators or their designee.
“Class A Notes” means, collectively, the Class A-1a Notes and the Class A-1b Notes.

“Class A-1a Notes” means the $1,226,000,000 Class A-1a 3.23% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class A-1b Notes” means the $200,000,000 Class A-1b One-Month LIBOR + 0.24% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class B Certificate” means the variable funding certificate executed by the Issuer and authenticated by the Owner Trustee, substantially in the form attached as Exhibit B-2 to the Trust Agreement.
“Class B Certificate Principal Balance” means (i) on the Closing Date, $0, (ii) on any Acquisition Date, an amount equal to the excess, if any, of the Additional Receivables Transfer Amount for the Additional Receivables to be acquired by the Issuer on such Acquisition Date over the Additional Receivables Cash Transfer Amount for such Additional Receivables, and (iii) during the Amortization Period, $0; provided, that, with respect to clause (ii), immediately following the acquisition by the Depositor of Additional Receivables from the Originators on any Acquisition Date, and upon distribution by the Depositor to the Originators of the amounts set forth in Section 2.2(b) of the Originator Receivables Transfer Agreement, the Class B Certificate Principal Balance will be decreased to zero for such date.

“Class B Certificateholder” means the Depositor or its designee.

“Class B Notes” means the $98,000,000 Class B 3.38% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Class C Notes” means the $76,000,000 Class C 3.55% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

“Clean-Up Redemption” has the meaning stated in Section 8.1(a) of the Transfer and Servicing Agreement.

“Clearing Agency” means an organization registered as a “clearing agency” under Section 17A of the Exchange Act.

“Closing Date” means October 10, 2018.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (a) the Trust Property, (b) all present and future claims, demands, causes of action and choses in action relating to the Trust Property and (c) all payments on or under and all proceeds of the Trust Property.

“Collection Account” means the account or accounts established under Section 4.1(a) of the Transfer and Servicing Agreement.

“Collection Period” means each calendar month. For a Payment Date, the related Collection Period means (i) for any Payment Date other than the initial Payment Date, the Collection Period immediately preceding the month in which the Payment Date occurs, or (ii) for the initial Payment Date, the period from the end of the calendar day on the Initial Cutoff Date and ending on and including the last day of the month immediately preceding the initial Payment Date. For purposes of determining the Principal Balance, Pool Balance or Note Pool Factor, the related Collection Period is the month in which the Principal Balance, Pool Balance or Note Pool Factor is determined.

“Collections” means, for a Collection Period, all cash collections received from Obligors and any other cash proceeds (whether in the form of cash, wire transfer or check) in respect of the Receivables received and applied by the Servicer to the payment of the Receivables during that Collection Period, but excluding:

(i)	the Supplemental Servicing Fee;

(ii)	amounts on any Receivable for which the Acquisition Amount is included in the Available Funds for the related Payment Date; and

(iii)	any Recoveries or cash collections received with respect to Written-Off Receivables that were written-off before or during such Collection Period.

“Commission” means the U.S. Securities and Exchange Commission, and any successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term, referred to as the Remaining Life, of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for that date of redemption, or (2) if the Independent Investment Banker is unable to obtain three Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Control Agreement” has the meaning stated in Section 9.10 of the Transfer and Servicing Agreement.

“Controlling Class” means (a) the Outstanding Class A Notes, voting together as a single class, (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes and (c) if no Class B Notes are Outstanding, the Outstanding Class C Notes.

“Corporate Trust Office” means,

(a) for the Owner Trustee:

Rodney Square North, 1100 North Market Street
Wilmington, Delaware 19890-1600
Attn: Corporate Trust Administration
Telephone: 302-636-6704
Fax: 302-636-4141

or at another address in the State of Delaware as the Owner Trustee may notify the Indenture Trustee, the Administrator and the Depositor,

(b) for the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office on the date of the execution of the Indenture is located at:

(i) solely for the purposes of transfer, surrender, exchange or presentation for final payment:

EP-MN-WS2N
111 Fillmore Avenue East
St. Paul, MN 55107,
Attn: Bondholder Services/VZOT 2018-A

and (ii) for all other purposes:

MK-IL-SL7C
190 South LaSalle Street
Chicago, Illinois 60603
Attention: Global Structured Finance/VZOT 2018-A
Fax: (312) 332-7992

or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Servicer, and the Owner Trustee, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Servicer and the Owner Trustee), and

(c) for the Master Trust Owner Trustee:

Rodney Square North, 1100 North Market Street

Wilmington, Delaware 19890-1600
Attn: Corporate Trust Administration
Telephone: 302-636-6704
Fax: 302-636-4141

or at another address in the State of Delaware as the Master Trust Owner Trustee may notify the Indenture Trustee, the Administrator, the Owner Trustee and the Depositor.

“Covered Entity” and “Covered Entities” have the meanings stated in Section 1(a) of the Parent Support Agreement.

“Credit” means any payment credit (including one-time upfront credits and contingent, recurring credits), including the application of a returned security deposit, allocated to the account of an Obligor that is applied by the Servicer against amounts due on the Obligor’s related invoice.

“Credit Enhancement Test” means the test that will be satisfied on the Closing Date and on each Acquisition Date, after giving effect to all payments required to be made under Section 8.2(c) of the Indenture and the acquisition of Additional Receivables on the Acquisition Date, if (a) (i) the Adjusted Pool Balance as of the end of the Collection Period immediately preceding the Closing Date or such Acquisition Date, as applicable, plus (ii) any amounts on deposit in the Acquisition Account minus (iii) the Overcollateralization Target Amount, is equal to or greater than (b) the aggregate Note Balance on that date.

“Credit Payment” means, with respect to any Collection Period, an amount equal to the reduction in the amount owed by an Obligor under a Receivable due to the application of any Credits to such Obligor’s account that would have otherwise constituted Collections during such Collection Period.

“Custodian” means Cellco, in its capacity as custodian of the Receivable Files.

“Customer Tenure” means the number of months an Obligor has had a Verizon Wireless account based on the oldest active account establishment date for such Obligor, inclusive of any periods of up to 50 days of disconnected service, up to 90 days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act, as amended.

“Cutoff Date” means (a) for the Initial Receivables, the Initial Cutoff Date and (b) for any Additional Receivables, the end of the calendar day on the last day of the month immediately preceding the month in which such Acquisition Date occurs.

“Default” means any event that with notice or the passage of time or both would become an Event of Default.

“Definitive Notes” has the meaning stated in Section 2.13 of the Indenture.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code.

“Delinquent” means an account on which an Obligor has unpaid charges remaining on the related account on the day immediately following the related date due as indicated on the Obligor’s bill.

“Delinquency Trigger” means, with respect to a Collection Period, the aggregate Principal Balance of 60-Day Delinquent Receivables as a percentage of the aggregate Principal Balance of Receivables as of the end of such Collection Period exceeds the Delinquency Trigger Percentage for such Collection Period.

“Delinquency Trigger Percentage” equals (i) during the Revolving Period, 5.0% and (ii) during the Amortization Period,  5.5%.

“Depositor” means Verizon ABS LLC, a Delaware limited liability company.

“Depositor Transferred Property” means, for the Closing Date and any Acquisition Date, (a) the Originator Transferred Property, (b) the Master Trust Transferred Property, (c) the Depositor’s rights under the Receivables Transfer Agreements, (d) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (e) all payments on or under and all proceeds of the property described above.

“Depository Agreement” means the letter of representations for the Notes, dated October 10, 2018, by the Issuer in favor of The Depository Trust Company.

“Device” means the wireless device that is the subject of a device payment plan agreement that is a Receivable.

“Discount Rate” means, with respect to a Receivable, the greater of (i) the APR with respect to such Receivable, and (ii) 9.10%.

“Eligibility Representation” has the meaning stated in Section 3.3 of the related Receivables Transfer Agreement.

“Eligible Receivable” means a Receivable that satisfies the characteristics set forth in Section 3.3 of the related Receivables Transfer Agreement.

“Eligible Replacement Cap Counterparty” means a counterparty that meets the eligibility requirements set forth in the Cap Agreement.

“Equity Interest” means a beneficial ownership interest in the Issuer, as recorded on the Trust Register.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU Retained Interest” has the meaning stated in Section 4.6 of the Originator Receivables Transfer Agreement.

“EU Retention Rules” has the meaning stated in the Prospectus.

“Event of Default” has the meaning stated in Section 5.1(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA Information” has the meaning stated in Section 3.3(e) of the Indenture.

“FATCA Withholding Tax” has the meaning stated in Section 3.3(e) of the Indenture.

“FICO® Score 8” means the FICO® Score 8 calculated on or about the date on which such Receivable was originated.

“Final Maturity Date” means, for (i) the Class A-1a Notes, the Payment Date in April 2023, (ii) the Class A-1b Notes, the Payment Date in April 2023, (iii) the Class B Notes, the Payment Date in April 2023, and (iv) the Class C Notes, the Payment Date in April 2023.

“First Priority Principal Payment” means, for a Payment Date, the greater of:

(a)            an amount (not less than zero) equal to the aggregate Note Balance of the Class A Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) minus the Adjusted Pool Balance; and

(b)            on and after the Final Maturity Date for the Class A Notes, the aggregate Note Balance of the Class A Notes until paid in full.

“Fitch” means Fitch Ratings, Inc.

“Floor Credit Enhancement Composition Tests” means, for any Payment Date and the pool of Receivables (excluding any Temporarily Excluded Receivables) held by the Issuer as of such date, each of the following tests calculated as of the end of the month preceding the month in which such date occurs:

(a)            the weighted average FICO® Score 8 of the Obligors with respect to the Receivables is at least 700 (excluding Receivables with Obligors for whom FICO® Score 8s are not available),

(b)            Receivables with Obligors for whom FICO® Score 8s are not available represent no more than 4.50% of the Pool Balance,

(c)            Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless represent no more than 22.00% of the Pool Balance,

(d)            Receivables with Obligors that have 7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless represent no more than 12.00% of the Pool Balance,

(e)            Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless represent at least 55.00% of the Pool Balance,
(f)            Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Score 8s are not available or (ii) that have FICO® Score 8s below 650, represent no more than 10.00% of the Pool Balance,

 (g)            Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Score 8s are not available or (ii) that have FICO® Score 8s below 650, represent no more than 50.00% of the aggregate Principal Balance of all Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless, and

(h)            Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless and (i) for whom FICO® Score 8s are not available or (ii) that have FICO® Score 8s below 650, represent no more than 27.50% of the aggregate Principal Balance of all Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Grant” means to mortgage, pledge, assign and to grant a lien on and a security interest in the relevant property.

“Guaranteed Obligations” has the meaning stated in Section 1(a) of the Parent Support Agreement.

“Hague Securities Convention” means The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006), which became effective in the United States of America on April 1, 2017.

“Indemnified Person” has the meaning stated in Section 6.7(b) of the Indenture, Section 6.3(a) of the Transfer and Servicing Agreement and Section 7.2(a) of the Trust Agreement, as applicable.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Indenture Trustee Fee” means a monthly fee equal to 1/12th of $12,000, payable on each Payment Date.

“Independent” means that the relevant Person (a) is independent of the Issuer, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Depositor or their Affiliates and (c) is not an officer, employee, underwriter, trustee, partner, director or person performing similar functions of or for the Issuer, the Depositor or their Affiliates.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in Section 11.3 of the Indenture, made by an Independent appraiser, a firm of certified public accountants of national reputation or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by Verizon.

“Initial Cutoff Date” means the end of the calendar day on September 30, 2018.

“Initial Pool Balance” means $1,926,312,751.06, which is the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date.

“Initial Receivable” means any device payment plan agreement acquired by the Issuer on the Closing Date and listed on the Schedule of Receivables delivered on the Closing Date.

“Initial Trust Property” means (a) the Depositor Transferred Property for the Closing Date, (b) the Issuer’s rights under the Transfer and Servicing Agreement, (c) the Issuer’s rights under the Cap Agreement, (d) all security entitlements relating to the Bank Accounts and the property deposited in or credited to any of the Bank Accounts, (e) all present and future claims, demands, causes of action and choses in action for any of the foregoing and (f) all payments on or under and all proceeds for any of the foregoing.

“Insolvency Event” means, for a Person, that (1) (a) such Person admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors, or (b) any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (c) such Person generally does not pay its debts as such debts become due and, in the case of any proceeding instituted against such Person, such proceeding remains unstayed for more than sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or (2) such person takes any corporate action to authorize any such action.

“Interest Period” means for any Payment Date and (a) the Class A-1a Notes, Class B Notes and Class C Notes, the period from and including the 20th day of the calendar month immediately preceding the Payment Date to but excluding the 20th day of the month in which the Payment Date occurs (or from and including the Closing Date to but excluding December 20, 2018 for the first Payment Date) or (b) the Class A-1b Notes, the period from and including the Payment Date immediately preceding the current Payment Date to but excluding the current Payment Date (or from and including the Closing Date to but excluding December 20, 2018 for the first Payment Date).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means Verizon Owner Trust 2018-A, a Delaware statutory trust.

“Issuer Order” and “Issuer Request” has the meaning stated in Section 11.3(a) of the Indenture.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, executive order, order, court order, injunction, writ, decree, directive, judgment, injunction, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.

“LIBOR Determination Date” means, (i) with respect to the first Payment Date, the second London Business Day prior to the Closing Date and (ii) with respect to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

“Lien” means a security interest, lien, charge, pledge or encumbrance.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

“Make-Whole Payment” means, for any payment of principal of the Notes on any Payment Date:

(a)            for any Make-Whole Payment due, other than with respect to an Optional Redemption,

(i)            for each Class of Notes other than the Class A-1b Notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on the principal payment until the Payment Date in November

2020 and (ii) the principal payment, each such payment discounted from the Payment Date in November 2020 to such Payment Date monthly on a 30/360 day basis at 0.15% plus the higher of (1) zero and (2) the then-current maturity matched Treasury Rate to such payment over (b) the principal payment; or

(ii)            for the Class A-1b Notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on the principal payment at an interest rate of One-Month LIBOR applicable to such Payment Date plus 0.24% until the Payment Date in November 2020 and (ii) the principal payment, each such payment discounted from the Payment Date in November 2020 to such Payment Date monthly on an actual/360 day basis at One-Month LIBOR applicable to such Payment Date over (b) the principal payment; and

(b)            for any Make-Whole Payment due with respect to an Optional Redemption,

(i)            for each Class of Notes other than the Class A-1b Notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on such Class of Notes assuming principal payments on such Class are made based on the Assumed Amortization Schedule for such Class and (ii) the amount of all future principal payments that would otherwise be paid on such Class of Notes assuming principal payments on such Class are paid based on the Assumed Amortization Schedule for such Class, each such amount discounted from the Payment Date on which such payment would be made in accordance with the Assumed Amortization Schedule to the Payment Date on which the Optional Redemption occurs, monthly on a 30/360 day basis at 0.15% plus the higher of (1) zero and (2) the then-current maturity matched Treasury Rate to such payment over (b) the Note Balance of such Class of Notes immediately prior to the Optional Redemption; or

(ii)            for the Class A-1b Notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on the Class A-1b Notes at an interest rate of One-Month LIBOR applicable to such Payment Date plus 0.24% assuming principal payments on the Class A-1b Notes are made based on the Assumed Amortization Schedule for the Class A-1b Notes and (ii) the amount of all future principal payments that would otherwise be paid on the Class A-1b Notes assuming principal payments on the Class A-1b Notes are paid based on the Assumed Amortization Schedule for the Class A-1b Notes, each such amount discounted from the Payment Date on which such payment would be made in accordance with the Assumed Amortization Schedule to the Payment Date on which the Optional Redemption occurs, monthly on an actual/360 day basis at One-Month LIBOR applicable to such Payment Date over (b) the Note Balance of the Class A-1b Notes immediately prior to the Optional Redemption.

“Marketing Agent” means Cellco.

“Marketing Agent Agency Agreement” means the Amended and Restated Marketing Agent Agency Agreement, dated as of September 27, 2016, between the Marketing Agent and the Verizon Originators, as amended, restated, supplemented or modified from time to time.

“Marketing Agent Remittance Obligation” has the meaning stated in the Parent Support Agreement.

“Master Collateral Agency Agreement” means the Master Collateral Agency and Intercreditor Agreement, dated as of September 27, 2016, among the Master Trust, U.S. Bank National Association, as master collateral agent, Cellco, as servicer, and each creditor representative from time to time party thereto, as amended, restated, supplemented or modified from time to time.

“Master Trust” means Verizon DPPA Master Trust, a Delaware statutory trust, created and existing pursuant to the Master Trust Agreement.

“Master Trust Administrator” means Cellco.

“Master Trust Agreement” means the Amended and Restated Trust Agreement, dated as of September 27, 2016, between Verizon ABS II LLC, as depositor, and the Master Trust Owner Trustee, as amended, restated, supplemented or modified from time to time.
“Master Trust Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as Master Trust Owner Trustee under the Master Trust Agreement.

“Master Trust Receivables Transfer Agreement” means the Master Trust Receivables Transfer Agreement, dated as of the Closing Date, among the Master Trust, the Servicer and the Depositor, as amended, restated, supplemented or modified from time to time.
“Master Trust Transferred Property” means, for the Closing Date and any Acquisition Date, (a) the Initial Receivables or the Additional Receivables, as applicable, transferred by the Master Trust, (b) all amounts received and applied on such Receivables after the end of the calendar day on the related Cutoff Date, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on the ability of the applicable Person to perform its obligations under any Transaction Document.

“Monthly Deposit Required Ratings” has the meaning stated in Section 4.3(b)(i) of the Transfer and Servicing Agreement.

“Monthly Investor Report” has the meaning stated in Section 3.5(a)(i) of the Transfer and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Negative Carry Account” means the account or accounts established under Section 4.1(a) of the Transfer and Servicing Agreement.

“Negative Carry Deposit Amount” means, for a Payment Date during the Revolving Period on which amounts are in the Acquisition Account, an amount equal to (a) the Required Negative Carry Amount for that Payment Date minus (b) the amount in the Negative Carry Account on that Payment Date (before payments under Section 8.2(c) of the Indenture on that Payment Date).

“Negative Carry Account Draw Amount” means, for a Payment Date during the
Revolving Period:

(a)            if that Payment Date is not an Acquisition Date, the lesser of:

(i)            an amount (not less than zero) equal to the Total Required Payment, plus the Reserve Deposit Amount, plus the Acquisition Deposit Amount, minus the Available Funds determined without regard to the Negative Carry Account Draw Amount or the Reserve Account Draw Amount; and

(ii)            the amount in the Negative Carry Account; and

(b)            if the Payment Date is an Acquisition Date, the amount in the Negative Carry Account in excess of the Required Negative Carry Amount.

“New Upgrade DPP” has the meaning stated in Section 4.3(g) of the Transfer and Servicing Agreement.

“Note Balance” means, for a Note or Class, the initial aggregate principal balance of the Note or Class minus all amounts distributed on the Note or Class that is applied to principal.

“Note Interest Rate” means a per annum rate equal to, for: (i) the Class A-1a Notes, 3.23% (computed on the basis of a 360 day year consisting of twelve 30 day months), (ii) the Class A-1b Notes, One-Month LIBOR + 0.24% (computed on the basis of the actual number of days elapsed during the relevant Interest Period and a 360 day year), (iii) the Class B Notes, 3.38% (computed on the basis of a 360 day year consisting of twelve 30 day months), and (iv) the Class C Notes, 3.55% (computed on the basis of a 360 day year consisting of twelve 30 day months).

“Note Interest Shortfall” means, for a Class and a Payment Date, an amount equal to the excess, if any, of the Accrued Note Interest for the Payment Date immediately preceding such Payment Date for the Class over the amount of interest that was paid to the Noteholders of that

Class on the Payment Date immediately preceding such Payment Date, together with interest on the excess amount, to the extent lawful, at the Note Interest Rate for the Class for that Interest Period.

“Note Monthly Interest” means, for a Class and a Payment Date, the aggregate amount of interest accrued on the Note Balance of the Class at the Note Interest Rate for the Class for the related Interest Period.

“Note Owner” means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency (as a direct participant or as an indirect participant, in each case according to the rules of the Clearing Agency).

“Note Paying Agent” means initially the Indenture Trustee and any other Person appointed as Note Paying Agent under Section 2.15 of the Indenture.

“Note Pool Factor” means, for a Class and a Payment Date, a seven-digit decimal figure equal to the Note Balance of the Class after giving effect to any payments of principal of the Class on that Payment Date divided by the initial Note Balance of the Class.

“Note Register” and “Note Registrar” have the meanings stated in Section 2.4 of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally with respect to U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Notes” or “Note” means, collectively or individually, as the context may require, the Class A-1a Notes, the Class A-1b Notes, the Class B Notes and the Class C Notes.

“Obligor” means the Person that has signed the account agreement of which the device payment plan agreement that constitutes the Receivable is a part and who owes payments under the Receivable.

“Officer’s Certificate” means (a) for the Issuer, a certificate signed by a Responsible Person of the Issuer, (b) for the Depositor, the Administrator, the Marketing Agent, the Parent Support Provider, any Originator or the Servicer, a certificate signed by any officer of such entity, as applicable, (c) for the Master Trust, a certificate signed by a Responsible Person of the Master Trust and (d) for the Indenture Trustee, a certificate signed by a Responsible Person of the Indenture Trustee.

“One-Month LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, One-Month LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. Dollars for a period that corresponds to the actual number of days in the first Interest Period.  If the rates used to determine One-Month LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate to the Administrator and the Indenture Trustee.  If at least two such quotations are provided, the Indenture Trustee will calculate the rate for that day as the arithmetic mean of such quoted rates to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.  If fewer than two such quotations are provided, the Indenture Trustee will calculate  the rate for that day as the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more major banks in New York City, selected by the Administrator, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States Dollar deposits for that maturity; provided that if the Administrator is not able to identify any major banks in New York City that are quoting as described in this sentence and for the avoidance of doubt, regardless of whether others in similar transactions are using a different index, it shall direct the Indenture Trustee to use One-Month LIBOR in effect for the applicable Interest Period which will be One-Month LIBOR in effect for the previous Interest Period, and any such direction will be deemed to apply to all subsequent LIBOR Determination Dates unless otherwise directed by the Administrator.  In no event shall the Indenture Trustee be responsible for determining One-Month LIBOR or any substitute for One-Month LIBOR if such rate does not appear on Reuters Screen LIBOR01 page.

“Opinion of Counsel” means a written opinion of counsel (which may be internal counsel) which counsel is reasonably acceptable to the Indenture Trustee, the Owner Trustee and the Rating Agencies, as applicable.

“Optional Acquisition” has the meaning stated in Section 8.1(a) of the Transfer and Servicing Agreement.

“Optional Acquisition Amount” has the meaning stated in Section 8.1(b) of the Transfer and Servicing Agreement.

“Optional Redemption” has the meaning stated in Section 8.2(a) of the Transfer and Servicing Agreement.

“Originator” means (i) with respect to the Initial Receivables or the Additional Receivables, any of Cellco or certain Affiliates of Verizon listed on Schedule B to the Originator

Receivables Transfer Agreement and (ii) with respect to the Additional Receivables transferred to the Depositor pursuant to the Originator Receivables Transfer Agreement, any additional Affiliate of Verizon not listed on Schedule B to the Originator Receivables Transfer Agreement that executes an Additional Originator Joinder Agreement substantially in the form of Exhibit B to the Originator Receivables Transfer Agreement; provided, that with respect to any amounts remitted by, or caused to be remitted by, the Marketing Agent pursuant to Sections 4.3(g), (h) and (i) of the Transfer and Servicing Agreement, the term “Originator” shall also mean, with respect to the Additional Receivables transferred to the Depositor pursuant to the Master Trust Receivables Transfer Agreement, any additional Affiliate of Verizon not listed on Schedule B to the Originator Receivables Transfer Agreement that originated any such Receivables.

“Originator Reacquisition Obligation” has the meaning stated in the Parent Support Agreement.

“Originator Receivables Transfer Agreement” means the Originator Receivables Transfer Agreement, dated as of the Closing Date, between the Originators party thereto and the Depositor, as amended, restated, supplemented or modified from time to time.

“Originator Transferred Property” means, for the Closing Date and any Acquisition Date, (a) the Initial Receivables or the Additional Receivables, as applicable, transferred by the Originators, (b) all amounts received and applied on such Receivables after the end of the calendar day on the related Cutoff Date, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

“Other Assets” means any assets (other than the Trust Property) sold, assigned or conveyed or intended to be sold, assigned or conveyed by the Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, pledge or otherwise.

“Outstanding” means, as of a date, all Notes authenticated and delivered under the Indenture on or before that date except (a) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (b) Notes to the extent the amount necessary to pay the Notes has been deposited with the Indenture Trustee or Note Paying Agent in trust for the Noteholders and, if those Notes are to be redeemed, notice of the redemption has been given under the Indenture, and (c) Notes in exchange for or in place of which other Notes have been authenticated and delivered under the Indenture unless proof satisfactory to the Indenture Trustee is presented that the Notes are held by a bona fide purchaser. In determining whether Noteholders of the required Note Balance have made or given a request, demand, authorization, direction, notice, consent or waiver under any Transaction Document, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will not be considered to be Outstanding. However, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be considered to be Outstanding if (A) no other Notes remain Outstanding, or (B) the Notes have been pledged in good faith and the pledgee establishes to the reasonable satisfaction of the Indenture Trustee the pledgee’s right to act for the Notes and that the pledgee is not the Issuer, the Depositor, the Servicer or their Affiliates.

“Overcollateralization” means, for any date of determination other than the Closing Date, the amount by which (x) the sum of (i) the Adjusted Pool Balance as of the end of the calendar month immediately preceding such date of determination, and (ii) the amount on deposit in the Acquisition Account after giving effect to the acquisition of Receivables on that date exceeds (y) the aggregate Note Balance.

“Overcollateralization Target Amount” means an amount equal to:

(i)	on the Closing Date, 10.50% of the Adjusted Pool Balance as of the Initial Cutoff Date;
(ii)
for any date of determination (other than the Closing Date), prior to the Amortization Period, on which the pool of Receivables meets all of the Floor Credit Enhancement Composition Tests, the greater of (x) the result of (a)(i) the aggregate Note Balance, divided by (ii) 1 minus 0.1050, minus (b) the aggregate Note Balance, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date;

(iii)
for any date of determination (other than the Closing Date), prior to the Amortization Period, on which the pool of Receivables does not meet all of the Floor Credit Enhancement Composition Tests, the greater of (x) the result of (a)(i) the aggregate Note Balance, divided by (ii) 1 minus 0.1350, minus (b) the aggregate Note Balance, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date;

(iv)
for any date of determination, during the Amortization Period, on which the pool of Receivables meets all of the Floor Credit Enhancement Composition Tests, the greater of (x) 14.50% of the Adjusted Pool Balance as of the end of the calendar month immediately preceding such date of determination, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date; or

(v)
for any date of determination, during the Amortization Period, on which the pool of Receivables does not meet all of the Floor Credit Enhancement Composition Tests, the greater of (x) 17.50% of the Adjusted Pool Balance as of the end of the calendar month immediately preceding such date of determination, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Owner Trustee Fee” means a monthly fee equal to 1/12th of $15,000, payable on each Payment Date.

“Parent Support Agreement” means the guaranty, dated as of the Closing Date, among the Parent Support Provider, the Depositor, the Issuer and the Indenture Trustee, as amended, restated, supplemented or modified from time to time.

“Parent Support Provider” means Verizon.

“Payment Date” means the 20th day of each month or, if not a Business Day, the next Business Day, starting in December 2018. For a Collection Period, the related Payment Date means the Payment Date following the end of the Collection Period.

“Percentage Interest” shall mean, with respect to each Certificate, the percentage interest in the Issuer represented by such Certificate.
“Permitted Activities” has the meaning stated in Section 2.3(a) of the Trust Agreement.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)            (x) direct or fully guaranteed United States treasury obligations, (y) U.S. Department of Housing and Urban Development public agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations, SBA-guaranteed participation certificates and guaranteed pool certificates or (z) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Federal Home Loan Mortgage Corp. debt obligations and Federal National Mortgage Association debt obligations, if, with respect to the investments listed in clause (z), they meet the criteria of S&P for collateral for securities having ratings equivalent to the respective ratings of the Notes in effect at the Closing Date;

(b)            demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (i) incorporated under the laws of the United States or any State or any United States branch or agency of a foreign bank, (ii) subject to supervision and examination by federal or State banking or depository institution authorities and (iii) the commercial paper or other short-term unsecured debt obligations (other than obligations with a rating based on the credit of a Person other than the depository institution or trust company) of the depository institution or trust company have the Required Rating;

(c)            commercial paper, including asset-backed commercial paper, having the Required Rating;

(d)            investments in money market funds having a rating in the highest investment grade category from each of S&P, Moody’s and Fitch (including funds for which the Indenture Trustee or the Owner Trustee or any of their Affiliates is investment manager or advisor); and

(e)            any other investment that is acceptable to each Rating Agency.

“Permitted Lien” means a Lien that attaches by operation of law, or any security interest of the Depositor in the Originator Transferred Property and the Master Trust Transferred Property under the related Receivables Transfer Agreement, the Issuer in the Depositor

Transferred Property under the Transfer and Servicing Agreement or the Indenture Trustee in the Collateral under the Indenture.

“Person” means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

“Personally Identifiable Information” has the meaning stated in the Asset Representations Review Agreement.

“Pool Balance” means, for any Collection Period, an amount equal to (i) the aggregate Principal Balance of the Receivables on the last day of the Collection Period immediately preceding such Collection Period (excluding Acquired Receivables), plus the aggregate Principal Balance on the related Cutoff Date of any Additional Receivables transferred during the Collection Period less (ii) the aggregate Principal Balance of any Temporarily Excluded Receivables as of the last day of the Collection Period immediately preceding such Collection Period.

“Pool Composition Tests” means, for the Closing Date, each Payment Date and any Acquisition Date and with respect to the pool of Receivables held by the Issuer as of the related Cutoff Date, including any Additional Receivables acquired by the Issuer on an Acquisition Date, each of the following tests calculated as of the end of the month preceding the month in which such date occurs:

(a)	the weighted average FICO® Score 8 of the Obligors with respect to the Receivables is at least 685 (excluding Receivables with Obligors for whom FICO® Score 8s are not available),

(b)	Receivables with Obligors for whom FICO® Score 8s are not available represent no more than 5.00% of the Pool Balance,

(c)	Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless represent no more than 28.00% of the Pool Balance,

(d)	Receivables with Obligors that have 7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless represent no more than 15.00% of the Pool Balance,

(e)	Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless represent at least 50.00% of the Pool Balance,

(f)
Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Score 8s are not available or (ii) that have FICO® Score 8s below 650, represent no more than 10.00% of the Pool Balance,

(g)            Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Score 8s are not available or (ii) that have FICO® Score 8s below 650, represent no more than 55.00% of the aggregate Principal Balance of all Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless, and

(h)            Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless and (i) for whom FICO® Score 8s are not available or (ii) that have FICO® Score 8s below 650, represent no more than 30.00% of the aggregate Principal Balance of all Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless.

“Principal Balance” means, for a Receivable as of the last day of a month, an amount (not less than zero) equal to, without duplication:

(a)            the Amount Financed; minus

(b)	the portion of the amounts paid by the related Obligor applied on or before that date allocable to principal; minus

(c)            any Credits allocated to such Receivable

Provided that, the Principal Balance for any Written-off Receivable will be deemed to be zero.

“Proceeding” means a suit in equity, action at law or other judicial or administrative proceeding, or governmental investigation.

“Prospectus” means the prospectus dated as of October 2, 2018, relating to the offering of the Notes.

“Qualified Institution” means U.S. Bank National Association, Wilmington Trust, National Association, or a trust company or a bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit rating of “F1+” from Fitch, “P-1” from Moody’s, if rated by Moody’s, and “A-1+” from S&P, if rated by S&P, (iii) if the institution holds any Bank Accounts, has a long-term unsecured debt rating or issuer rating of at least “A” from Fitch, at least “Aa3” from Moody’s, if rated by Moody’s, and at least “A” from S&P, if rated by S&P and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation.

“Rating Agency” means each of Fitch, Moody’s and S&P.

“Rating Agency Condition” means, for an action or request and with respect to a Rating Agency, that, according to the then-current policies of the relevant Rating Agency for that action or request, the Rating Agency has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee that the proposed action or request will not result in a downgrade or withdrawal of its then-current rating on any of the Notes; provided that, with respect to any Rating Agency other than S&P and Moody’s, if such Rating Agency fails to have notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee that the proposed action or request will result in a downgrade or withdrawal of its then current rating on any of the Notes within ten days following any request therefor, the Rating Agency Condition shall be deemed to have been satisfied solely with respect to that Rating Agency and, for the avoidance of doubt, not with respect to S&P or Moody’s.

“Receivable” means, for a Collection Period, an Initial Receivable or an Additional Receivable, excluding any device payment plan agreement that became an Acquired Receivable during a prior Collection Period or was a Written-Off Receivable sold under Section 3.4 of the Transfer and Servicing Agreement during a prior Collection Period.

“Receivable File” has the meaning stated in Section 3.10(b) of the Transfer and Servicing Agreement.

“Receivables Transfer Agreements” or “Receivables Transfer Agreement” means, collectively or individually, the Originator Receivables Transfer Agreement and the Master Trust Receivables Transfer Agreement, as the context may require.

“Record Date” means, for a Payment Date and a Book-Entry Note, the close of business on the day before the Payment Date and, for a Payment Date and a Definitive Note, the last day of the calendar month immediately preceding the month in which the Payment Date occurs and with respect to any notice, vote or consent, the most recently occurring Record Date for a Payment Date.

“Recoveries” means, for any Written-Off Receivable and a Collection Period, an amount equal to:

(a)
all amounts received and applied by the Servicer during the Collection Period for the Receivable after the date on which it became a Written-Off Receivable, including any proceeds from the sale of a Device securing an Additional Receivable; minus

(b)
any amounts paid by the Servicer for the account of the related Obligor, including collection expenses and other amounts paid to third parties, if any, in connection with collections on the Written-Off Receivable; minus

(c)	amounts, if any, required by law or under the Servicing Procedures to be paid to the Obligor.

“Redemption Date” has the meaning stated in Section 10.1 of the Indenture.

“Reference Banks” means, for any LIBOR Determination Date, the four major banks in the London interbank market selected by the Administrator.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing and any of its successors appointed by Verizon; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States, referred to as a “Primary Treasury Dealer,” another Primary Treasury Dealer substituted therefor, and (2) any other Primary Treasury Dealer selected by an Independent Investment Banker and approved in writing by Verizon.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of determination, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding the date of determination.

“Regular Priority Principal Payment” means, for a Payment Date, an amount equal to the greater of (A) an amount (not less than zero) equal to the excess, if any, of (a) the aggregate Note Balance of the Class A Notes, the Class B Notes and the Class C Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date), minus the sum of the First Priority Principal Payment, the Second Priority Principal Payment and the Third Priority Principal Payment for the current Payment Date, over (b) the Adjusted Pool Balance as of the last day of the related Collection Period minus the Overcollateralization Target Amount, and (B) on and after the Final Maturity Date for any Class of Notes, the amount that is necessary to reduce the principal amount of each such Class, as applicable, to zero (after the application of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment).

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Requesting Noteholders” has the meaning stated in Section 14.1 of the Indenture.

“Requesting Party” has the meaning stated in Section 11.2 of the Transfer and Servicing Agreement.

“Required Acquisition Deposit Amount” means, for any Payment Date during the Revolving Period, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Notes over (y) (i) the Adjusted Pool Balance as of the end of the related Collection Period minus (ii) the Overcollateralization Target Amount, after giving effect to any acquisition of Additional Receivables on such date.

“Required Negative Carry Amount” means, for any Payment Date during the Revolving Period, an amount equal to the product of (i) the amount in the Acquisition Account on the Payment Date (after giving effect to all payments under Section 8.2(c) of the Indenture and the acquisition of Additional Receivables, if any, on the Payment Date), (ii) the weighted average Note Interest Rate and (iii) 1/12.

“Required Rating” means, for short-term unsecured debt obligations, a rating of (a) “F1+” from Fitch, (b) “P-1” from Moody’s and (c) “A-1+” from S&P.

“Required Reserve Amount” means $17,877,097.75, or approximately 1% of the Adjusted Pool Balance as of the Initial Cutoff Date.

“Reserve Account” means the account established under Section 4.1(a) of the Transfer and Servicing Agreement.

“Reserve Account Draw Amount” means:

(a)            for each Payment Date before the Amortization Period, the lesser of:

(i)            an amount (not less than zero) equal to the Total Required Payment minus the Available Funds determined without regard to the Reserve Account Draw Amount; and

(ii)            the amount in the Reserve Account; and

(b)            for each Payment Date during the Amortization Period, an amount equal to the amount in the Reserve Account, if that amount together with Available Funds for that Payment Date is sufficient to pay the entire Note Balance of the Notes, all accrued and unpaid interest and any unpaid Make-Whole Payments and all other amounts to be distributed to the Secured Parties under the Indenture and the Transfer and Servicing Agreement in full.

“Reserve Deposit Amount” means, for a Payment Date, an amount equal to (a) the Required Reserve Amount minus (b) the amount in the Reserve Account on the Payment Date (before payments under Section 8.2(c) of the Indenture on that Payment Date).

“Residual Interest” means an “eligible horizontal residual interest” (as defined in the U.S. Credit Risk Retention Rules) equal to at least 5% of the fair value of all of the “ABS interests” (as defined in the U.S. Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Transaction Documents, determined as of the Closing Date using a fair value measurement framework under United States generally accepted accounting principles.

“Responsible Person” means:

(a)            for the Administrator, the Depositor, the Sponsor, the Servicer, the Marketing Agent, the Parent Support Provider or any Originator, a Person designated in an Officer’s Certificate of the Person or other notice signed by an officer of the Person authorized to act for the Person or any treasurer, assistant treasurer or corporate secretary of such Person that has responsibility for the matter;

(b)            for the Issuer, an officer in the Corporate Trust Office of the Owner Trustee, any officer of the Owner Trustee to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and a Responsible Person of the Administrator;

(c)            for the Master Trust, an officer in the Corporate Trust Office of the Master Trust Owner Trustee, any officer of the Master Trust Owner Trustee to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and a Responsible Person of the Master Trust Administrator; and

(d)            for the Indenture Trustee or the Owner Trustee, an officer in the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as applicable, including each vice president, assistant vice president, secretary, assistant secretary or other officer customarily performing functions similar to those performed by those officers listed above, and any officer of the Indenture Trustee or the Owner Trustee, as applicable, to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and in each case, having direct responsibility for the administration of the Transaction Documents.

“Review” has the meaning stated in the Asset Representations Review Agreement.

“Review Materials” has the meaning stated in the Asset Representations Review Agreement.

“Review Notice” has the meaning stated in the Asset Representations Review Agreement.

“Review Receivable” has the meaning stated in the Asset Representations Review Agreement.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer described in Section 3.5 of the Asset Representations Review Agreement.

“Revolving Period” means the period from the Closing Date to the start of the Amortization Period.

“S&P” means S&P Global Ratings.

“Sarbanes Certification” has the meaning stated in Section 6.7(a)(iv) of the Transfer and Servicing Agreement.

“Schedule of Receivables” means (a) the schedule identifying the Initial Receivables attached as Schedule A to each Receivables Transfer Agreement and Schedule A to each of the Transfer and Servicing Agreement and the Indenture or the electronic file with respect thereto delivered on the Closing Date, and (b) each schedule identifying any Additional Receivables attached as Schedule A to any Transfer Notice or the electronic file with respect thereto delivered by the Depositor, or the Administrator on its behalf, to the Issuer and the Indenture Trustee for an Acquisition Date.

“Second Priority Principal Payment” means, for a Payment Date, the greater of:

(a)            an amount (not less than zero) equal to:

(i)            the aggregate Note Balances of the Class A Notes and the Class B Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date); minus

(ii)            the Adjusted Pool Balance; minus

(iii)            the First Priority Principal Payment; and

(b)            on and after the Final Maturity Date for the Class B Notes, the Note Balance of the Class B Notes until paid in full.

“Secured Parties” means the Indenture Trustee, for the benefit of the Noteholders.

“Securities Account” means each Bank Account subject to the terms of the Account Control Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank National Association.

“Servicer” means Cellco or any Successor Servicer engaged under Section 7.4 of the Transfer and Servicing Agreement.

“Servicer Acquisition Obligation” has the meaning stated in the Parent Support Agreement.

“Servicer Deposit Obligation” has the meaning stated in the Parent Support Agreement.

“Servicer Representation Obligation” has the meaning stated in the Parent Support Agreement.

“Servicer Termination Event” has the meaning stated in Section 7.2 of the Transfer and Servicing Agreement.

“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 6.6 of the Transfer and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” means, for a Collection Period, the fee payable to the Servicer in an amount equal to the product of:

(a)            one-twelfth of the Servicing Fee Rate; times

(b)            the Adjusted Pool Balance at the beginning of the full calendar month immediately preceding such Payment Date;

provided, that the Servicing Fee for the initial Payment Date will equal the product of (i) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the first Collection Period and the denominator of which is 360, and (ii) the Servicing Fee Rate times the Adjusted Pool Balance as of the Closing Date.

“Servicing Fee Rate” means 0.75%.

“Servicing Procedures” means the servicing procedures of Cellco relating to device payment plan agreements originated by the Originators, as amended or modified from time to time.

“Similar Law” means any federal, State, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Solvent” means, with respect to any Person and as of any particular date, that (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business and (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

“Sponsor” means Cellco.

“State” means a state or commonwealth of the United States of America, or the District of Columbia.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more discrete functions identified in the Servicing Criteria with respect to the Receivables under the direction or authority of the Servicer or a Subservicer.

“Subservicer” means any Person that services Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in the Servicing Criteria.

“Successor Servicer” has the meaning stated in Section 7.4(a)(i) of the Transfer and Servicing Agreement.

“Supplemental Servicing Fee” means, for a Collection Period, all net Recoveries, late fees, prepayment charges, extension fees and other administrative fees or similar charges on the Receivables.

“Temporarily Excluded Receivables” means any Receivable deemed to be temporarily excluded by the Administrator from any calculation required to be made by the Administrator or the Servicer pursuant to and in accordance with the terms of the Transaction Documents.

“Temporarily Excluded Receivables Servicing Fee” means, for a Collection Period, the fee payable to the Servicer in an amount equal to the product of:

(a)            one-twelfth of the Servicing Fee Rate; times

(b)            the aggregate Principal Balance of all Temporarily Excluded Receivables at the beginning of the calendar month immediately preceding such Collection Period.

“Third Priority Principal Payment” means, for a Payment Date, the greater of:

(a)            an amount (not less than zero) equal to:

(i)            the aggregate Note Balances of the Class A Notes, the Class B Notes and the Class C Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date); minus

(ii)            the Adjusted Pool Balance; minus

(iii)            the First Priority Principal Payment; minus

(iv)            the Second Priority Principal Payment; and

(b)            on and after the Final Maturity Date for the Class C Notes, the Note Balance of the Class C Notes until paid in full.

“Total Required Payment” means,

(a)            for a Payment Date and the Reserve Account Draw Amount, the sum of the amounts set forth in Sections 8.2(c)(i) through (viii) of the Indenture; and

(b)            for a Payment Date and the Negative Carry Account Draw Amount, the sum of the amounts set forth in Sections 8.2(c)(i) through (xiii) of the Indenture.

Following an Event of Default and an acceleration of the Notes or an Insolvency Event or dissolution of the Depositor, until the Note Balances of each Class of Notes have been paid in full, the Total Required Payment will also include the aggregate Note Balances of all Notes.

“Transaction Documents” means the Certificate of Trust, the Trust Agreement, the Receivables Transfer Agreements, the Transfer and Servicing Agreement, the Indenture, the Administration Agreement, the Asset Representations Review Agreement, the Parent Support Agreement, the Underwriting Agreement, the Marketing Agent Agency Agreement, the Depository Agreement, the Cap Agreement and the Account Control Agreement.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of the Closing Date, among the Issuer, the Depositor and Cellco as Servicer, Marketing Agent and Custodian, as amended, restated, supplemented or modified from time to time.

“Transfer Notice” means the notice to the Issuer, the Depositor and the Indenture Trustee regarding the acquisition of Additional Receivables under Section 2.1(d) of each of the Receivables Transfer Agreements, substantially in the form of Exhibit A to each such Receivables Transfer Agreement.

“Treasury Rate” means, for any Payment Date on which a Make-Whole Payment is to be made, the rate determined on the third Business Day preceding such Payment Date equal to:

(i)            the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H. 15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined in the definition of Comparable Treasury Issue), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straightline basis, rounding to the nearest month), or

(ii)            if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date of redemption.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“True Up Trust” means Verizon DPPA True Up Trust, a Delaware statutory trust, or its successors or assigns.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as amended, restated, supplemented or modified from time to time.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Property” means the Initial Trust Property and any Additional Trust Property.

“Trust Register” has the meaning stated in Section 3.3(a) of the Trust Agreement.

“Trust Registrar” has the meaning stated in Section 3.3(a) of the Trust Agreement.

“U.S. Credit Risk Retention Rules” means Regulation RR, 17 C.F.R. §246.1, et seq.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Underwriting Agreement” means the Underwriting Agreement, dated as of October 2, by and among the Depositor, Cellco and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and TD Securities (USA) LLC, each on its own behalf and as a representative of the several underwriters identified therein.

“Underwriting Procedures” means the underwriting procedures of the Originators, as established by Cellco, relating to device payment plan agreements originated by the Originators, as such underwriting procedures may be amended or modified from time to time.

“Upgrade Contract” has the meaning stated in the Glossary of the Marketing Agent Agency Agreement.

“Upgrade Offer” means the Annual Upgrade Offer or any other upgrade offer extended by Verizon Wireless to an existing Obligor under which such Obligor can upgrade a Device that is the subject of a device payment plan agreement if the terms and conditions specified in such offer are satisfied.

“Upgrade Payment” means a prepayment amount equal to the remaining unpaid Principal Balance of the related Receivable determined as of the date of the relevant upgrade, after giving effect to any prepayment made by the related Obligor in connection with the related Upgrade Offer.

“Verified Note Owner” has the meaning stated in Section 14.1 of the Indenture.

“Verizon” means Verizon Communications Inc., a Delaware corporation.

“Verizon Originators” means the various subsidiaries and Affiliates of Cellco listed on Schedule I to the Marketing Agent Agency Agreement.

“Verizon Wireless” means the wireless business segment of Verizon, operated by Cellco and its various Affiliates, including the Originators.

“Written-Off Receivable” means any Receivable that in accordance with the Servicing Procedures has been charged off or written off by the Servicer.

“Yield Amount” means, for each Receivable on the Closing Date, on each Payment Date and on each Acquisition Date other than a Payment Date, the amount by which (x) the Principal Balance as of the last day of the related Collection Period or as of the applicable Cutoff Date, as applicable, for such Receivable exceeds (y) the present value of the future scheduled payments on the Receivable as of the last day of the related Collection Period (or as of the applicable Cutoff Date, for the first Payment Date for the Receivables) calculated using the Discount Rate.  For purposes of this calculation, the future scheduled payments on each Receivable are the equal monthly payments that would reduce the Receivable’s Principal Balance as of the related Cutoff Date to zero on the Receivable’s final scheduled payment date, at an interest rate equal to the APR of the Receivable, which payments are received at the end of each month without any delays, defaults or prepayments.

“Yield Supplement Overcollateralization Amount” means, for the Closing Date, each Payment Date and each Acquisition Date other than a Payment Date, an amount calculated as the sum of the Yield Amounts for all Receivables owned by the Issuer with an APR as stated in the related device payment plan agreement of less than 9.10%.

Exhibit A
Custodian’s Security Requirements
(See Attached)
EA-1

Exhibit B
FORM OF ANNUAL CERTIFICATION
Re:
The Transfer and Servicing Agreement, dated as of October 10, 2018 (the “Agreement”), among Verizon Owner Trust 2018-A (the “Issuer”), Verizon ABS LLC (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent and as custodian.

I, ________________________________, the _____________of __________ [NAME OF COMPANY] (the “Company”), certify to the Issuer, the Administrator and the Depositor, and their officers, with the knowledge and intent that they will rely upon this certification, that:
(1)            I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Receivables by the Company during 20[__] that were delivered by the Company to the Issuer and the Depositor pursuant to the Agreement (collectively, the “Company Servicing Information”);
(2)            Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;
(3)            Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Issuer and the Depositor;
(4)            I am responsible for reviewing the activities performed by the Company as Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement [and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report,] the Company has fulfilled its obligations under the Agreement in all material respects; and
(5)            The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and each Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Issuer, the Administrator, the Depositor, the Indenture Trustee and the Owner Trustee.  Any material instances of
EB-1

noncompliance with the Servicing Criteria have been disclosed in such reports and have been disclosed to the Issuer, the Administrator and the Depositor.
Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Agreement.
Date:            _________________________

By:  ___________________________
Name:
Title:
EB-2

EXHIBIT B

INDENTURE
between
VERIZON OWNER TRUST 2018-A,
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee and Note Paying Agent

Dated as of October 10, 2018
 (as amended)

Section 3.13	Further Acts and Documents.	15

Section 6.6	Reports by Indenture Trustee	32
Section 6.7	Compensation and Indemnity	33

Section 11.3	Issuer Orders; Certificates and Opinions	50
Section 11.4	Acts of Noteholders.	51

Exhibit A	Form of Notes	A-1
Exhibit B	Servicing Criteria to be Addressed in Assessment of Compliance	B-1
v

INDENTURE, dated as of October 10, 2018 (this “Indenture”), between VERIZON OWNER TRUST 2018-A, a Delaware statutory trust, as issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee for the benefit of the Secured Parties (in such capacity, the “Indenture Trustee”), and as note paying agent (in such capacity, the “Note Paying Agent”).
In connection with a securitization transaction sponsored by Cellco, the Issuer will issue Notes secured by a pool of Receivables consisting of device payment plan agreements acquired by the Issuer from the Depositor, who acquired them from the Originators or the Master Trust.
The parties agree as follows:
GRANTING CLAUSE
The Issuer Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Secured Parties, all of the Issuer’s right, title and interest in, to and under, whether now owned or later acquired, the Collateral.
This Grant is made in trust to secure (a) the payment of principal of, interest on and other amounts owing on the Notes as stated in this Indenture and (b) compliance by the Issuer with this Indenture for the benefit of the Secured Parties.
The Indenture Trustee acknowledges the Grant, accepts the trusts under this Indenture according to this Indenture and agrees to perform its duties as stated in this Indenture so that the interests of the Secured Parties may be adequately and effectively protected.
ARTICLE I
USAGE AND DEFINITIONS
Section 1.1         Usage and Definitions.  Capitalized terms used but not defined in this Indenture are defined in Appendix A to the Transfer and Servicing Agreement, dated as of October 10, 2018, among Verizon Owner Trust 2018-A, as Issuer, Verizon ABS LLC, as depositor (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless, as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian (in such capacity, the “Custodian”).  Appendix A also contains usage rules that apply to this Indenture.  Appendix A is incorporated by reference into this Indenture.
Section 1.2         Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes
“indenture security holder” means a Noteholder
“indenture to be qualified” means this Indenture

“indenture trustee” or “institutional trustee” means the Indenture Trustee
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities
All other TIA terms used in this Indenture that are (i) defined in the TIA, (ii) defined in the TIA by reference to another statute or (iii) defined by a Commission rule have the meanings so assigned to them.
ARTICLE II
THE NOTES
Section 2.1         Form of Notes.
(a) Form.  Each Class of Notes will be in substantially the form of Exhibit A with variations required or permitted by this Indenture.  The Notes may have marks of identification and legends or endorsements as determined by the Responsible Person of the Issuer executing the Notes.  The physical Notes will be produced by a method determined by the Responsible Person of the Issuer executing the Notes.
(b) Incorporation by Reference.  Each Note will be dated the date of its authentication.  The terms of the Notes in Exhibit A are part of this Indenture and are incorporated into this Indenture by reference.
Section 2.2         Execution, Authentication and Delivery.
(a) Execution.  The Owner Trustee, on behalf of the Issuer, will execute the Notes for the Issuer.  The signature of the Responsible Person on the Notes may be manual or facsimile.  Notes having the manual or facsimile signature of an individual who was a Responsible Person of the Issuer will bind the Issuer, even if the individual has ceased to be a Responsible Person before the authentication and delivery of the Notes or was not a Responsible Person on the issuance date of the Notes.
(b) Authentication and Delivery.  The Indenture Trustee will, on Issuer Order, authenticate and deliver the Notes for original issue in the Classes, Note Interest Rates and initial Note Balances as stated below.
Class	Note Interest Rate	Initial Note Balance
Class A-1a Notes	3.23	$1,226,000,000
Class A-1b Notes	One-Month LIBOR + 0.24%	$200,000,000
Class B Notes	3.38%	$98,000,000
Class C Notes	3.55%	$76,000,000

(c) Denomination.  The Notes will initially be issued as Book-Entry Notes.  The Notes will be issued in minimum denominations of $1,000 and in multiples of $1,000.  However, one Note of each Class may be issued in a different amount if it exceeds the minimum denomination for the Class.

(d) Certificate of Authentication.  No Note will have the benefit of this Indenture or be valid unless it has a certificate of authentication substantially in the form included in Exhibit A manually executed by an authorized signatory of the Indenture Trustee.  The certificate of authentication on a Note will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.  Each Note will be dated the date of its authentication.
Section 2.3         Tax Treatment.  The Issuer intends that Notes be treated as indebtedness for purposes of U.S. federal, State and local income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as indebtedness for purposes of U.S. federal, State and local income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income and the Issuer as a mere security device formed to hold the Receivables and issue Notes and Certificates.
Section 2.4         Note Register.  The Issuer appoints the Indenture Trustee to be the “Note Registrar” and to keep a register (the “Note Register”) for the purpose of registering Notes and transfers and exchanges of Notes, subject to such reasonable regulations as it may prescribe.  On resignation of the Note Registrar, the Issuer will promptly appoint a successor or, if it elects not to make the appointment, assume the obligations of Note Registrar.  If the Issuer appoints a Person other than the Indenture Trustee as Note Registrar, (i) the Issuer will notify the Indenture Trustee of the appointment and (ii) the Indenture Trustee will have the right to rely on a certificate executed by an officer of the Note Registrar listing the names and addresses of the Noteholders and the principal amounts and number of the Notes.  Each of the Indenture Trustee (if it is not the Note Registrar), the Issuer and the Administrator will have the right to inspect the Note Register at reasonable times and to receive copies of the Note Register.
Section 2.5         Registration of Transfer and Exchange.
(a) Transfer of Notes.  A Noteholder may transfer a Note by surrendering the Note for registration of transfer at the office or agency of the Issuer maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute and the Indenture Trustee will authenticate and deliver to the Noteholder, in the name of the transferee or transferees, new Notes of the same Class, in the same aggregate principal amount.
(b) Exchange of Notes.  A Noteholder may exchange Notes for other Notes of the same Class by surrendering the Notes to be exchanged at the office or agency of the Issuer maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will receive from the Indenture Trustee new Notes of the same Class, in the same aggregate principal amount.
(c) Valid Obligation.  Notes issued on the registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and have the same benefits under this Indenture as the Notes surrendered for registration of transfer or exchange.
(d) Surrendered Notes.  Every Note surrendered for registration of transfer or exchange will be (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder of the Note or the Noteholder’s authorized attorney, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar including membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program”, according to the Exchange Act and (ii) accompanied by other documents the Note Registrar may require.
(e) No Service Charge.  None of the Issuer, the Note Registrar or the Indenture Trustee will impose a service charge on a Noteholder for the registration of transfer or exchange of Notes.  The Issuer, the Note Registrar or the Indenture Trustee may require the Noteholder to pay an amount to cover taxes or other governmental charges that may be imposed for the registration of transfer or exchange of the Notes.
(f) Registration of Transfers and Exchanges.
(i) The Note Register will register transfers and exchanges of Notes in the Note Register.  However, neither the Issuer nor the Note Registrar will be required to register transfers or exchanges of Notes for which the next Payment Date is not more than fifteen (15) days after the requested date of transfer or exchange or which have been called for redemption.
(ii) Neither the Indenture Trustee nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Clearing Agency participants or beneficial owners of interests in any Book-Entry Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(g) ERISA Representations.  Each Note Owner that is subject to Title I of ERISA, Section 4975 of the Code or Similar Law and any fiduciary acting on behalf of the Note Owner, by accepting an interest or participation in a Note, is deemed to represent that its purchase, holding and disposition of that interest or participation does not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if the Note Owner is subject to Similar Law, the purchase, holding and disposition does not and will not result in a non-exempt violation of that Similar Law).
Section 2.6         [Reserved].
Section 2.7         Mutilated, Destroyed, Lost or Stolen Notes.
(a) Replacement Notes.  If a mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence of the destruction, loss or theft of a Note, the Issuer will execute and, on Issuer Request, the Indenture Trustee will authenticate and deliver a replacement Note of the same Class and principal amount in exchange for or in place of the Note if the following conditions are met: (i) the Indenture Trustee receives security or indemnity to hold the Issuer and the Indenture Trustee harmless, (ii) none of the Issuer, the Note Registrar or the Indenture Trustee have received notice that the Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met.  However, if a destroyed, lost or stolen Note (but not a mutilated Note) is due and payable within fifteen (15) days or has been called for redemption, instead of issuing a replacement Note, the Issuer may pay the destroyed, lost or stolen Note when so due or payable or on the Redemption Date without surrender of the Note.  If a protected purchaser of the original Note in place of which the replacement Note was issued (or the payment made) presents for payment the original Note, the Issuer and the Indenture Trustee may recover the replacement Note (or the payment) from the Person to whom it was delivered or a Person taking the replacement Note (or the payment) from the Person to whom the replacement Note (or the payment) was delivered or an assignee of that Person, except a protected purchaser, and may recover on the security or indemnity provided for the replacement Note (or the payment) for any fee, expense, loss, damage or liability incurred by the Issuer or the Indenture Trustee for the replacement Note (or the payment).
(b) Taxes, Charges and Expenses.  On the issuance of a replacement Note under Section 2.7(a), (i) the Issuer may require the Noteholder of the Note to pay an amount to cover any taxes or other governmental charges imposed and any other reasonable expenses incurred for the replacement Note, (ii) the Indenture Trustee will, for a mutilated Note, cancel the Note and (iii) the Note Registrar will record in the Note Register that the destroyed, lost or stolen Note no longer has the benefits of this Indenture.
(c) Additional Obligation.  Each replacement Note issued under Section 2.7(a) will be an original additional contractual obligation of the Issuer and will have the benefits of this Indenture equally and proportionately with other Notes of the same Class duly issued under this Indenture.
(d) Sole Remedy.  This Section 2.7 states the sole remedy available to Noteholders for the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.8         Persons Deemed Owners.  On any date, the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name a Note is registered as of that date as the owner of the Note for all purposes, including receiving payments of principal of and interest on the Note, without regard to any notice or other information to the contrary.
Section 2.9         Payments on Notes.
(a) Interest Accrual.  Each Class of Notes will accrue interest on its Note Balance for each Interest Period until the Note Balance has been paid in full at a rate per annum equal to its Note Interest Rate for that Interest Period.  Interest on the Notes for each Interest Period will be calculated on the basis of (i) in the case of the Class A-1a Notes, the Class B Notes and the Class C Notes, a 360-day year consisting of twelve 30-day months and (ii) in the case of the Class A-1b Notes, a 360-day year and the actual number of days elapsed in the related Interest Period.

Interest on each Note for each Interest Period will be due and payable on the related Payment Date.
(b) Principal.  During the Revolving Period, no principal will be paid on the Notes.  During the Amortization Period, the principal of each Class of Notes will be payable in installments on each Payment Date in accordance with the provisions of Article VIII.  The Note Balance of each Class of Notes will be due and payable on the earlier of the Redemption Date or the applicable Final Maturity Date.  In addition, the Note Balance of each Class of Notes will be due and payable on the date the Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a).
(c) Make-Whole Payments.  A Make-Whole Payment will be due in connection with the Optional Redemption of the Notes, as described in Section 8.2 of the Transfer and Servicing Agreement, and on each principal payment made on the Notes during the Amortization Period, if the Amortization Period began as a result of the occurrence of an Amortization Event described in either clause (a)(iii) or (d) of the definition of “Amortization Event,” solely to the extent funds are available therefor.  Any Make-Whole Payments on a Class of Notes not previously paid will be due and payable on the earlier of the Redemption Date or the applicable Final Maturity Date.  In addition, any Make-Whole Payments on a Class of Notes not previously paid will be due and payable on the date the Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a).  For the avoidance of doubt, no Make-Whole Payment will be payable in connection with any principal payment on the Notes resulting from (x) the occurrence of an Amortization Event described in either clause (a)(iii) or (d) of the definition of “Amortization Event” if such event occurs after the date set forth in clause (i) of the definition of “Amortization Period” or (y) an Optional Acquisition of the Receivables, as described in Section 8.1 of the Transfer and Servicing Agreement.
(d) Monthly Payment of Interest, Principal and Other Amounts.  Payments of interest, principal and other amounts on each Class of Notes will be made pro rata to the Noteholders of that Class on each Payment Date.  For Book-Entry Notes, payments will be made by wire transfer to the account designated by the nominee of the Clearing Agency according to Section 2.12.  For Definitive Notes, payments will be made (i) if the Noteholder has given to the Note Registrar instructions at least five (5) Business Days before that Payment Date and the aggregate original principal amount of the Noteholder’s Notes is at least $1,000,000, by wire transfer to the account of the Noteholder or (ii) by check mailed first class mail, postage prepaid, to the Noteholder’s address as it appears on the Note Register on the related Record Date.  Amounts paid by wire transfers or checks that are returned undelivered will be held according to Section 3.3.
(e) Payment of Final Installment.  The final installment of principal (whether payable by wire transfer or check) of each Note on a Payment Date, the Redemption Date or the applicable Final Maturity Date will be payable only on presentation and surrender of the Note, subject to Section 2.7(a).  Upon receipt of written notice thereof from the Servicer (which may be in the form of the Monthly Investor Report), the Indenture Trustee will notify each Noteholder of the date the Issuer expects to pay the final installment on any of the Notes, which notice will be delivered no later than five (5) days before that date (solely to the extent the Indenture Trustee has received notice prior to such date), and the place where the Notes may be presented and surrendered for payment.

Section 2.10         Cancellation of Notes.  Any Person that receives a Note surrendered for payment, registration of transfer, exchange or redemption will deliver the Note to the Indenture Trustee, and the Indenture Trustee will promptly cancel it.  The Issuer may surrender to the Indenture Trustee for cancellation Notes previously authenticated and delivered under this Indenture which the Issuer may have acquired, and the Indenture Trustee will promptly cancel them.  No Notes will be authenticated in place of or in exchange for Notes cancelled as stated in this Section 2.10.  The Indenture Trustee may hold or dispose of cancelled Notes according to its standard retention or disposal policy unless the Issuer directs, by Issuer Order, that they be destroyed or returned to it.
Section 2.11         Release of Collateral.  The Indenture Trustee will release property from the Lien of this Indenture only according to Sections 8.4 and 10.1.
Section 2.12         Book-Entry Notes.
(a) Issuance and Registration.  The Notes will be issued as Book-Entry Notes on the Closing Date.  The Book-Entry Notes, on original issuance, will be issued in the form of printed Notes representing the Book-Entry Notes and delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer.  The Book-Entry Notes will be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency.
(b) Sole Noteholder.  The Note Registrar and the Indenture Trustee may deal with the Clearing Agency as the sole Noteholder of the Book-Entry Notes for all purposes of this Indenture and will not be obligated to the Note Owners, except as stated in Section 7.1.
(c) Rights.  The rights of Note Owners may be exercised only through the Clearing Agency and will be limited to those established by law and agreements between the Note Owners and the Clearing Agency and/or its participants under the Depository Agreement.
(d) Clearing Agency Obligations.  The Clearing Agency will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants.  The Indenture Trustee, the Note Registrar and the Note Paying Agent shall have no responsibility or liability for any actions taken or not taken by the Clearing Agency.
(e) Representation of Noteholders.  If this Indenture requires or permits actions to be taken based on instructions or directions of the Noteholders of a stated percentage of the Note Balance of the Notes (or the Controlling Class), the Clearing Agency will be deemed to represent those Noteholders only if it has received instructions to that effect from Note Owners and/or the Clearing Agency’s participants owning or representing, the required percentage of the beneficial interest of the Notes (or the Controlling Class) and has delivered the instructions to the Indenture Trustee.
(f) Conflicts.  If this Section 2.12 conflicts with other terms of this Indenture, this Section 2.12 will control.

(g) CUSIP Numbers.  The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.
Section 2.13         Definitive Notes.  No Note Owner will receive a definitive, fully registered Note (a “Definitive Note”) representing the Note Owner’s interest in the Note unless and until (a) the Administrator notifies the Indenture Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Administrator is unable to reach an agreement on satisfactory terms with a qualified successor, (b) the Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence and during the continuation of an Event of Default or a Servicer Termination Event, Note Owners of a majority of the Note Balance of the Controlling Class notify the Indenture Trustee and the Clearing Agency that they elect to terminate the book-entry system through the Clearing Agency.  In these cases, the Clearing Agency will notify Note Owners and the Indenture Trustee of the availability of Definitive Notes.  After the Clearing Agency has surrendered the printed Notes representing the Book-Entry Notes and delivered the registration instructions to the Indenture Trustee, the Issuer will execute and the Indenture Trustee, on Issuer Request, will authenticate the Definitive Notes according to the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee will be liable for delay in delivery of the instructions and may conclusively rely, and will be protected in relying, on the instructions.  On the issuance of Definitive Notes to Note Owners, the Indenture Trustee will recognize the holders of the Definitive Notes as Noteholders.
Section 2.14         Authenticating Agents.
(a) Appointment.  The Indenture Trustee may appoint one or more Persons as authenticating agents for the Notes (each, an “Authenticating Agent”) with the power to act on its behalf and subject to its direction in the authentication of Notes for issuances, transfers, exchanges and replacements.  The authentication of Notes by an Authenticating Agent under this Section 2.14 is deemed to be the authentication of Notes “by the Indenture Trustee.” If no Authenticating Agent is appointed, the Indenture Trustee will be the Authenticating Agent for the Notes.
(b) Resignation and Termination.  An Authenticating Agent may resign by notifying the Indenture Trustee and the Owner Trustee.  The Indenture Trustee may terminate the agency of an Authenticating Agent by notifying the Authenticating Agent and the Owner Trustee.
Section 2.15         Note Paying Agents.
(a) Appointment.  The Indenture Trustee may appoint one or more Note Paying Agents that meet the eligibility standards for the Indenture Trustee in Section 6.11.  If no Note

Paying Agent is appointed, then the Indenture Trustee will be the Note Paying Agent for the Notes.  Each Note Paying Agent will have the power to make distributions from the Bank Accounts.
(b) Resignation and Termination.  A Note Paying Agent may resign by notifying the Indenture Trustee, the Administrator and the Issuer.  The Indenture Trustee may terminate the agency of a Note Paying Agent by notifying the Note Paying Agent, the Administrator and the Issuer.
ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES
Section 3.1         Payment of Principal, Interest and Other Amounts.  The Issuer will duly and punctually pay the principal of and interest and Make-Whole Payments, if any, on the Notes according to the terms of the Notes and this Indenture.  Amounts withheld under the Code or State or local tax law by any Person from a payment to a Noteholder will be considered as having been paid by the Issuer to the Noteholder.
Section 3.2         Maintenance of Office or Agency.  The Issuer will maintain an office or agency at the Corporate Trust Office of the Indenture Trustee designated for such purpose, where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands on the Issuer for the Notes and this Indenture may be served.  The Issuer initially appoints the Indenture Trustee to serve as its agent for those purposes.  The Issuer will promptly notify the Indenture Trustee of a change in the location of the office or agency.  If the Issuer fails to maintain the office or agency or fails to furnish the Indenture Trustee with the address of the office or agency, any surrender, notices or demands may be made or served at the Corporate Trust Office, and the Issuer appoints the Indenture Trustee as its agent to receive them.
Section 3.3         Money for Payments To Be Held in Trust.
(a) Payments on the Notes.  Payments on the Notes that are to be made from amounts withdrawn from the Bank Accounts will be made on behalf of the Issuer by the Note Paying Agent.  No amounts withdrawn for payments on the Notes may be paid over to the Issuer, except as stated in this Section 3.3.
(b) Agreement by Note Paying Agent.  The Indenture Trustee will, and will cause each Note Paying Agent (other than the Indenture Trustee) to, execute and deliver to the Indenture Trustee, an instrument in which the Note Paying Agent agrees with the Indenture Trustee (and if the Indenture Trustee acts as the Note Paying Agent, it hereby so agrees) to:
(i) hold funds held by it for the payment of amounts due on the Notes in trust for the benefit of the Persons entitled to that money and pay it to those Persons under this Indenture;
(ii) notify the Indenture Trustee of a default by the Issuer of which it has actual knowledge in the making of a required payment on the Notes;

(iii) during the continuance of a default, on the request of the Indenture Trustee, immediately pay to the Indenture Trustee money held by it in trust;
(iv) immediately resign as a Note Paying Agent and immediately pay to the Indenture Trustee amounts held by it in trust if it ceases to meet the eligibility standards set forth in Section 6.11 for the Indenture Trustee; and
(v) comply with all requirements of the Code for withholding and reporting requirements for payments on the Notes.
(c) Payment Direction.  The Issuer may by Issuer Order, direct a Note Paying Agent to pay to the Indenture Trustee money held in trust by the Note Paying Agent, which money will be held by the Indenture Trustee on the same terms as the Note Paying Agent.  On a Note Paying Agent’s payment of money held in trust to the Indenture Trustee, the Note Paying Agent will be released from liability for such amounts.
(d) Unclaimed Money.  Subject to applicable law, money held by the Indenture Trustee or a Note Paying Agent in trust under this Section 3.3 which remains unclaimed for two years after it became due and payable will be discharged from the trust and paid to the Issuer on Issuer Request.  After discharge and payment, the Noteholder of the Note will, as an unsecured general creditor, look only to the Issuer for payment of the amount due and unclaimed, and the Indenture Trustee or the Note Paying Agent will be released from liability for such amounts.  However, the Indenture Trustee or the Note Paying Agent, before making the payment, will publish once, at the expense and direction of the Issuer, in a newspaper customarily published on each Business Day in the English language and of general circulation in The City of New York, notice that the money remains unclaimed and that after a date stated in the notice, which must be at least thirty (30) days from the date of publication, any unclaimed balance of the money then remaining will be paid to the Issuer.  The Indenture Trustee will also use other reasonable means to notify Noteholders of unclaimed payments.
(e) FATCA Withholding.  The Issuer represents, warrants and covenants to the Indenture Trustee and the Note Paying Agent that, (i) to the best of the Issuer’s knowledge, the Indenture Trustee, Note Registrar and Note Paying Agent are not obligated in respect of any payments to be made by the Issuer pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), provided such parties have obtained the requisite information about the Noteholders; (ii) the Noteholders are required to provide information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax (the “FATCA Information”) to the Issuer and the Indenture Trustee, (iii) the Issuer shall comply with all requirements of the Code with respect to the withholding from any payment made by it on any Note of any applicable FATCA Withholding Tax imposed thereon and with respect to any applicable reporting requirement in connection therewith; and (iv) to the extent the Issuer determines that FATCA Withholding Tax is applicable, it will promptly notify the Note Paying Agent of such fact.  To the extent the Issuer has the Noteholders’ information, the Issuer will provide the FATCA Information to the Indenture Trustee, the Note Registrar and the Note Paying Agent upon request. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer, the Indenture Trustee, the Note Registrar and the Note Paying Agent with the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the FATCA Information. In addition, each holder of a Note will be deemed to understand that the Note Paying Agent has the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements.
Section 3.4         Existence.  The Issuer will maintain its existence as a statutory trust under the Delaware Statutory Trust Act and will obtain and maintain its qualification in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral.
Section 3.5         Protection of Collateral.
(a) Amendments and Financing Statements.  The Issuer will (i) execute and deliver amendments to this Indenture and other documents, (ii) file or authorize and cause to be filed financing statements and amendments and continuations of those financing statements and (iii) take other action, in each case, necessary or advisable to:
(A) Grant more effectively any portion of the Collateral pursuant to this Indenture;
(B) maintain or preserve the Lien and security interest (and the priority of the security interest) of this Indenture;
(C) perfect, maintain perfection, publish notice of or protect the validity of a Grant made or to be made by this Indenture;
(D) enforce the Collateral; or
(E) maintain and defend title to the Collateral and the rights of the Indenture Trustee and the Secured Parties in the Collateral against the claims of all Persons, subject to Permitted Liens and the Transaction Documents.
(b) Authorization to File.  The Issuer authorizes the Administrator and the Indenture Trustee (but the Indenture Trustee shall not be required to do so) to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Administrator or the Indenture Trustee may determine necessary or advisable to perfect the Indenture Trustee’s interest in the Collateral.  The Administrator (or the Indenture Trustee solely to the extent it has elected to so prepare and file) shall timely prepare and file the foregoing and will promptly deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.
(c) Indenture Trustee Not Obligated.  The Indenture Trustee is not obligated to (i) make a determination of whether filing financing or continuation statements, or amendments to the statements, is required or (ii) file any financing or continuation statements, or amendments to the statements, and will not be liable for failure to do so.
Section 3.6         Performance of Obligations.
(a) Performance of Obligations.  The Issuer will perform all of its obligations under the Transaction Documents and documents included in the Collateral in all material respects.  The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in or permitted under this Indenture, the other Transaction Documents, the Servicing Procedures or such other instrument or agreement.
(b) Subcontracting.  The Issuer may contract with other Persons to assist it in performing its obligations under this Indenture.  Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its obligations under this Indenture.
(c) Servicer Termination Event.  If the Issuer has actual knowledge of a Servicer Termination Event, the Issuer will notify the Indenture Trustee and the Rating Agencies of the event and any action the Issuer is taking to correct the situation.  If a Servicer Termination Event results from the failure of the Servicer to perform its obligations under the Transfer and Servicing Agreement, the Issuer will take reasonable steps to remedy such failure, including enforcing the obligations of the Servicer under the Transfer and Servicing Agreement.
(d) Cap Agreement.  Promptly following the termination of the Cap Agreement due to an “Event of Default” or “Termination Event” (as each such term is defined in the Cap Agreement), the Issuer will use reasonable efforts to enter into a replacement cap agreement on terms similar to those of the terminated Cap Agreement with an Eligible Replacement Cap Counterparty unless the Indenture Trustee sells the Collateral pursuant to Section 5.6(a)(ii).
Section 3.7         Negative Covenants.  So long as Notes are Outstanding, the Issuer will not, except as permitted in the Transaction Documents:
(a) Dispose of Collateral.  Sell, transfer, exchange or dispose of the Collateral unless directed to do so by the Indenture Trustee;
(b) No Release of Material Obligations.  Take action, and will use its commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material obligation under a document included in the Collateral or that would impair the validity or enforceability of the Collateral or a document included in the Collateral;
(c) Set-off.  Claim a credit on, or make a deduction from the payments of principal or interest on, the Notes (other than amounts withheld from payments under applicable Law) or assert a claim against a Noteholder by reason of the payment of the taxes levied or assessed on the Issuer or the Collateral;

(d) Dissolve or Liquidate.  Dissolve or liquidate in whole or in part;
(e) Liens.  Permit (i) the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, subordinated, terminated or discharged, or permit a Person to be released from obligations under this Indenture except in each case as permitted by this Indenture, (ii) any Lien, other than Permitted Liens, to be created on or extend to the Collateral or (iii) the Lien of this Indenture not to be a valid first priority security interest in the Collateral, other than with respect to Permitted Liens;
(f) Modification of Collateral.  Subject to Article IX and the terms and conditions of the Collateral or any Transaction Documents, amend, modify, waive, terminate or surrender any Collateral or any Transaction Documents without the consent of the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Notes and notifying the Rating Agencies;
(g)   Engage in Non-Permissible Activities.  Engage in any activity other than as permitted by the Trust Agreement.
Section 3.8         Opinions on Collateral.
(a) Opinion on Recording.  If this Indenture is subject to recording, the Issuer, at its expense, will record it and deliver an Opinion of Counsel to the Indenture Trustee stating that the recording is necessary either for the protection of the Secured Parties or for the enforcement of a right or remedy Granted to the Indenture Trustee under this Indenture.
(b) Opinion on Perfection.  On the Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel stating that this Indenture creates an enforceable security interest in favor of the Indenture Trustee in the Indenture Trustee’s right, title and interest in and to the Collateral transferred by the Issuer to the Indenture Trustee pursuant to this Indenture and in any identifiable cash proceeds thereof.
(c) Annual Opinion.  On or before April 30 of each year, beginning in the year after the Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of that counsel, all action has been taken for the recording, filing, re-recording and refiling of this Indenture and all financing statements and continuation statements to maintain the Lien of this Indenture or (ii) stating that in the opinion of that counsel no action is necessary to maintain the Lien.
Section 3.9         Annual Certificate of Compliance.  The Issuer will deliver to the Indenture Trustee within 90 days after the end of each calendar year, beginning in the year after the Closing Date, an Officer’s Certificate signed by a Responsible Person of the Issuer, stating that (a) a review of the Issuer’s activities and of its performance under this Indenture during the prior year has been made under a Responsible Person’s supervision and (b) to the Responsible Person’s knowledge, based on the review, the Issuer has fulfilled in all material respects its obligations under this Indenture throughout the prior year or, if there has been a failure to fulfill an obligation in any material respect, stating each failure known to the Responsible Person and the nature and status of the failure.  A copy of the Officer’s Certificate may be obtained by any Noteholder or Person certifying it is a Note Owner by a request to the Indenture Trustee at its Corporate Trust

Office.  The Issuer’s obligation to deliver an Officer’s Certificate under this Section 3.9 will terminate on the payment in full of the Notes.
Section 3.10         Merger and Consolidation; Transfer of Assets.  The Issuer will not merge or consolidate with or into any Person or transfer all or substantially all of its assets, unless:
(a) Surviving Person.  The Person (if other than the Issuer) formed by or surviving the merger or consolidation, or that acquires those assets, (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by an indenture supplemental to this Indenture (unless the assumption happens by operation of law), executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of principal of and interest on the Notes and the performance of the other obligations under this Indenture and the other Transaction Documents to be performed by the Issuer;
(b) Subordination.  For a transfer of the assets included in the Collateral, the Person who acquires those assets agrees by means of the supplemental indenture executed and delivered to the Indenture Trustee that (i) all right, title and interest transferred will be subject and subordinate to the rights of the Noteholders, (ii) unless stated in the supplemental indenture, that Person will indemnify the Issuer for fees, expenses, losses, damages and liabilities (including fees and expenses of defending itself against any loss, damage or liability) related to this Indenture and the Notes and (iii) that Person will make all necessary filings, if any, including filings with the Commission required by the Exchange Act for the Notes;
(c) No Default or Event of Default.  Immediately after giving effect to the merger, consolidation or transfer, no Default or Event of Default will have occurred and be continuing;
(d) Rating Agency Condition.  The Rating Agency Condition has been satisfied for the merger, consolidation or transfer;
(e) Opinion.  The Issuer has received an Opinion of Counsel (with a copy to the Indenture Trustee) stating that the merger, consolidation or transfer will not cause (i) any security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(f) Actions.  Any action necessary to maintain the Lien and security interest Granted by this Indenture has been taken; and
(g) Conditions.  The Issuer has delivered to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation or transfer and the supplemental indenture comply with this Article III and that all the conditions in this Indenture for the merger, consolidation or transfer have been satisfied.
Section 3.11         Successor or Transferee.  (a) On a merger or consolidation of the Issuer or a transfer under Section 3.10, the Person formed by or surviving the merger or consolidation (if other than the Issuer) will succeed to, and be substituted for, and may exercise the rights and powers of, the Issuer under this Indenture with the same effect as if that Person had been named as the Issuer in this Indenture and (b) for a transfer of the assets of the Issuer under Section 3.10, the predecessor Issuer will be released from its obligations under this Indenture to be performed by the successor Issuer for the Notes immediately on receipt of notice by the Indenture Trustee stating that the Issuer is to be released.
Section 3.12         No Other Activities.  The Issuer will not engage in activities other than financing, acquiring, owning and pledging the Trust Property as described in the Transaction Documents, entering into the Transaction Documents and activities incidental to those activities.
Section 3.13         Further Acts and Documents.  On request of the Indenture Trustee, the Issuer will take action and execute and deliver additional documents reasonably required to perform and carry out the purposes of this Indenture.
Section 3.14         Restricted Payments.
(a) No Set-off.  The Issuer will not, directly or indirectly, (i) make payments (by reduction of capital or otherwise) to the Owner Trustee or the Certificateholders, (ii) redeem, purchase, retire or acquire for value an ownership interest in the Issuer or (iii) set aside or segregate amounts for those purposes, except in any of such cases as permitted under this Indenture and the other Transaction Documents.
(b) No Other Payments.  The Issuer will not, directly or indirectly, make payments to or distributions from the Bank Accounts except according to the Transaction Documents.
Section 3.15         Notice of Events of Default.  The Issuer will notify the Indenture Trustee, the Servicer and the Rating Agencies as soon as practicable, but in any event within five (5) Business Days after a Responsible Person of the Issuer has actual knowledge of an Event of Default.
Section 3.16         Review of Issuer’s Records.  The Issuer will maintain records and documents relating to its performance under this Indenture according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, the Issuer will give the Indenture Trustee (or its representatives) access to the records and documents to conduct a review of the Issuer’s performance under this Indenture.  Any access or review will be conducted at the Issuer’s offices during its normal business hours at a time reasonably convenient to the Issuer and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Issuer’s security, confidentiality and privacy policies and any legal, regulatory and data protection policies.  Notwithstanding the foregoing, the permissive right of the Indenture Trustee to access and review the Issuer’s records shall not constitute an obligation of the Indenture Trustee to do so.
Section 3.17         Issuer’s Representations and Warranties.  The Issuer represents and warrants to the Indenture Trustee as of the Closing Date and each Acquisition Date:
(a) Organization and Qualification.  The Issuer is duly formed and validly existing as a statutory trust in good standing under the laws of the State of Delaware.

(b) Power, Authority and Enforceability.  The Issuer has the power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  The Issuer has authorized the execution, delivery and performance of the Transaction Documents to which it is a party.  The Transaction Documents to which it is a party are the legal, valid and binding obligation of the Issuer enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
(c) No Conflicts and No Violation.  The completion of the transactions contemplated by the Transaction Documents to which it is a party and the performance of its obligations under such documents will not (i) conflict with, or be a material breach or material default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Issuer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Issuer’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Indenture), (iii) violate the Trust Agreement or (iv) violate a Law or, to the Issuer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties that applies to the Issuer, which, in each case of clauses (i) through (iv), would reasonably be expected to have a Material Adverse Effect.
(d) No Proceedings.  To the Issuer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties (i) asserting the invalidity of the Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the completion of the transactions contemplated by the Transaction Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect or would materially adversely impact the validity or enforceability of the Notes or (iv) relating to the Issuer that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for purposes of U.S. federal and State income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than any proceedings that, to the Issuer’s knowledge, would not reasonably be expected to have a material adverse effect on the Issuer, the performance by the Issuer of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.
(e) No Investment Company.  The Issuer is not an “investment company” as defined in the Investment Company Act.  In making this determination, the Issuer is relying on the definition in Section 3(c)(5)(A) of the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.
(f) Volcker Rule.  The Issuer is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

Section 3.18         Issuer’s Representations and Warranties About Security Interest.  The Issuer represents and warrants to the Indenture Trustee as of the Closing Date and each Acquisition Date, which representations and warranties will survive the termination of this Indenture and may not be waived by the Indenture Trustee:
(a) Valid Security Interest.  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of, purchasers from and transferees and absolute assignees of the Issuer.
(b) Type.  The Receivables are either “accounts” or “payment intangibles” within the meaning of the applicable UCC.
(c) Good Title.  The Issuer owns and has good title to the Collateral free and clear of any Lien, other than Permitted Liens.  The Issuer has received all consents and approvals required by the terms of the Collateral to Grant to the Indenture Trustee all of its right, title and interest in the Collateral, except if a requirement for consent or approval is extinguished under the applicable UCC.
(d) Filing Financing Statements.  The Issuer has caused, or will cause within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest Granted in the Collateral to the Indenture Trustee under this Indenture.  All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee under this Indenture describing the Collateral will contain a statement to the following effect: “A purchase, absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”
(e) No Other Sale, Grant or Financing Statements.  Other than the security interest Granted to the Indenture Trustee under this Indenture, the Issuer has not sold or Granted a security interest in any of the Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any of the Collateral, other than financing statements relating to the security interest Granted to the Indenture Trustee under this Indenture.  The Issuer is not aware of any judgment or tax Lien filings against it.
(f) Securities Account.  All Permitted Investments have been and will be credited to a Securities Account.  The Securities Intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable UCC.
(g) Securities Intermediary Agreement.  The Issuer has delivered to the Indenture Trustee a fully executed Account Control Agreement (1) that provides that the agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention, (2) pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Securities Accounts without further consent by the Issuer, and

(3) with a Securities Intermediary that at the time of this Indenture has one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the “qualifying office” condition provided in the second sentence of Article 4(1) of the Hague Securities Convention.
(h) Name of Securities Accounts.  The Securities Accounts are not in the name of a Person other than the Issuer or the Note Paying Agent.  The Issuer has not consented to the Securities Intermediary of a Securities Account complying with entitlement orders of a Person other than the Indenture Trustee.
ARTICLE IV
SATISFACTION AND DISCHARGE
Section 4.1         Satisfaction and Discharge of Indenture.
(a) Conditions to Satisfaction and Discharge.  Except as stated in Section 4.1(c), this Indenture will cease to be of further effect for the Notes if:
(i) either (A) the Notes that have been authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid under Section 2.7 and (2) Notes for which payment money has been deposited in trust or segregated and held in trust by the Issuer and later paid to the Issuer or discharged from the trust under Section 3.3) have been delivered to the Indenture Trustee for cancellation or (B) the Notes not delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has deposited or caused to be deposited with the Indenture Trustee money in trust in an amount sufficient to pay and discharge the outstanding Note Balance of the Notes and interest accrued on the Notes on the Redemption Date;
(ii) the Issuer has paid or caused to be paid all money payable by it under the Transaction Documents; and
(iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3.
(b) Acknowledgement of Satisfaction and Discharge.  After the satisfaction and discharge of the Indenture under Section 4.1(a), the Indenture Trustee will (i) upon receipt of an Issuer Order and at the expense of the Issuer, execute documents acknowledging satisfaction and discharge of this Indenture and (ii) at the request of the Owner Trustee, the Indenture Trustee will deliver to the Owner Trustee a certificate stating that all Noteholders have been paid in full.
(c) Continuing Rights and Obligations.  After the satisfaction and discharge of this Indenture, this Indenture will continue for (i) rights of registration of transfer and exchange, (ii) replacement of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal of and interest on the Notes, (iv) the obligations of the Indenture Trustee and any Note Paying Agent under Section 3.3, (v) the rights, obligations and immunities of the Indenture Trustee under this Indenture and (vi) the rights of the Secured Parties as beneficiaries of this Indenture in the property deposited with the Indenture Trustee payable to them for a period of two years after the satisfaction and discharge.

ARTICLE V
EVENTS OF DEFAULT; REMEDIES
Section 5.1         Events of Default.
(a) Events of Default.  The occurrence of one of the following events will be an event of default under this Indenture (each, an “Event of Default”):
(i) the Issuer fails to pay interest due on any Class of Notes of the Controlling Class on any Payment Date, and the failure continues for five (5) days or more;
(ii) the Issuer fails to pay the principal of or any Make-Whole Payments on a Note on the applicable Final Maturity Date;
(iii) the Issuer fails to observe or perform a material covenant or agreement of the Issuer in this Indenture (other than to pay interest on or principal of the Notes), or a representation or warranty of the Issuer made in this Indenture or in an Officer’s Certificate or other document delivered under this Indenture is incorrect in any material respect when made, and in each case, the failure or error continues for at least sixty (60) days after the Issuer receives written notice from the Indenture Trustee (upon receipt of written notice or actual knowledge thereof by a Responsible Officer of the Indenture Trustee), or the Issuer and the Indenture Trustee receive written notice from the Noteholders of at least 25% of the Note Balance of the Controlling Class, in each case, stating the failure or error, requiring it to be corrected and stating that the notice is a “Notice of Default”; or
(iv) an Insolvency Event of the Issuer occurs.
(b) Issuer to Notify.  In addition to the Issuer’s notification obligations set forth in Section 3.15, the Issuer will notify the Indenture Trustee within five (5) Business Days after a Responsible Person of the Issuer has knowledge of the occurrence of a Default under Section 5.1(a)(iii), which notice will describe the Default, the status of the Default and what action the Issuer is taking to correct the Default.  The Issuer will deliver a copy of the notice to each Qualified Institution (if not the Indenture Trustee) maintaining a Bank Account.
(c) Indenture Trustee to Notify.  In addition to the notice obligations of the Indenture Trustee under Section 6.5(a), the Indenture Trustee will notify the Noteholders within five (5) Business Days after a Responsible Person of the Indenture Trustee has actual knowledge of the occurrence of an Event of Default.
Section 5.2         Acceleration of Maturity; Rescission.
(a) Acceleration.  If an Event of Default, other than an Event of Default under Section 5.1(a)(iv), occurs and is continuing, the Indenture Trustee may, or the Noteholders of a majority of the Note Balance of the Controlling Class may, declare the Notes to be accelerated by notifying the Issuer (and the Indenture Trustee if given by the Noteholders).  On acceleration, the unpaid Note Balance of the Notes, together with accrued and unpaid interest and unpaid Make-Whole Payments, if any, will become immediately due and payable.  If an Event of Default in Section 5.1(a)(iv) occurs, all unpaid principal of and accrued and unpaid interest on the Notes, and all other amounts payable under this Indenture (including unpaid Make-Whole Payments), will automatically become immediately due and payable without a declaration or other act of the Indenture Trustee or a Noteholder.  On the declaration of acceleration or upon actual knowledge of a Responsible Person of the Indenture Trustee of an automatic acceleration, the Indenture Trustee will promptly notify each Noteholder and each Qualified Institution (if not the Indenture Trustee) maintaining a Bank Account.
(b) Rescission of Acceleration.  The Noteholders of a majority of the Note Balance of the Controlling Class, by notifying the Issuer and the Indenture Trustee, may rescind a declaration of acceleration before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as stated in this Article V if:
(i) the Issuer has paid or deposited with the Indenture Trustee an amount sufficient to (A) pay the due and unpaid principal of and interest on the Notes and all other amounts that would then be due under this Indenture or on the Notes if the Event of Default giving rise to the acceleration had not occurred, (B) pay all amounts owed to the Indenture Trustee under Section 6.7 and (C) pay all other outstanding fees and expenses of the Issuer; and
(ii) all Events of Default, other than the non-payment of the principal of the Notes that has become due solely by acceleration, have been corrected or waived under Section 5.14.
Section 5.3         Collection of Indebtedness by Indenture Trustee.
(a) Overdue Amounts.  If an Event of Default under Section 5.1(a)(i) or (ii) occurs and is continuing, the Issuer, on demand of the Indenture Trustee, will pay to the Note Paying Agent for the benefit of the Noteholders, the overdue amount with interest at the rate of interest then applicable to the Notes.
(b) Collection Costs.  In addition, the Issuer will pay the costs of collection, including the expenses of the Indenture Trustee and its agents, counsel, accountants and experts due to the Indenture Trustee under Section 6.7.
(c) Proceedings.  If the Issuer fails to pay those amounts and the collection costs set forth in Section 5.3(b) on demand, the Indenture Trustee, in its own name and as trustee of an express trust, may start a Proceeding to collect the money due and unpaid, and may pursue the Proceeding to final judgment, and may enforce the judgment against the Issuer and collect the money due and unpaid in the manner provided by law out of the Collateral.
Section 5.4         Trustee May File Proofs of Claim.
(a) Proofs of Claim.  If there is a Proceeding involving the Issuer under the Bankruptcy Code or another bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of the Issuer or its property, the Indenture Trustee may:

(i) file a proof of claim for the due and unpaid principal of and interest on the Notes and file other proofs of claim (including any claims for compensation or indemnification under Section 6.7) or documents necessary or advisable to have the claims of the Indenture Trustee on behalf of the Secured Parties allowed in the Proceedings or in other judicial proceedings involving the Issuer, its creditors and its property;
(ii) unless prohibited by applicable Law, vote on behalf of the Secured Parties in the election of a trustee, a standby trustee or a Person performing similar functions in the Proceedings; and
(iii) collect and receive any money or other property payable or deliverable on the claims and pay all amounts received on the claims of the Secured Parties, including the claims asserted by the Indenture Trustee on their behalf.
(b) Authorization by Noteholders.  Each Noteholder authorizes a trustee, liquidator, receiver or similar official in a Proceeding to make payments to the Indenture Trustee and, if the Indenture Trustee consents to make payments directly to the Noteholders, to pay to the Indenture Trustee the amounts owed to the Indenture Trustee under Section 6.7.
(c) No Right to Consent or Vote.  Except as permitted under Section 5.4(a)(ii), this Indenture (i) does not authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of a Noteholder a plan of reorganization, arrangement, adjustment or composition affecting the Notes and (ii) does not limit the rights of a Noteholder to authorize the Indenture Trustee to vote on the claim of a Noteholder in the Proceeding.
Section 5.5         Enforcement of Claims Without Possession of Notes.
(a) Notes not Required.  The Indenture Trustee may enforce its rights and make claims under this Indenture, or under the Notes, without the possession of the Notes or the production of the Notes in a Proceeding.  A Proceeding started by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses and indemnity of the Indenture Trustee and its agents, counsel, accountants and experts due to the Indenture Trustee under Section 6.7, will be for the benefit of the Secured Parties for which the judgment has been recovered.
(b) Proceeding.  In any Proceeding brought by the Indenture Trustee (and any Proceeding involving the interpretation of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be held to represent all the Secured Parties, and it will not be necessary to make any Secured Party, including a Noteholder, a party to the Proceeding.
Section 5.6         Remedies; Priorities.
(a) Remedies.  If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded according to Section 5.2(b), the Indenture Trustee may do one or more of the following (subject to Section 5.7), and will at the direction of the Noteholders of a majority of the Note Balance of the Controlling Class:

(i) start a Proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture on the Notes, enforce any judgment obtained and collect from the Issuer money adjudged due;
(ii) subject to Section 5.6(c), sell or liquidate all or any part of the Collateral or rights or interest in the Collateral at one or more public or private sales called and conducted in any manner permitted by law;
(iii) exercise any remedies of a secured party under the UCC; and
(iv) take any other action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders.
(b) Notice of Sale or Liquidation of Collateral.  The Indenture Trustee will notify each Noteholder and the Depositor of a sale or liquidation under Section 5.6(a)(ii) at least fifteen (15) days before the sale or liquidation.  A Noteholder, the Depositor or the Servicer may submit a bid during the sale or liquidation.
(c) Limitation on Collateral Liquidation.  The Indenture Trustee may not sell or liquidate the Collateral unless:
(i)            the Event of Default is described in Section 5.1(a)(i) or (ii); or
(ii)           the Event of Default is described in Section 5.1(a)(iii) and:
(A)	the Noteholders representing 100% of the Note Balance of the Notes consent to the sale or liquidation; or
(B)
the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the Secured Parties including all principal of and accrued interest and any Make-Whole Payments on the Notes; or

(iii)          the Event of Default is described in Section 5.1(a)(iv) and:
(A)	the Noteholders representing 100% of the Note Balance of the Controlling Class consent to the sale or liquidation; or
(B)
the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the Secured Parties including all principal of and accrued interest and any Make-Whole Payments on the Notes; or

(C)
the Indenture Trustee (1) determines that the Collateral will not continue to provide sufficient money for the payment of all amounts owed to the Secured Parties, as those payments would have become due if the Notes had not been accelerated and (2)

obtains the consent of Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class.
In determining whether the condition in clause (ii)(B), (iii)(B) or (iii)(C) (1) above has been satisfied, the Indenture Trustee may rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants on the expected proceeds or on the sufficiency of the Collateral for that purpose.
(d) Proceeds of Collateral.  Any money or property collected by the Indenture Trustee after the occurrence of an Event of Default that has not been waived or cured and an acceleration of the Notes will be deposited in the Collection Account for distribution according to Section 8.2(e) on the Payment Date after the Collection Period during which those amounts are collected.  In all other circumstances, Section 8.2(c) will continue to apply after an Event of Default.
Section 5.7         Optional Preservation of Collateral.  If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded, the Indenture Trustee may elect to maintain possession of the Collateral, subject to Section 5.13(c).  The Indenture Trustee will take into account that the Collections and other amounts expected to be received on the Collateral must be sufficient to pay the unpaid principal of and accrued and unpaid interest and any Make-Whole Payments on the Notes when determining whether or not to maintain possession of part of the Collateral.  In making this determination, the Indenture Trustee may rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants.
Section 5.8         Limitation on Suits.
(a) Proceedings.  No Noteholder has the right to start a Proceeding under this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, except (1) pursuant to the dispute resolution procedures described in Section 11.2 of the Transfer and Servicing Agreement or (2) if:
(i) the Noteholder has notified the Indenture Trustee of a continuing Event of Default;
(ii) the Noteholders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to start the Proceeding for the Event of Default in its own name as Indenture Trustee under this Indenture;
(iii) the Noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against fees, expenses, losses, damages, claims and liabilities that may be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with the request;
(iv) the Indenture Trustee has failed to start the Proceedings for sixty (60) days after it receives the notice, request and offer of indemnity; and

(v) the Noteholders of a majority of the Note Balance of the Controlling Class have not given the Indenture Trustee a direction inconsistent with the request during that 60 day period.
(b) No Right to Impair.  No Noteholder has the right to impair the rights of another Noteholder or to seek or obtain priority or preference over another Noteholder or to enforce any right under this Indenture, except in the manner stated in this Indenture.
(c) Conflicting Requests.  If the Indenture Trustee receives conflicting requests under Section 5.8(a)(ii) from two or more groups of Noteholders, each evidencing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee will take the action requested by the Noteholders representing the greatest percentage of the Note Balance of the Controlling Class, notwithstanding any other provision of this Indenture.
Section 5.9         Unconditional Rights to Receive Principal and Interest.  Each Noteholder has an absolute and unconditional right to receive payment of the principal of and interest on its Note on or after the due dates stated in the Note or in this Indenture (or, for redemption, on or after the Redemption Date) and to start a Proceeding for the enforcement of the payment according to Section 5.8.  Those rights may not be impaired or affected without the consent of the Noteholder.
Section 5.10         Restoration of Rights and Remedies.  If the Indenture Trustee or a Noteholder has started a Proceeding to enforce a right or remedy under this Indenture and the Proceeding has been discontinued or abandoned or has been determined adversely to the Indenture Trustee or to the Noteholder, then the Issuer, the Indenture Trustee and the Noteholders, subject to a determination in the Proceeding, will be restored to their former positions under this Indenture, and all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no Proceeding had been started.
Section 5.11         Rights and Remedies Cumulative.  No right or remedy of the Indenture Trustee or the Noteholders under this Indenture is intended to be exclusive of any other right or remedy, and every right and remedy, if permitted by law, will be cumulative and in addition to every other right and remedy under this Indenture.  The exercise of a right or remedy will not prevent the exercise of another right or remedy at the same time.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking, obtaining or use of other relief under this Indenture.  Neither the Lien of this Indenture nor the rights or remedies of the Indenture Trustee or the Noteholders will be impaired by the recovery of a judgment by the Indenture Trustee against the Issuer or by the execution of a judgment on the Collateral.
Section 5.12         Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or a Noteholder to exercise a right or remedy after a Default or Event of Default will impair the right or remedy, or be a waiver of the Default or Event of Default.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised as often as deemed advisable by the Indenture Trustee or by the Noteholders.

Section 5.13         Control by Noteholders.  The Noteholders of a majority of the Note Balance of the Controlling Class have the right to direct the time, method and place of conducting a Proceeding for a remedy available to the Indenture Trustee for the Notes or exercising a trust or power of the Indenture Trustee, subject to the following terms:
(a) No Conflict.  The direction does not conflict with Law or with this Indenture.
(b) Direction to Sell or Liquidate.  Except under Section 5.6(c), a direction to the Indenture Trustee to sell or liquidate the Collateral must have been made by the Noteholders of 100% of the Note Balance of the Controlling Class.
(c) Non-Unanimous Directions.  If the Indenture Trustee elects to retain the Collateral under Section 5.7, then a direction to the Indenture Trustee by Noteholders of less than 100% of the Note Balance of the Controlling Class to sell or liquidate the Collateral will not be effective.
(d) Other Action.  The Indenture Trustee may take other action considered advisable by the Indenture Trustee that is not inconsistent with the direction from the Noteholders of a majority of the Note Balance of the Controlling Class.
(e) Adverse Action.  The Indenture Trustee need not take an action for which it will not be adequately indemnified or that it determines might have a material adverse effect on the rights of Noteholders not consenting to the action.
Section 5.14         Waiver of Defaults and Events of Default.
(a) Waiver by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may waive a Default or Event of Default except an Event of Default (i) in the payment of principal of or interest on the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) or (ii) for a covenant or term of this Indenture that cannot be amended, supplemented or modified without the consent of all Noteholders.
(b) Effect of Waiver.  On any waiver, the Default or Event of Default will be considered not to have occurred for all purposes of this Indenture.  No waiver will extend to any other Default or Event of Default or impair any right relating to any other Default or Event of Default.
Section 5.15         Agreement to Pay Costs.  The parties to this Indenture agree, and each Noteholder by its acceptance of a Note will be deemed to have agreed, that a court may in its discretion require, in a Proceeding for the enforcement of a right or remedy under this Indenture, or in a Proceeding against the Indenture Trustee for an action taken or not taken by it as Indenture Trustee, the filing by a party litigant in the Proceeding of an agreement to pay the costs of the Proceeding, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against a party litigant in the Proceeding.  This Section 5.15 will not apply to (a) a Proceeding started by the Indenture Trustee, (b) a Proceeding started by a Noteholder or group of Noteholders holding more than 10% of the Note Balance of the Notes (or for a Proceeding for the enforcement of a right or remedy under this Indenture that is started by the Controlling Class, holding more than 10% of the Note Balance of the Controlling Class) or (c) a Proceeding started by a Noteholder for the enforcement of the payment of principal of or interest on a Note on or after the respective due dates expressed in the Note and in this Indenture (or, for redemption, on or after the Redemption Date).
Section 5.16         Waiver of Stay or Extension Laws.  The Issuer agrees that it will not plead or in any manner claim or take the benefit of, a stay or extension that may affect the performance of its obligations under this Indenture, and the Issuer waives the benefit of such law.
Section 5.17         Performance and Enforcement of Obligations.
(a) Actions Requested by Indenture Trustee.  At the Administrator’s expense, the Issuer will promptly take any lawful action the Indenture Trustee requests to (i) compel the performance by (A) the Depositor and the Servicer of their obligations to the Issuer under the Transfer and Servicing Agreement and the Master Trust Receivables Transfer Agreement or (B) the Depositor and the Originators of their obligations under the Originator Receivables Transfer Agreement and (ii) exercise any rights, remedies, powers, privileges and claims available to the Issuer under those agreements as directed by the Indenture Trustee.
(b) Exercise by Indenture Trustee.  If an Event of Default has occurred and is continuing, (i) the Indenture Trustee may, and at the written direction of the Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class will, exercise all rights, remedies, powers, privileges and claims of the Issuer against (A) the Depositor or the Servicer under the Transfer and Servicing Agreement and the Master Trust Receivables Transfer Agreement, (B) the Depositor and the Originators under the Originator Receivables Transfer Agreement or (C) the Cap Counterparty under the Cap Agreement, including the right or power to take any action to compel or secure performance or observance by those Persons of their obligations to the Issuer under those agreements, and to give a consent, request, notice, direction, approval, extension or waiver under those agreements and (ii) the right and power of the Issuer to take any such action will be suspended.
ARTICLE VI
INDENTURE TRUSTEE
Section 6.1         Indenture Trustee’s Obligations.
(a) Standard of Care.  If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it under this Indenture using the same degree of care and skill as a prudent person would use under the circumstances in the conduct of that person’s own affairs.
(b) Obligations; Reliance.  Except during the continuance of an Event of Default:
(i) the Indenture Trustee agrees to perform the duties and only such duties as specifically stated in this Indenture and no implied covenants, duties (including fiduciary duties) or obligations are to be read into this Indenture against the Indenture Trustee; and
(ii) in the absence of willful misconduct, bad faith or negligence on its part, the Indenture Trustee may conclusively rely, for the truth of the statements and the correctness of the opinions furnished to it, on certificates or opinions furnished to it and, if required by this Indenture, conforming to the requirements of this Indenture.  The Indenture Trustee will examine the certificates and opinions to determine whether or not they conform as to form to the requirements (but need not confirm or investigate the accuracy of mathematical calculations or other facts therein), if any, of this Indenture.
(c) Indenture Trustee Liable.  The Indenture Trustee will not be relieved from liability for its own willful misconduct, bad faith or negligence, except that:
(i) this Section 6.1(c) does not limit the effect of Section 6.1(b);
(ii) the Indenture Trustee will not be liable for an error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in determining the relevant facts;
(iii) the Indenture Trustee will not be liable for any action taken or not taken in good faith according to this Indenture or the Transfer and Servicing Agreement or a direction received by it from the Noteholders in accordance with the provisions of this Indenture or the Transfer and Servicing Agreement; and
(iv) the Indenture Trustee will not be liable for any action taken or not taken by it in good faith in the administration of any Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review so long as the administration of such vote conforms in all material respects to the Indenture Trustee’s standard internal vote solicitation process.
(d) Not Liable for Interest.  The Indenture Trustee will not be liable for interest on money received by it, except as the Indenture Trustee may agree in writing with the Issuer.
(e) Not Required to Segregate.  The Indenture Trustee need not segregate any funds held by it in trust under this Indenture from other funds unless required by Law, this Indenture or the Transfer and Servicing Agreement.
(f) Section Governs.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct of the Indenture Trustee, the liability of the Indenture Trustee or giving protection to the Indenture Trustee is subject to this Section 6.1 and to the TIA.
(g) No Deemed Knowledge.  The Indenture Trustee will not be deemed to have knowledge of a breach of the Eligibility Representation, Default or any Event of Default or any other fact (including whether any reacquisition or acquisition request remains unresolved for 180 days) or event unless (i) a Responsible Person of the Indenture Trustee has actual knowledge of the breach, Default, Event of Default or other fact or event or (ii) where written notice is required, a Responsible Person of the Indenture Trustee has actually received written notice of the specific breach, Default, Event of Default or other fact or event at its Corporate Trust Office, and such notice specifically identifies the Issuer, this Indenture and such breach, Default, Event of Default, or other fact or event.  Any notice of an occurrence of a breach of the Eligibility Representation under a Receivables Transfer Agreement delivered to the Indenture Trustee shall specifically identify the Receivables in breach.  Knowledge or information acquired by U.S.

Bank National Association in its capacity as Indenture Trustee, Note Paying Agent or Note Registrar, as applicable, shall not be imputed to U.S. Bank National Association in any other capacity in which it may act under the Transaction Documents or to any affiliate of U.S. Bank National Association and vice versa.  For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report under the Asset Representations Review Agreement shall not constitute knowledge of any such event or breach.
(h) Action upon Notice of Breach.  Upon the actual knowledge of or receipt of written notice by a Responsible Person of the Indenture Trustee of a material breach of an Originator’s Eligibility Representation made in Section 3.3 of the Originator Receivables Transfer Agreement, a material breach of the Servicer’s Eligibility Representation made in Section 3.3 of the Master Trust Receivables Transfer Agreement, or any other specified breach by the Servicer under the Transfer and Servicing Agreement, the Indenture Trustee’s sole obligations are to (i) make a demand upon the applicable Originator (or to cause the Depositor to make a demand upon the applicable Originator) to reacquire the Receivable under Section 3.4 of the Originator Receivables Transfer Agreement or upon the Servicer to acquire the Receivable under Section 3.4 of the Master Trust Receivables Transfer Agreement or Section 3.3 of the Transfer and Servicing Agreement, as applicable and (ii) to the extent amounts due under clause (i) are not remitted by the applicable Originator or the Servicer, to promptly provide written notice to the Parent Support Provider of the failure by such party to remit such Acquisition Amount.  Unless the Indenture Trustee receives written direction and indemnity satisfactory to the Indenture Trustee from a majority of the Controlling Class of the Notes specifying any additional step, including but not limited to commencing litigation, that the Indenture Trustee should take, the Indenture Trustee shall have no duty or obligation to take any further action to investigate or enforce remedies for breaches of representations and warranties.
(i) No Duty to Monitor or Administer.  Except as expressly provided in this Indenture and the other Transaction Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.
(j) Enforceable in all Capacities.  The rights, privileges, protections, immunities and benefits given to the Indenture Trustee in this Article VI, including its right to be indemnified, are extended to, and will be enforceable by, the Indenture Trustee in each of its capacities under this Indenture and the other Transaction Documents, including as Authenticating Agent, Note Registrar and Note Paying Agent under this Indenture and as a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC under the Account Control Agreement.
(k) Not Required to Pay or Risk Funds.  The Indenture Trustee is not obligated to (i) exercise the rights or powers under this Indenture or the other Transaction Documents, expend or risk its own funds or incur any financial liability in the performance of its obligations under this Indenture or the other Transaction Documents, including after an Event of Default, if it has reasonable grounds to believe that payment of such funds or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured or given to it by the Trust or (ii) start, pursue or defend litigation, investigate any matter or honor the request or direction of the Noteholders under this Indenture (other than (A) requests, demands or directions relating to an asset representation review demand as set forth in Article XIV of this Indenture and Section 11.1 of the Transfer and Servicing Agreement, (B) forwarding notices related to dispute resolution procedures as set forth in Section 11.2 of the Transfer and Servicing Agreement and (C) facilitating noteholder communications pursuant to Section 7.1(c) of this Indenture), unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it for the reasonable expenses that might be incurred by the Indenture Trustee in complying with the request or direction. Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee will not be required to take any action if the Indenture Trustee reasonably determines that such action (x) will not be in the best interests of the Noteholders or (y) will be contrary to applicable Law.  The permissive right of the Indenture Trustee to take any action under the Transaction Documents shall not be construed as a duty to take such action.
(l) Force Majeure.  The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, loss or failures of mechanical, electronic or communication systems.  The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(m) Consequential Damages.  The Indenture Trustee will not be responsible or liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Indenture Trustee has been advised of the likelihood of the loss or damage and regardless of the form of action.
(n) No Duty with Respect to Collateral.  The Indenture Trustee shall be under no duty or obligation in connection with the acquisition or Grant by the Issuer to the Indenture Trustee of any item constituting the Collateral, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Collateral.
(o) No Duty with Respect to Risk Retention.  The Indenture Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements under the U.S. Credit Risk Retention Rules or other rules or regulations relating to risk retention.  The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.
(p) Determination of One-Month LIBOR.  The Indenture Trustee shall calculate One-Month LIBOR as of each LIBOR Determination Date for so long as the Class A-1b Notes are Outstanding; provided that if One-Month LIBOR does not appear on the Reuters Screen LIBOR01 Page on any LIBOR Determination Date the Indenture Trustee shall calculate One-Month-LIBOR using the rates solicited or as otherwise directed by the Administrator.  All calculations of One-Month LIBOR by the Indenture Trustee, in absence of manifest error, shall be conclusive for all purposes and binding on the Noteholders.  The Indenture Trustee shall not be responsible for determining the reference banks, rates or method used to calculate One-Month LIBOR or be liable for any error resulting from its calculation of One-Month LIBOR made in good faith.  In no event will the Indenture Trustee be responsible for determining any substitute or successor for One-Month LIBOR.
(q) Liability for Dissemination of Information.  Except as required by the Transaction Documents, the Indenture Trustee shall not be liable for the dissemination of any information contained in any Review Report or summary thereof, any 10-D or other filing, or any other dissemination of information required or made in accordance with the Transaction Documents and shall have no responsibility, or liability for the failure of any party to redact or remove any Personally Identifiable Information or other confidential information in any document
Section 6.2         Indenture Trustee’s Rights.
(a) Reliance on Documents.  The Indenture Trustee may conclusively rely on any document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Indenture Trustee is not required to investigate any facts or matters or to verify any calculations or amounts stated in any document (including the Monthly Investor Report).  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on a document believed by it to be genuine.
(b) Reliance on Opinions.  Before the Indenture Trustee acts or does not act, it may require and rely on an Officer’s Certificate or an Opinion of Counsel, at the expense of the Issuer.  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
(c) Use of Agents.  The Indenture Trustee may exercise its rights or powers under this Indenture or perform its obligations under this Indenture either directly or by or through agents or attorneys or a custodian or nominee.  The Indenture Trustee will not be responsible for misconduct or negligence on the part of, or for the supervision of, the agent, counsel, custodian or nominee appointed with due care by it under this Indenture.
(d) Good Faith.  The Indenture Trustee will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers under this Indenture so long as the action taken or not taken does not amount to negligence.
(e) Advice from Counsel.  The Indenture Trustee may consult with counsel, accountants, appraisers or other experts or advisors, and the advice or opinion of counsel, accountants, appraisers or other experts or advisors on any matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability for any action taken or not taken by it under this Indenture in good faith and according to the advice or opinion of that counsel, accountant, appraiser or expert or advisor.
(f) No Determination of Materiality.  The Indenture Trustee shall not be required to determine the materiality or adverse effect of breaches of representations or warranties or other events for purposes of notice or enforcement hereunder or under any other Transaction Document.

(g) Incumbency.  The Indenture Trustee may request that the Issuer and any other Person deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(h) No Duty with Respect to Regulatory Requirements.  The Indenture Trustee shall have no responsibility to prepare or file or make any determination with respect to any tax or securities law filing or report, or to monitor, enforce, make any determination or take any action with respect to any risk retention requirements or other regulatory requirements and shall have no liability for the failure of the Issuer, the Notes or the Noteholders or any other Person to satisfy any such requirements.
Section 6.3         Indenture Trustee’s Individual Rights.  The Indenture Trustee and any Note Paying Agent, Note Registrar or Authenticating Agent under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee or Note Paying Agent, Note Registrar or Authenticating Agent.
Section 6.4         Indenture Trustee’s Disclaimer.  The Indenture Trustee will not be liable for (a) the validity or adequacy of this Indenture or the Notes, (b) the Issuer’s use of the proceeds from the Notes, (c) any statement of the Issuer in this Indenture or in the Notes, other than the Indenture Trustee’s certificate of authentication, or (d) any statement of the Issuer, the Depositor or the Servicer in any prospectus or offering document used for the offering or sale of the Notes.
Section 6.5         Notice of Defaults and Notice of Payment Defaults.
(a) Within ninety (90) days after a Responsible Person of the Indenture Trustee has actual knowledge of, or actually receives written notice of, a Default under this Indenture, the Indenture Trustee will mail, as described in Section 313(c) of the TIA, to each Noteholder, notice of the Default, unless the Default has been corrected or waived.  However, except for a Default in the payment of principal of or interest on a Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Persons in good faith determines that the withholding of the notice is in the interests of the Noteholders.
(b) Promptly, but not later than five (5) days, after a Responsible Person of the Indenture Trustee has actual knowledge of, or actually receives written notice of, the failure of (i) any Originator to remit an Acquisition Amount under Section 3.4 of the Originator Receivables Transfer Agreement, (ii) the Servicer to remit an Acquisition Amount under Section 3.4 of the Master Trust Receivables Transfer Agreement or Section 3.3 of the Transfer and Servicing Agreement, (iii) the Servicer to deposit Collections into the Collection Account when such amounts are to be deposited or (iv) the Marketing Agent to remit, or to cause the related Originator to remit, any amounts due under Section 3.11(b) of the Transfer and Servicing Agreement, the Indenture Trustee will notify the Parent Support Provider in writing of such payment default.

Section 6.6         Reports by Indenture Trustee.
(a) Tax Information.  Starting in the year after the Closing Date, the Indenture Trustee will deliver or make available to each Person who at any time during the prior calendar year was a Noteholder of record, a statement containing the information required to be given to a noteholder by an issuer of indebtedness, in the form and at the time required under the Code.
(b) Monthly Investor Report.  On each Payment Date, the Indenture Trustee will deliver the Monthly Investor Report to each Noteholder of record as of the most recent Record Date (which delivery may be made by e-mail to the e-mail addresses in the Note Register without need for confirmation of receipt or by making the report available to the Noteholders through the Indenture Trustee’s website, which initially is located at https://pivot.usbank.com (or via such other internet website as may be designated by the Indenture Trustee for such purpose).  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.
(c) [Reserved].
(d) Annual Assessment of Compliance.  On or before March 1 of each year, beginning in the year after the Closing Date, the Indenture Trustee will:
(i) deliver to the Issuer, the Depositor, the Administrator and the Servicer, a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria specified on Exhibit B during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Indenture Trustee; and,
(ii) deliver to the Issuer, the Depositor, the Administrator and the Servicer a report of a registered public accounting firm reasonably acceptable to the Issuer and the Administrator that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act.
The reports will be delivered in a format suitable for filing with the Commission on EDGAR.
(e) Obligation to Update Disclosure.  The Indenture Trustee will notify and provide information, and certify that information in an Officer’s Certificate, to the Issuer, the Administrator and the Depositor on the occurrence of any event or condition relating to the Indenture Trustee or actions taken by the Indenture Trustee that (i) may be required to be disclosed by the Issuer under Item 2 (the institution of, material developments in, or termination of legal proceedings against the Indenture Trustee that are material to the Noteholders) of Form 10-D under the Exchange Act within five (5) Business Days of a Responsible Person of the Indenture Trustee having actual knowledge of such proceeding, (ii) the Issuer, or the Administrator on behalf of the Issuer, reasonably requests of the Indenture Trustee that the

Administrator believes is necessary to comply with the Issuer’s reporting obligations under the Exchange Act within two (2) Business Days of request, (iii) is required to be disclosed under Item 5 (submission of matters to a vote of the Noteholders) of Form 10-D under the Exchange Act (other than with respect to submissions of matter to a vote of the Noteholders pursuant to Section 14.1 of this Indenture) within five (5) Business Days of a Responsible Person of the Indenture Trustee having actual knowledge of the submission, or (iv) is required to be disclosed under Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two (2) Business Days of the failure to make a distribution when required, as applicable.
Section 6.7         Compensation and Indemnity.
(a) Fees.  The Issuer will pay the Indenture Trustee as compensation for performing its obligations under this Indenture the Indenture Trustee Fee.  The Indenture Trustee’s compensation will not be limited by law on compensation of a trustee of an express trust.  The Issuer will reimburse the Indenture Trustee for its reasonable expenses in performing its obligations under this Indenture and the other Transaction Documents, including costs of collection and the reasonable compensation and expenses of the Indenture Trustee’s agents, counsel, accountants and experts, but excluding expenses resulting from the Indenture Trustee’s willful misconduct, bad faith or negligence.
(b) Indemnification.  The Issuer agrees to indemnify U.S. Bank National Association in each of its capacities under this Indenture and the Transaction Documents) and its officers, directors, employees and agents (each, an “Indemnified Person”) against any and all loss, liability, claim, suit, action, expense (including reasonable attorney’s fees and expenses), damages, costs and disbursements incurred in connection with, arising out of or resulting from the administration of the trusts created hereunder and the performance of its obligations under this Indenture and the other Transaction Documents (including any such amount incurred by the Indemnified Person in connection with (x) defending itself against any claim, legal action or proceeding or (y) the enforcement of any indemnification or other obligation of the Issuer, the Servicer or any other transaction party) not resulting from (i) the Indenture Trustee’s own willful misconduct, negligence or bad faith or (ii) the Indenture Trustee’s breach of its representations or warranties in this Indenture.
(c) Proceedings.  If an Indemnified Person receives notice of the start of a Proceeding against it, the Indemnified Person will, if a claim under the Proceeding will be made under this Section 6.7, promptly notify the Issuer of the Proceeding; provided, that the failure to give such notice shall not affect the right of an Indemnified Person to indemnification hereunder to the extent that such failure does not prejudice the rights of the Issuer or the Indemnified Person in such Proceeding.  The Issuer may participate in and assume the defense and settlement of the Proceeding at its expense.  If the Issuer notifies the Indemnified Person of its intention to assume the defense of the Proceeding, the Issuer will assume such defense with counsel reasonably satisfactory to the Indemnified Person and in a manner reasonably satisfactory to the Indemnified Person.  The Issuer will not be liable for legal expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Issuer will pay for the separate counsel to the Indemnified Person.  No settlement of the

Proceeding in which a claim is brought against the Issuer may be settled in the name of, on behalf of or in any manner in which the Issuer is understood to acknowledge the validity of any claim without the approval of the Issuer and the Indemnified Person, which approvals will not be unreasonably withheld.
(d) Survival of Obligations.  The Issuer’s obligations to the Indenture Trustee under this Section 6.7 will survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture.  Expenses incurred by the Indenture Trustee after the occurrence of a Default stated in Section 5.1(a)(iv) are intended to be expenses of administration under the Bankruptcy Code or another applicable federal or State bankruptcy, insolvency or similar law.
(e) Repayment.  If the Issuer makes a payment to an Indemnified Person under Section 6.7(b) and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Issuer.
(f) Available Funds.  Payments required to be made by the Issuer under this Section 6.7 will be made solely from funds used to make payments under this Indenture.
Section 6.8         Resignation or Removal of Indenture Trustee.
(a) Resignation.  The Indenture Trustee may resign by notifying the Issuer and the Administrator in writing at least thirty (30) days in advance.
(b) Removal by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may, without cause, remove the Indenture Trustee and terminate its rights and obligations under this Indenture by notifying the Indenture Trustee and the Issuer, in writing, at least thirty (30) days prior to such removal.
(c) Removal by Issuer.  The Issuer must remove the Indenture Trustee and terminate its rights and obligations under this Indenture if:
(i) the Indenture Trustee fails to comply with the eligibility requirements in Section 6.11;
(ii) the Indenture Trustee becomes legally unable to act or incapable of acting as Indenture Trustee; or
(iii) an Insolvency Event for the Indenture Trustee occurs.
(d) Appointment of Successor.  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Controlling Class must appoint a successor Indenture Trustee promptly.  If a successor Indenture Trustee does not take office within sixty (60) days after the Indenture Trustee resigns or is removed, the Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Controlling Class may petition a court of competent jurisdiction (at the expense of the Issuer) to appoint a successor Indenture Trustee.

(e) Acceptance of Appointment.  No resignation or removal of the Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee under this Section 6.8.  Any successor Indenture Trustee will deliver a written acceptance of its appointment to the outgoing Indenture Trustee, the Issuer and the Administrator.  The Issuer will continue to pay amounts owed to the predecessor Indenture Trustee for the period it was Indenture Trustee according to Sections 6.7 and 8.2.  The successor Indenture Trustee will notify the Secured Parties of its succession and the Issuer or Administrator will deliver a copy of the notice to the Rating Agencies.
(f) Transition of Indenture Trustee Obligations.  On the resignation or removal of the Indenture Trustee becoming effective under Section 6.8(e), all rights, powers and obligations of the Indenture Trustee under this Indenture will become the rights, powers and obligations of the successor Indenture Trustee.  The predecessor Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The Depositor will reimburse the Indenture Trustee and any successor Indenture Trustee for expenses related to the replacement of the Indenture Trustee, if those amounts have not been paid under Section 8.2.
Section 6.9         Merger or Consolidation; Transfer of Assets.
(a) Merger or Consolidation.  If the Indenture Trustee merges or consolidates with, or transfers all or substantially all of its corporate trust business or assets to, any Person, the resulting, surviving or transferee Person will be the successor Indenture Trustee so long as that Person is qualified and eligible under Section 6.11.  The Indenture Trustee will promptly notify the Servicer and the Issuer of the succession, and the Issuer will notify the Rating Agencies.
(b) Authentication of Notes.  If, at the time the successor by merger or consolidation to the Indenture Trustee succeeds to the trusts created by this Indenture, Notes have been authenticated but not delivered, the successor Indenture Trustee may adopt the certificate of authentication of a predecessor Indenture Trustee and deliver the Notes so authenticated.  If at that time any Notes have not been authenticated, the successor Indenture Trustee may authenticate the Notes.  In each of those cases, the certificates will have the same force and effect given in the Notes or in this Indenture as the certificate of the predecessor Indenture Trustee.
Section 6.10         Appointment of Separate Trustee or Co-Trustee.
(a) Appointment.  For the purpose of meeting the legal requirement of a jurisdiction in which part of the Collateral may be located or for such other reasons as may be necessary or desirable (including to resolve any conflict of interest issues), after notifying the Issuer and the Servicer, the Indenture Trustee may appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co-trustees, of all or part of the Collateral, and to vest in those Persons, in this capacity and for the benefit of the Secured Parties, title to all or part of the Collateral, and, subject to this Section 6.10, rights, powers and obligations the Indenture Trustee may consider necessary or desirable.  No separate trustee or co-trustee will be required to be eligible as a successor trustee under Section 6.11 and no notice to the Secured Parties of the appointment of a separate trustee or co-trustee will be required under Section 6.8.

(b) Terms of Appointment.  Every separate trustee and co-trustee will be appointed and act subject to the following:
(i) all rights, powers and obligations of the Indenture Trustee set forth in the instrument of appointment will be exercised or performed by the separate trustee or the Indenture Trustee or co-trustee jointly (it being understood that a co-trustee will not be authorized to act separately without the Indenture Trustee joining in the act, except if under the law of a jurisdiction in which a particular act or acts are to be performed the Indenture Trustee will be incompetent or unqualified to perform those act or acts, in which event those acts will be exercised and performed singly by the co-trustee, but solely at the direction of the requisite Noteholders);
(ii) no trustee will be personally liable by reason of an act or omission of another trustee under this Indenture; and
(iii) the Indenture Trustee may accept the resignation of or remove a separate trustee or co-trustee.
(c) Notices.  Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each appointed separate trustee and co-trustee, as effectively as if given to each of them.
(d) Rights of Appointee.  Every document appointing a separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 6.10.  Each separate trustee and co-trustee, on its acceptance of its appointment will have the rights, powers and obligations stated in its appointment, subject to this Indenture.  The document will be filed with the Indenture Trustee, and the Indenture Trustee will provide the Issuer with a copy of each document.
(e) Indenture Trustee as Agent.  A separate trustee or co-trustee, with the consent of the Indenture Trustee, may appoint the Indenture Trustee as its agent or attorney-in-fact with power and authority, if permitted by law, to do each lawful act under or for this Indenture on its behalf and in its name.  If a separate trustee or co-trustee becomes incapable of acting, resigns or is removed, all of its rights, powers and obligations will be exercised by the Indenture Trustee, if permitted by law, without the appointment of a new or successor trustee.
Section 6.11         Eligibility.  The Indenture Trustee must satisfy the requirements of Section 310(a) of the TIA and must comply with Section 310(b) of the TIA.  The Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition and must have a long-term debt rating of at least investment grade by each of the Rating Agencies or must be acceptable to each of the Rating Agencies or satisfy the Rating Agency Condition.  Promptly after the Indenture Trustee fails to satisfy the requirements in this Section 6.11 or ceases to be a Qualified Institution, the Indenture Trustee will notify the Issuer and the Servicer of the failure.
Section 6.12         Inspections of Indenture Trustee.  The Indenture Trustee agrees that, with reasonable prior notice, it will permit authorized representatives of the Issuer, the Servicer or the

Administrator, during the Indenture Trustee’s normal business hours, to have access to and review the facilities, processes, books of account, records, reports and other documents and materials of the Indenture Trustee relating to (a) the performance of the Indenture Trustee’s obligations under this Indenture, (b) the payments of fees and expenses of the Indenture Trustee for its performance and (c) any claim made by the Indenture Trustee under this Indenture.  In addition, the Indenture Trustee will permit those representatives to make copies and extracts of the books and records and to discuss them with the Indenture Trustee’s officers and employees.  Any access and review will be subject to the Indenture Trustee’s confidentiality and privacy policies.  The Indenture Trustee will maintain all relevant books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Indenture.
Section 6.13         Indenture Trustee’s Representations and Warranties.  The Indenture Trustee represents and warrants to the Issuer as of the Closing Date:
(a) Organization.  The Indenture Trustee is duly organized, validly existing and qualified as a national banking association under the laws of the United States.
(b) Power and Authority.  The Indenture Trustee has the corporate power and authority to execute, deliver and perform its obligations under this Indenture.  The Indenture Trustee has taken all action necessary to authorize the execution, delivery and performance by it of this Indenture.
(c) Enforceability.  This Indenture has been duly executed by an authorized officer of the Indenture Trustee and constitutes the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as may be limited by (i) insolvency, bankruptcy, reorganization, moratorium or other laws now or hereafter in effect relating to the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (iii) with respect to rights of indemnity hereunder, limitations of public policy under applicable securities laws.
(d) No Defaults.  To the best knowledge of the Responsible Persons of the Indenture Trustee, the Indenture Trustee is not in breach of or default under any law or regulation of the United States of America, or any department, division, agency or instrumentality thereof having jurisdiction over the trust powers of the Indenture Trustee which would materially impair the ability of the Indenture Trustee to perform its obligations under this Indenture.
(e) No Consents.  To the best knowledge of the Responsible Persons of the Indenture Trustee, no authorization, consent or other order of any federal government authority or agency having jurisdiction over the trust powers of the Indenture Trustee are required to be obtained by the Indenture Trustee for the valid authorization, execution and delivery by the Indenture Trustee of the Indenture or the authentication of the Notes.
(f) Eligibility.  The Indenture Trustee satisfies the requirements of Section 310(a) of the TIA and is a Qualified Institution.  The Indenture Trustee or its parent has a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition.
Section 6.14         Reporting of Receivables Repurchase Demands.  The Indenture Trustee will (a) notify the Sponsor, the Administrator, the Depositor and the Servicer, as soon as practicable and within five (5) Business Days, of demands or requests actually received by a Responsible Person of the Indenture Trustee for the reacquisition or acquisition, as applicable, of any Receivable under Section 3.4 of the Originator Receivables Transfer Agreement, Section 3.4 of the Master Trust Receivables Transfer Agreement or Section 2.5 of the Transfer and Servicing Agreement, (b) promptly on request by the Sponsor, the Depositor, the Administrator or the Servicer, provide to them other information reasonably requested and within its possession to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and (c) if requested by the Sponsor, the Depositor, the Administrator or the Servicer, provide a written certification no later than fifteen (15) days following the end of any quarter or year that the Indenture Trustee has not received any reacquisition demands or requests for that period, or if reacquisition or acquisition, as applicable, demands or requests have been received during that period, that the Indenture Trustee has provided all the information reasonably requested under clause (b) above.  The Indenture Trustee and the Issuer will not have responsibility or liability for a filing required to be made by a securitizer under the Exchange Act.
Section 6.15         Preferential Collection of Claims Against the Issuer.  The Indenture Trustee will comply with Section 311(a) of the TIA, excluding each creditor relationship listed in Section 311(b) of the TIA.  An Indenture Trustee who has resigned or been removed will be subject to Section 311(c) of the TIA.
ARTICLE VII
NOTEHOLDER COMMUNICATIONS AND REPORTS
Section 7.1         Noteholder Communications.
(a) Noteholder List.  If the Indenture Trustee is not the Note Registrar, the Issuer will furnish a list of the names and addresses of the Noteholders to the Indenture Trustee (a) not more than five (5) days after each Record Date, as of that Record Date and (b) not more than thirty (30) days after receipt by the Issuer of a request from the Indenture Trustee, as of a date not more than ten (10) days before the time the list is furnished.  If the Indenture Trustee is the Note Registrar, the Indenture Trustee, on the request of the Owner Trustee, will furnish within ten (10) days to the Owner Trustee a list of Noteholders as of the date stated by the Owner Trustee.
(b) Noteholder List Retention.  The Indenture Trustee will maintain a current list of the names and addresses of the Noteholders based on the most recent list furnished to the Indenture Trustee under Section 7.1(a) and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.
(c) Noteholder Communications.  Noteholders may communicate with other Noteholders about their rights under this Indenture or under the Notes.  Within ten (10) days following receipt by the Indenture Trustee of a request by three or more Noteholders to receive a copy of the current list of Noteholders, the Indenture Trustee will (i) provide a current list of

Noteholders to the Noteholders making the request and (ii) notify the Administrator of the request by giving to the Administrator a copy of the request and a copy of the list of Noteholders produced in response to the request.
(d) Noteholder Communications with Indenture Trustee.  A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by
Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee and providing to the Indenture Trustee a copy of the communication such Noteholder or Note Owner, as applicable, proposes to send.  Any Note Owner must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner (other than (A) requests, demands or directions relating to an asset representation review demand as set forth in Article XIV of this Indenture and Section 11.1 of the Transfer and Servicing Agreement, (B) forwarding notices related to dispute resolution procedures as set forth in Section 11.2 of the Transfer and Servicing Agreement and (C) facilitating noteholder communications pursuant to Section 7.1(c) of this Indenture), unless the Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.
(e) Fiscal Year.  The fiscal year of the Issuer will be the calendar year.
(f) TIA Communication.  Noteholders may communicate under Section 312(b) of the TIA with other Noteholders about their rights under this Indenture or under the Notes.  The Issuer, the Indenture Trustee and the Note Registrar will have the protection of Section 312(c) of the TIA.
Section 7.2         Reports by Issuer.
(a) Securities and Exchange Commission Filings.  The Issuer will, or will cause the Administrator or the Servicer to:
(i) file with the Commission (A) the annual reports and the information, documents and other reports (or copies or parts the Commission may prescribe) that the Issuer is required to file with the Commission under Section 13 or 15(d) of the Exchange Act, including annual reports on Form 10-K and monthly distribution reports on Form 10-D, and (B) additional information, documents and reports about compliance by the Issuer with this Indenture required by the Commission;
(ii) make available to the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, the annual reports and the information, documents or other reports filed with the Commission under Section 7.2(a)(i); and

(iii) make available to the Indenture Trustee the information, documents and reports (or summaries of such items) required to be filed by the Issuer under Section 7.2(a)(i) and (ii) as may be required by rules and regulations prescribed by the Commission.
(b) Documents and Reports to Noteholders.  The Indenture Trustee will transmit to all Noteholders, as described in Section 313(c) of the TIA, the information, documents and reports (or summaries of such items) supplied to the Indenture Trustee under Section 7.2(a).
Section 7.3         Reports by Indenture Trustee.
(a) Annual Report.  Within 90 days after each April 15, beginning in the year after the Closing Date, the Indenture Trustee will prepare and transmit to each Noteholder a report dated as of April 15 of the applicable year that complies with Section 313(a) of the TIA, but only if the report is required under Section 313(a) of the TIA.  The Indenture Trustee will also prepare and transmit to Noteholders any report required under Section 313(b) of the TIA.  A report transmitted to the Noteholders under this Section 7.3(a) will be transmitted in compliance with Section 313(c) of the TIA.
(b) Filing.  The Indenture Trustee will file with the Commission and any stock exchange on which the Notes are listed a copy of each report delivered under Section 7.3(a) at the time of its mailing to the Noteholders.  The Issuer will notify the Indenture Trustee if and when the Notes are listed on a stock exchange.
ARTICLE VIII
ACCOUNTS, DISTRIBUTIONS AND RELEASES
Section 8.1         Collection of Funds.  Except as permitted under this Indenture, the Indenture Trustee may demand payment or delivery of, and will receive and collect, directly the funds and other property payable to or to be received by the Note Paying Agent under this Indenture and the Transfer and Servicing Agreement.  The Note Paying Agent will apply the funds and other property received by it, and will make deposits into, and distributions from, the Bank Accounts, under this Indenture and the Transfer and Servicing Agreement.  The Issuer, or the Administrator on its behalf, will direct the Cap Counterparty to remit any Cap Payments into the Collection Account on or before the second Business Day preceding each Payment Date.
Section 8.2         Bank Accounts; Distributions.
(a) Establishment.  On and after the Closing Date, the Note Paying Agent will maintain the Bank Accounts established by the Servicer under Section 4.1 of the Transfer and Servicing Agreement.
(b) Bank Account Withdrawals.  On or before each Payment Date, the Note Paying Agent will withdraw the amounts required to be withdrawn from the Reserve Account, the Negative Carry Account and the Acquisition Account and deposit them into the Collection Account or pay them to the Depositor, as applicable, according to Section 4.4 of the Transfer and Servicing Agreement.

(c) Distributions from Collection Account.  Subject to Section 8.2(e), on each Payment Date, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) withdraw from the Collection Account and make deposits and payments, to the extent of Available Funds in the Collection Account for that Payment Date, in the following order of priority (pro rata within each priority level based on the amounts due except as otherwise stated):
(i) first, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, (x) the Indenture Trustee Fee, the Owner Trustee Fee and the Asset Representations Reviewer Fee, respectively, owed to such party under this Indenture, the Trust Agreement or the Asset Representations Review Agreement, as applicable and (y) any payment of expenses and indemnities then due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, up to, with respect to clause (y) a maximum of $400,000 in the aggregate per calendar year; provided, that $200,000 of such cap will be allocated to reimbursable expenses and indemnities of the Indenture Trustee, $100,000 of such cap will be allocated to reimbursable expenses and indemnities of the Owner Trustee and $100,000 of such cap will be allocated to reimbursable expenses and indemnities of the Asset Representations Reviewer (and on the Payment Date occurring in December of each calendar year, each such party will have the right to reimbursement from any unused portion of the cap allocated to another party to the extent that the expenses and indemnities reimbursable to such party exceed the related allocated amount at the end of such calendar year); provided, further that after the occurrence of any Event of Default, other than an Event of Default set forth in Section 5.1(a)(iii), such cap will not apply;
(ii) second, (x) to the Servicer, unpaid Servicing Fees and (y) on the first Payment Date following the assumption by a Successor Servicer of its duties as Successor Servicer, to such Successor Servicer, a one-time Successor Servicer engagement fee of $150,000;
(iii) third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Accrued Note Interest due on each such Class of Notes;
(iv) fourth, during the Amortization Period, for allocation as principal under Section 8.2(d), the First Priority Principal Payment;
(v) fifth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;
(vi) sixth, during the Amortization Period, for allocation as principal under Section 8.2(d), the Second Priority Principal Payment;
(vii) seventh, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;

(viii) eighth, during the Amortization Period, for allocation as principal under Section 8.2(d), the Third Priority Principal Payment;
(ix) ninth, during the Amortization Period, for allocation as principal under Section 8.2(d), the Regular Priority Principal Payment;
(x) tenth, solely if an Amortization Event has occurred and is continuing, to the Noteholders, payable sequentially by Class, remaining amounts due on the Notes, payable until the Note Balance of each Class of Notes is reduced to zero;
(xi) eleventh, to any Successor Servicer, the Additional Successor Servicer Fee, if any;
(xii) twelfth, to the Reserve Account, the amount required to bring the amount in the Reserve Account up to the Required Reserve Amount;
(xiii) thirteenth, during the Revolving Period, to the Acquisition Account, the Acquisition Deposit Amount for that Payment Date;
(xiv) fourteenth, during the Revolving Period, if amounts are in the Acquisition Account, to the Negative Carry Account, the Negative Carry Deposit Amount;
(xv) fifteenth, to the Noteholders, any Make-Whole Payments due on the Notes, payable sequentially by Class, based on the amount due (with any such Make-Whole Payments applied to the Class A Notes allocated to each class of Class A Notes, pro rata based on the Make-Whole Payment due to each such Class);
(xvi) sixteenth, (x) to the payment of all amounts due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer to the extent not paid under Section 8.2(c)(i) on that Payment Date and (y) to the extent that the Administrator has paid any fees of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on the Closing Date pursuant to Section 2.2(e) of the Administration Agreement, to the Administrator for the reimbursement of such amounts;
(xvii) seventeenth, to the payment of any expenses of the Issuer identified by the Administrator, on behalf of the Issuer; and
(xviii) eighteenth, to the Certificate Distribution Account for distribution sequentially to the Class B Certificateholders and the Class A Certificateholders, in that order, any remaining amounts.
For the avoidance of doubt, all amounts due to the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer in excess of the amounts paid to such party pursuant to priorities (i) and (xvi) during any calendar year will become due and payable in each succeeding calendar year, subject to the applicable limitations set forth therein, until paid in full.
(d) Distributions of Principal.  On each Payment Date during the Amortization Period, the Note Paying Agent will (based on the information in the most recent Monthly

Investor Report) pay any amounts allocated to principal under Section 8.2(c) in the following order of priority, in each case, applied pro rata according to the Note Balance of the Notes of that Class:
(i) first, to the Noteholders of Class A-1a Notes and Class A-1b Notes, pro rata based on the Note Balance of each such Class of Notes, in payment of principal until the aggregate Note Balance of the Class A Notes has been reduced to zero;
(ii) second, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes has been reduced to zero;
(iii) third, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes has been reduced to zero; and
(iv) fourth, to the Certificate Distribution Account for distribution sequentially to the Class B Certificateholders and the Class A Certificateholders, in that order, any remaining amounts.
(e) Distributions Following Acceleration.  If the Notes are accelerated after an Event of Default, on each Payment Date starting with the Payment Date relating to the Collection Period in which the Notes are accelerated, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) withdraw from the Bank Accounts and make deposits and payments, to the extent of funds in the Bank Accounts for the related Collection Period, in the following order of priority (pro rata to the Persons within each priority level based on the amounts due except as stated):
(i) first, pro rata, to the payment of all amounts, including the Indenture Trustee Fee, the Owner Trustee Fee and the Asset Representations Reviewer Fee, and expenses and indemnities due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer;
(ii) second, (x) to the Servicer, unpaid Servicing Fees and (y) on the first Payment Date following the assumption by a Successor Servicer of its duties as Successor Servicer, to such Successor Servicer a one-time Successor Servicer engagement fee of $150,000;
(iii) third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Accrued Note Interest due on each such Class of Notes;
(iv) fourth, to the Noteholders of Class A-1a Notes and Class A-1b Notes, pro rata based on the Note Balance of each such Class of Notes, in payment of principal until the aggregate Note Balance of the Class A-1a Notes and Class A-1b Notes has been reduced to zero;
(v) fifth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;

(vi) sixth, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes is reduced to zero;
(vii) seventh, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;
(viii) eighth, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes is reduced to zero;
(ix) ninth, to any Successor Servicer, the Additional Successor Servicer Fee, if any;
(x) tenth, to the Noteholders, any Make-Whole Payments due on the Notes, payable sequentially by Class, based on the amount due (with any such Make-Whole Payments applied to the Class A Notes allocated to the Class A Notes, pro rata based on the Make-Whole Payment due to each such Class);
(xi) eleventh, to any parties identified by the Administrator, any remaining expenses of the Issuer; and
(xii) twelfth, to the Certificate Distribution Account for distribution sequentially to the Class B Certificateholders and the Class A Certificateholders, in that order, any remaining amounts.
(f) Amounts in Acquisition Account.  On each Acquisition Date, the Note Paying Agent (according to the instructions provided in the Transfer Notice) will withdraw funds in the Acquisition Account (after the payments under Section 8.2(c) on that Acquisition Date) and pay the amounts to the Depositor for the acquisition of Additional Receivables by the Issuer on that Acquisition Date.
(g) Subordination Agreement.  Each of (i) the subordination of interest payments to the Noteholders of the Class B Notes to the payment of any First Priority Principal Payment to the Noteholders of the Class A Notes and (ii) the subordination of interest payments to the Noteholders of the Class C Notes to the payment of any Second Priority Principal Payment to the Noteholders of the Class A Notes and the Class B Notes under Section 8.2(c) is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.
Section 8.3         Bank Accounts.
(a) Limited Liability for Permitted Investments.  Subject to Section 6.1(c), neither the Indenture Trustee nor the Note Paying Agent will be liable for any insufficiency in Bank Accounts resulting from a loss on a Permitted Investment, except for losses attributable to U.S. Bank National Association’s failure to make payments on the Permitted Investments issued by U.S. Bank National Association, in its commercial capacity as principal obligor and not as trustee.

(b) Notice to Qualified Institution.  A Responsible Person of the Indenture Trustee will notify the Qualified Institution maintaining the Bank Accounts (if not the Indenture Trustee) if an Event of Default has occurred and is continuing.
Section 8.4         Release of Collateral.
(a) Release of Property.  The Indenture Trustee may, and when required by this Indenture will, release Collateral from the Lien of this Indenture, in each case, according to this Indenture.  Except under Sections 8.4(b), 8.4(c) and 10.1 and Section 3.4 of the Transfer and Servicing Agreement for which the related Collateral will automatically be released, the Indenture Trustee will release Collateral from the Lien of this Indenture only on receipt of an Issuer Request and an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3 and (if required by the TIA) Independent Certificates according to Sections 314(c) and 314(d)(1) of the TIA.
(b) Deemed Release.  The Indenture Trustee will be deemed to release, and does release, and each Noteholder or Note Owner by its acceptance of a Note or an interest or participation in a Note acknowledges that the Indenture Trustee will release Liens and other rights and interests it possesses, without further action of the parties, in, to and under:
(i) each Receivable and all proceeds of the Receivable sold by the Issuer under Section 3.4(c) of the Originator Receivables Transfer Agreement, Section 3.4(c) of the Master Trust Receivables Transfer Agreement or Section 2.5 or 3.3(e) of the Transfer and Servicing Agreement, effective when the Receivable is deemed sold and assigned by the Issuer under the applicable Section; and
(ii) each Receivable sold by the Servicer under Section 3.4 of the Transfer and Servicing Agreement, effective when the Receivable is deemed sold by the Servicer.
(c) Release of Funds.  When there are no Notes Outstanding and all amounts due from the Issuer to the Indenture Trustee have been paid in full under Section 6.7 or 10.1, the Indenture Trustee will release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to those funds under this Indenture or the other Transaction Documents, the funds then in the Bank Accounts under this Indenture.  The Indenture Trustee will release Collateral from the Lien of this Indenture under this Section 8.4(c) only on receipt of an Issuer Request and an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3.
(d) Termination Statements.  On receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3, the Indenture Trustee will execute termination statements and other documents to release Collateral as permitted by this Section 8.4 and Section 10.1.  No party relying on a document or authorization executed by the Indenture Trustee under this Article VIII is required to determine the Indenture Trustee’s authority, inquire into the satisfaction of conditions precedent or require evidence of the application of funds.

ARTICLE IX
AMENDMENTS
Section 9.1         Amendments Without Consent of Noteholders or Certificateholders.
(a) General Amendments.  Without the consent of the Noteholders or the Certificateholders, but after notifying the Rating Agencies, the Issuer and the Indenture Trustee may, and the Indenture Trustee, when directed by Issuer Order will, amend this Indenture:
(i) to correct or expand the description of property subject to the Lien of this Indenture, or better to assure, convey and confirm to the Indenture Trustee property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;
(ii) to evidence the succession of any other Person to the Issuer, and the assumption by the successor of the obligations of the Issuer in this Indenture and in the Notes;
(iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender a right or power given to the Issuer in this Indenture;
(iv) to transfer, assign, mortgage or pledge property to or with the Indenture Trustee;
(v) to clarify an ambiguity, correct an error or correct or supplement any term in this Indenture inconsistent with another term in this Indenture or to add provisions which are not inconsistent with the provisions of this Indenture if the action does not have a material adverse effect on the interests of the Noteholders or the Certificateholders, as applicable;
(vi) to evidence the acceptance of the appointment under this Indenture of a successor trustee and to add to or change this Indenture as necessary to facilitate the administration of the trusts under this Indenture by more than one trustee;
(vii) to correct any manifest error in the terms of this Indenture as compared to the terms expressly set forth in the Prospectus; or
(viii) to modify, eliminate or add to the terms of this Indenture to effect the qualification of this Indenture under the TIA and to add to this Indenture any other terms required by the TIA.
(b) Amendments without Material Adverse Effect.  Other than as set forth in Section 9.2, without the consent of the Noteholders, the Issuer and the Indenture Trustee may, and the Indenture Trustee when directed by Issuer Order will, amend this Indenture to add terms to, or to change or eliminate the terms of, this Indenture or to modify in any manner the rights of the Noteholders under this Indenture, if:

(i) the Administrator delivers to the Indenture Trustee an Officer’s Certificate stating that the amendment will not have a material adverse effect on the Notes; or
(ii) the Rating Agency Condition has been satisfied.
Section 9.2         Amendments with Consent of Controlling Class.
(a) Amendments.  With the consent of the Noteholders of a majority of the Note Balance of the Controlling Class and after notifying the Rating Agencies, the Issuer and the Indenture Trustee may, and the Indenture Trustee when directed by Issuer Order will, amend this Indenture to add any provisions to, or change in any manner or eliminate any of the provision of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture.  However, no amendment, without the consent of each Noteholder of each Outstanding Note adversely affected by the amendment, will:
(A)	change (1) the applicable Final Maturity Date on a Note or (2) the principal amount of or interest rate or any Make-Whole Payment on a Note;
(B)	modify the percentage of the Note Balance of the Notes or the Controlling Class required for any action;
(C)	modify or alter the definition of “Outstanding,” “Controlling Class” or “Amortization Events;
(D)	change the Required Reserve Amount, the Required Acquisition Deposit Amount or the Required Negative Carry Amount;
(E)
permit the creation of any Lien ranking prior or equal to the Lien of this Indenture on the Collateral, other than Permitted Liens, or, except as permitted by this Indenture or the other Transaction Documents, release the Lien of this Indenture on the Collateral; or

(F)	impair the right to institute suit for the enforcement of payment as provided in Section 5.8.
(b) Noteholder Consent.  For any amendment to this Indenture or any other Transaction Document requiring the consent of the Noteholders, the Indenture Trustee will, when directed by Issuer Order, notify the Noteholders to request consent and follow its reasonable procedures to obtain consent.  For the avoidance of doubt, any Noteholder consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Noteholder.
Section 9.3         Execution of Amendments.
(a) Form; Authorization; Reliance.  It shall not be necessary for the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  Each amendment will be in form reasonably satisfactory to the Indenture Trustee.  The Indenture Trustee is authorized to execute the amendment and any other agreements required by the amendment.  For any amendment, the Issuer will deliver to the Indenture Trustee and the Owner Trustee an Opinion of Counsel stating that the amendment is permitted by this Indenture and that all conditions to the amendment have been satisfied.
(b) Indenture Trustee Not Obligated.  Notwithstanding anything to the contrary herein, the Indenture Trustee is not obligated to enter into an amendment that adversely affects the Indenture Trustee’s rights, powers, duties, obligations, liabilities, indemnities or immunities under this Indenture.
Section 9.4         Effect of Amendment.  On the execution of an amendment under this Article IX, this Indenture will be amended by the amendment, and the amendment will be part of this Indenture for all purposes.  Every Noteholder of Notes authenticated and delivered before or after the amendment will be bound by the amendment.
Section 9.5         Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of an amendment under this Article IX may, and if required by the Indenture Trustee will, bear a notation about the amendment.  New Notes modified to conform to an amendment may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.
Section 9.6         Consent of Cap Counterparty.  Notwithstanding anything to the contrary herein, no amendment under Sections 9.1 or 9.2 shall materially adversely affect (i) the Cap Counterparty’s ability to enforce or protect its rights or remedies under the Cap Agreement, (ii) the ability of the Issuer to timely and fully perform its obligations under the Cap Agreement or (iii) any of the Issuer’s obligations under the Cap Agreement that relates to the Cap Counterparty unless the Cap Counterparty shall have consented in writing to such action.
Section 9.7         Conformity with TIA.  Each amendment of this Indenture executed under this Article IX will conform to the requirements of the TIA as then in effect so long as this Indenture is qualified under the TIA.
ARTICLE X
REDEMPTION OF NOTES
Section 10.1         Redemption.
(a) Clean-Up Redemption and Optional Redemption.
(i) The Notes may be redeemed, in whole but not in part, as a Clean-Up Redemption at the direction of the Issuer on any Payment Date on which the Class A Certificateholder (for as long as the Class A Certificateholder is an Originator or an Affiliate of the Originators) elects to exercise its option to acquire the Trust Property under Section 8.1 of the Transfer and Servicing Agreement.  Upon such election, the Class A Certificateholder shall notify the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the Rating Agencies, in writing, of the Payment Date on which such Optional Acquisition and Clean-Up Redemption shall occur, which notice will be provided at least ten (10) ~~twenty (20)~~ days before the date of the redemption of the Notes (the “Redemption Date”).
(ii) The Notes may be redeemed, in whole but not in part, as an Optional Redemption at the direction of the Issuer on any Payment Date on which the Class A Certificateholder (for as long as the Class A Certificateholder is an Originator or an Affiliate of the Originators) elects to redeem the Notes and a transferee subsequently acquires the Trust Property as set forth under Section 8.2 of the Transfer and Servicing Agreement.  Upon such election, the Class A Certificateholder shall notify the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the Rating Agencies, in writing of the Payment Date on which such Optional Redemption shall occur, which notice will be provided at least ten (10) ~~twenty (20)~~ days before the Redemption Date.
(iii) After the Indenture Trustee receives the notice set forth in either clause (i) or clause (ii) above, the Indenture Trustee will promptly notify the Noteholders (and any related expenses incurred by the Indenture Trustee shall be payable by the Issuer):
(A)	of the Redemption Date;
(B)	of the outstanding Note Balance of each Class of the Notes to be redeemed;
(C)	of the place to surrender the Notes for final payment (which will be the office or agency of the Issuer maintained under Section 3.2); and
(D)
that on the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest and any unpaid Make-Whole Payments on the Notes will become due and payable in full and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date.

Failure to give notice of redemption to a Noteholder, or any defect therein, shall not impair or affect the validity of the redemption of any other Note.
(b) Deposit of Note Redemption Price.  Amounts required to be deposited into the Collection Account to effectuate a redemption of the Notes will be deposited on the Redemption Date into the Collection Account, as required under Section 8.1 of the Transfer and Servicing Agreement or Section 8.2 of the Transfer and Servicing Agreement, as applicable, and the Notes will be paid in full on the Redemption Date.
(c) Release of Funds.  On the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest and any unpaid Make-Whole Payments on the Notes will become due and payable and interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date.  On redemption, the Indenture Trustee will release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to funds then in the Bank Accounts under this Indenture according to Section 8.4(c).
ARTICLE XI
OTHER AGREEMENTS
Section 11.1         No Petition.  The Indenture Trustee and each Noteholder or Note Owner, by accepting a Note or an interest or participation in a Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor and (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law; provided that the foregoing shall not be deemed to prevent the Indenture Trustee from filing a proof of claim in any such proceeding.  This Section 11.1 will survive the resignation or removal of the Indenture Trustee under this Indenture and the termination of this Indenture.
Section 11.2         [Reserved].
Section 11.3         Issuer Orders; Certificates and Opinions.
(a) Issuer Order or Issuer Request.  For an order or request by the Issuer to the Indenture Trustee to take an action under this Indenture or any other Transaction Document, the Issuer will deliver the following documents to the Indenture Trustee: (i) a written order (an “Issuer Order”) or a written request (an “Issuer Request”), signed in the name of the Issuer by a Responsible Person and delivered to the Indenture Trustee, (ii) an Officer’s Certificate of the Issuer stating that all conditions in this Indenture or other Transaction Documents for the proposed action have been satisfied, (iii) an Opinion of Counsel stating that such action is authorized or permitted by the Indenture and the other Transaction Documents and all conditions precedent have been satisfied and (iv) if required by the TIA, an Independent Certificate.  However, if this Indenture requires the furnishing of specific documents for the action to be taken, no additional certificate or opinion is required to be delivered.
(b) Form of Certificates and Opinions.
(i) Each certificate or opinion on compliance with a condition or covenant in this Indenture will include:
(A)
a statement that each signatory of the certificate or opinion has read the covenant or condition and the definitions in this Indenture or the Transaction Document relating to the covenant or condition;

(B)	a brief statement about the nature and scope of the examination or investigation on which the statements or opinions in the certificate or opinion are based;

(C)
a statement that, in the opinion of the signatory, the signatory has made an examination or investigation if necessary to enable the signatory to express an informed opinion on whether or not the covenant or condition has been complied with; and

(D)	a statement about whether, in the opinion of the signatory, the condition or covenant has been complied with.
(ii) Any Officer’s Certificate of a Responsible Person of the Issuer may be based, for legal matters, on an opinion of counsel, unless that Responsible Person knows, or in the exercise of reasonable care should know, that the opinion is erroneous.  Any Officer’s Certificate of a Responsible Person of the Issuer or opinion of counsel may be based, for factual matters, on an Officer’s Certificate of a Responsible Person of the Servicer, the Depositor or the Issuer (including by the Administrator on behalf of the Issuer), stating that the information about those factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless the Responsible Person of the Issuer or counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate is erroneous.
(c) Ordinary Course of Business.  The Issuer may, without furnishing any Officer’s Certificates under this Section 11.3, (i) collect, sell or dispose of Receivables in the ordinary course of its business, so long as Collections and other proceeds of the dispositions are applied according to this Indenture and (ii) make cash payments out of the Bank Accounts, in each case, as and if permitted or required by the Transaction Documents.
(d) Exemptive Orders.  If the Commission issues an exemptive order under Section 304(d) of the TIA modifying the Indenture Trustee’s obligations under Sections 314(c) and 314(d)(1) of the TIA, the Indenture Trustee will release property from the Lien of this Indenture only according to the Transaction Documents and the conditions and procedures stated in the exemptive order.
Section 11.4         Acts of Noteholders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders or a stated percentage of Noteholders may be embodied in and evidenced by one or more instruments or documents signed by the Noteholders or Note Owners in person or by agents duly appointed in writing.  Except as otherwise expressly stated in this Indenture, the action will become effective when the instruments or documents are delivered to the Indenture Trustee and, if required, to the Issuer.  Such instruments or documents (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or document.  Proof of execution of such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee if made in the manner provided in this Section 11.4.  Any such acts will bind the Noteholder of every Note issued upon the registration of the Note or in exchange for the Note or in place of the Note, for all purposes including in respect of anything done, omitted or suffered to be done by the

Indenture Trustee or the Issuer in reliance thereon, whether or not notation of the action is made on the Note.
(b) The fact and date of the execution by any Person of any such instrument or document may be proved in any manner that the Indenture Trustee deems sufficient.
(c) The ownership of Notes shall be proved by the Note Register.
Section 11.5         Issuer Obligation.  No recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or a certificate or other writing delivered under this Indenture or the Notes, against (a) the Indenture Trustee or the Owner Trustee each in its individual capacity, (b) each holder of a beneficial interest in the Issuer, (c) each partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (d) each holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.  The Indenture Trustee and the Owner Trustee have none of these obligations in their individual capacities.  For all purposes of this Indenture, the Owner Trustee will be subject to, and have the benefits of, Articles V, VI and VII of the Trust Agreement.
Section 11.6         Conflict with Trust Indenture Act.  If any part of this Indenture limits, qualifies or conflicts with any other part of this Indenture that is required or deemed to be included in this Indenture by the TIA, the required or deemed part will control.  Sections 310 through 317 of the TIA that impose obligations on a Person (including those automatically deemed included in this Indenture unless expressly excluded by this Indenture) are a part of and govern this Indenture.
ARTICLE XII
MISCELLANEOUS
Section 12.1         Benefits of Indenture; Third-Party Beneficiaries.  This Indenture and the Notes are for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Secured Parties, each Person with rights to payments or distributions under this Indenture and the Certificateholders will be third-party beneficiaries of this Indenture and may enforce this Indenture according to its terms.  No other Person will have any right or obligation under this Indenture or the Notes.
Section 12.2         Notices.
(a) Notices to Parties.  Notices, requests, directions, consents, waivers or other communications to or from the parties to this Indenture must be in writing and will be considered received by the recipient:
(i) for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the recipient;
(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and
(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.
(b) Notice Addresses.  A notice, request, direction, consent, waiver or other communication will be addressed to the recipient stated in Schedule B to the Transfer and Servicing Agreement, which address the party may change by notifying the other party.
(c) Notice to Noteholders.  Notices to a Noteholder will be considered received by the Noteholder:
(i) for Definitive Notes, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the Noteholder at its address in the Note Register; or
(ii) for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.
(d) Notices to Rating Agencies.  Where this Indenture requires for notice to the Rating Agencies, failure to give the notice will not affect other rights or obligations under this Indenture, and will not be a Default or Event of Default.
(e) Waiver of Notices.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice.  Waivers of notice by the Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 12.3         GOVERNING LAW.  THIS INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES), AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.
Section 12.4         Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Indenture.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 12.5         WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS INDENTURE ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 12.6         No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Indenture will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Indenture are in addition to any powers, rights and remedies under law.
Section 12.7         Severability.  If a part of this Indenture is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Indenture and will not affect the validity, legality or enforceability of the remaining Indenture.
Section 12.8         Headings.  The headings in this Indenture are included for convenience and will not affect the meaning or interpretation of this Indenture.
Section 12.9         Counterparts.  This Indenture may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.
Section 12.10         Customer Identification Program.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account.  For a non-individual person such as a business entity, charity, a trust or other legal entity, the Indenture Trustee and any Qualified Institution may ask for documentation to verify its formation and existence as a legal entity. They may also ask to see financial statements, licenses, identification and authorization from individuals claiming authority to represent the entity or other relevant documentation.
Section 12.11         Limitation of Rights of the Cap Counterparty. All of the rights of the Cap Counterparty in, to and under this Indenture or any other Transaction Document, other than the Cap Agreement (including, but not limited to, the Cap Counterparty’s rights to receive notice of any action hereunder or under any other Transaction Document and to give or withhold consent to any action hereunder or under any other Transaction Document), shall terminate upon the termination of the Cap Agreement in accordance with the terms thereof.
Section 12.12         Intent of the Parties; Reasonableness.  The Issuer and the Indenture Trustee acknowledge and agree that the purpose of Sections 3.9 and 6.6 of this Indenture is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Issuer nor the Administrator (acting on behalf of the Issuer) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Issuer (or the Administrator, acting on behalf of the Issuer) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Indenture Trustee shall cooperate fully with the Issuer (or the Administrator, acting on behalf of the Issuer) to deliver to the Issuer (or the Administrator, acting on behalf of the Issuer), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer (or the Administrator, acting on behalf of the Issuer) to permit the Issuer to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Trustee reasonably believed by the Issuer (or the Administrator, acting in good faith on behalf of the Issuer) to be necessary in order to effect such compliance.  The Issuer (or the Administrator, acting on behalf of the Issuer) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer to comply with Regulation AB.
ARTICLE XIII
THE CAP AGREEMENT
Section 13.1         Duties With Respect to the Cap Agreement.  With respect to the Cap Agreement, the Issuer will, or will cause the Administrator to:
 (a) prepare for execution all documents that are the duty of the Issuer to prepare or deliver pursuant to the Cap Agreement;
 (b) direct the Cap Counterparty to remit any Cap Payments into the Collection Account no later than the second Business Day preceding the related Payment Date;
 (c) if the Cap Counterparty is required to post collateral under the Cap Agreement, coordinate with the Servicer and the Indenture Trustee to establish a Cap Collateral Account (as set forth in the Cap Agreement and in Section 9.10 of the Transfer and Servicing Agreement), and coordinate the holding of securities deposited therein and the investment of any cash deposited therein;
 (d) provide to the Rating Agencies a copy of any proposed amendment or supplement to the Cap Agreement at least five (5) days prior to the effective date of such amendment or supplement.  Such proposed amendment or supplement will be effective only after the Rating Agency Condition is satisfied, unless such amendment or supplement solely clarifies any term or provision, corrects any inconsistency, cures any ambiguity or corrects any typographical error in the Cap Agreement;
 (e) obtain from the Cap Counterparty the determination of One-Month LIBOR under the Cap Agreement and the amount of any Cap Payments payable on each Payment Date; and
 (f) use reasonable efforts to enforce the rights of the Issuer under the Cap Agreement.
Section 13.2         Enforcement of Cap Agreement; Replacement Cap Agreement.

(a) If at any time the Cap Agreement becomes subject to early termination due to the occurrence of any “Termination Event” or “Event of Default” (as each such term is defined in the Cap Agreement), the Administrator or the Issuer shall deliver written notice of the occurrence of such “Termination Event” or “Event of Default” (as each such term is defined in the Cap Agreement) to the Owner Trustee and the Indenture Trustee and the Issuer, or the Administrator on behalf of the Issuer, and, if applicable, the Indenture Trustee (at the written direction of the Noteholders of a majority of the Note Balance of the Controlling Class) shall use reasonable efforts (following the expiration of any applicable grace period) to enforce the rights of the Issuer thereunder as may be permitted by the terms of the Cap Agreement and consistent with the terms hereof.
 (b) Promptly following the early termination of the Cap Agreement due to a “Termination Event” or “Event of Default” (as each such term is defined in the Cap Agreement) (unless the Indenture Trustee is selling or liquidating the Collateral pursuant to the Indenture), the Issuer shall, or shall cause the Administrator to, use reasonable efforts to enter into a replacement interest rate cap agreement on terms similar to those of the Cap Agreement with an Eligible Replacement Cap Counterparty.
ARTICLE XIV
ASSET REPRESENTATIONS REVIEW
Section 14.1         Noteholder and Note Owner Requests for Vote on Asset Representations Review.  If the Indenture Trustee receives a notice from the Servicer that the Servicer will be providing notice to the Administrator, the Indenture Trustee and each Noteholder pursuant to Section 11.1(a) of the Transfer and Servicing Agreement regarding the occurrence of a Delinquency Trigger, then the Indenture Trustee shall promptly inform the Servicer and the Administrator regarding the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a vote on whether to cause the 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  The Indenture Trustee shall promptly notify the Servicer, the Depositor and the Administrator upon the receipt of any request for a vote.  The Indenture Trustee will set a record date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section 316(c) as of the date of filing of the Form 10-D that disclosed that the Delinquency Trigger was met or exceeded.  Noteholders and Note Owners may request a vote not later than ninety (90) days after the date on which the Form 10-D describing the occurrence of such Delinquency Trigger shall have been filed by the Administrator, on behalf of the Issuer, pursuant to the terms of Section 2.9(a)(i) of the Administration Agreement; provided that, if the requesting party is a Note Owner and not a Noteholder, the Note Owner must include with its request a written certification (in a form reasonably acceptable to the Indenture Trustee) that the requesting party is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (A) a trade confirmation; (B) an account statement; (C) a letter from a broker-dealer that is reasonably acceptable to the Indenture Trustee; or (D) any other form of documentation that is reasonably acceptable to the Indenture Trustee (any such Note Owner who provides the required certification and documentation, a “Verified Note Owner”).  The Indenture Trustee shall promptly notify the Servicer, the Depositor and the Administrator if Noteholders and Verified Note Owners representing at least 5% of the aggregate Note Balance (such requesting Noteholders and Verified Note Owners, collectively, the “Requesting Noteholders”) properly and timely request a vote to cause the 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  For the avoidance of doubt, the Indenture Trustee shall not be required to (i) determine whether, or give notice to Noteholders that, a Delinquency Trigger has occurred or (ii) to provide any instruction regarding any Asset Representations Review (other than to provide a Review Notice) or to determine which Receivables are subject to any particular Asset Representations Review.
Section 14.2         Noteholder and Note Owner Vote on Asset Representations Review.  Beginning promptly after receipt from the Administrator of a copy of a notice sent to Noteholders and Note Owners pursuant to Section 2.9(a)(ii) of the Administration Agreement, the Indenture Trustee shall cause the initiation of such a review to be submitted to a yes or no vote of the Noteholders (with respect to Book-Entry Notes, as directed by the related Note Owners via the applicable Clearing Agency pursuant to its procedures for such votes) of record as of the most recent Record Date.  Any Noteholder vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review shall be conducted by the Indenture Trustee in accordance with its standard internal vote solicitation process.  The Indenture Trustee may select a vote agent that is experienced in the administration of Noteholder votes and/or consent solicitations to conduct and administer any Noteholder vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review and, so long as the Indenture Trustee selects such vote agent with due care, the Indenture Trustee will not be liable for any actions or inactions of such vote agent. If, by no earlier than the deadline specified by the Administrator pursuant to Section 2.9(a)(ii) of the Administration Agreement, a majority of the Noteholders casting a vote so direct (provided that such affirmative votes represent votes by Noteholders holding at least 5% of the aggregate Note Balance), the Indenture Trustee will promptly notify the Asset Representations Reviewer, the Administrator and the Servicer that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of the 60-Day Delinquent Receivables for the purpose of determining whether such 60-Day Delinquent Receivables were in compliance with the Eligibility Representation made by the applicable Originator pursuant to Section 3.3 of the Originator Receivables Transfer Agreement or by the Servicer pursuant to Section 3.3 of the Master Trust Receivables Transfer Agreement.
Section 14.3         Evaluation of Review Report.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable Receivables Transfer Agreement, or requests in writing that any Receivable be reacquired or acquired, as applicable (including, for the avoidance of doubt, as described in Section 11.2 of the Transfer and Servicing Agreement), the Indenture Trustee will forward, as soon as practicable and within five (5) Business Days, that written notice to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust).  In addition, the Indenture Trustee, on behalf of the Requesting Party may, but is not obligated to, request the reacquisition or acquisition, as applicable, of a 60-Day Delinquent Receivable on behalf of all Noteholders.  Subject to the provisions for indemnification and certain limitations contained in this Indenture, the Indenture Trustee (acting at the direction of Noteholders evidencing at least a majority of the aggregate Note Balance of the Controlling Class of Notes, acting together as a single Class) shall, in the time, method and place directed by such Noteholders, exercise any trust or power conferred on the Indenture Trustee, including the ability to assert to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust), on behalf of all Noteholders, whether any such non-compliance may be a breach and to request the reacquisition or acquisition, as applicable, of the related 60-Day Delinquent Receivable.  The Indenture Trustee shall have no duty or obligation to determine whether any noncompliance with representations or warranties constitute a breach under the Transaction Documents or to make any determination as to the materiality of any breach.
The related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) will have the sole ability to determine if there was non-compliance with the Eligibility Representation made by it that constitutes a breach, and whether to reacquire or acquire, as applicable, the related 60-Day Delinquent Receivable from the Issuer.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Indenture to be executed by its duly authorized officer as of the date and year first above written.

VERIZON OWNER TRUST 2018-A,
as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of Verizon Owner Trust 2018-A

By:	__________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee and as Note Paying Agent

By:	____________________________________
Name:
Title:

Exhibit A

Form of Notes
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN ANOTHER NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND PAYMENT IS MADE TO CEDE & CO. OR TO ANOTHER ENTITY REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.
THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR VERIZON ABS LLC, CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS, VERIZON COMMUNICATIONS INC., THE ORIGINATORS, THE MASTER TRUST, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE BANK ACCOUNTS.
EACH HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”) AND ANY FIDUCIARY ACTING ON BEHALF OF THE HOLDER, BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS PURCHASE, HOLDING AND DISPOSITION DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF THE SIMILAR LAW).
THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS STATED IN THIS NOTE.  ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS NOTE.

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REGISTERED            $[___________]
No. R-1	CUSIP NO. [_______]

VERIZON OWNER TRUST 2018-A

CLASS [A-1a][A-1b][B][C] [One-Month LIBOR +] [___]% ASSET BACKED NOTES
Verizon Owner Trust 2018-A, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [____________] DOLLARS payable during the Amortization Period on the 20th day of each month, or, if that day is not a Business Day, the next succeeding Business Day, starting in December 2018 (each, a “Payment Date”) in an amount equal to the aggregate amount payable to Noteholders of Class [A-1a][A-1b][B][C] Notes on that Payment Date from the amounts payable as principal on the Class [A-1a][A-1b][B][C] Notes under Section 3.1 of the Indenture, dated as of October 10, 2018 (the “Indenture”), between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”).  However, the entire unpaid Note Balance of this Note will be due and payable on the earlier of (a) the [______] Payment Date (the “Final Maturity Date”), or (b) the Redemption Date under Section 10.1 of the Indenture.  The entire unpaid Note Balance of the Notes will be due and payable on the date on which the Notes are declared to be, or have automatically become, immediately due and payable under Section 5.2(a) of the Indenture.  Principal payments on the Class [A-1a][A-1b][B][C] Notes will be made pro rata to the Noteholders entitled to those principal payments.  Capitalized terms used but not defined in this Note are defined in Article I of the Indenture, which also contains usage rules that apply to this Note.
The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the Note Balance of this Note outstanding on the Payment Date immediately preceding such Payment Date (in each case, after giving effect to payments of principal made on the Payment Date immediately preceding such Payment Date), subject to limitations in Section 3.1 of the Indenture[Class A-1b only:, and provided that, if the sum of One-Month LIBOR plus [__]% is less than 0.00% for any Interest Period, then the per annum rate at which interest will accrue on this Class A-1b Note for such Interest Period will be 0.00%].  [Class A-1a, Class B and Class C only:][Interest on this Note will accrue for each Payment Date from and including the 20th day of the calendar month immediately preceding such Payment Date to but excluding the 20th day of the calendar month in which such Payment Date occurs (or, for the initial Payment Date, from and including the Closing Date to but excluding December 20, 2018).  Interest will be computed on the basis of a 360-day year of twelve 30 day months.][Class A-1b only:][Interest on this Note will accrue for each Payment Date from and including the Payment Date immediately preceding the current Payment Date to but excluding the current Payment Date (or, for the initial Payment Date, from and including the Closing Date to but excluding December 20, 2018).  Interest will be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period.]

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The principal of and interest and any Make-Whole Payments on this Note are payable in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments made by the Issuer on this Note will be applied first to interest due and payable on this Note as stated above and then to the unpaid principal of this Note.
This Note is one of a duly authorized issue of Class [A-1a][A-1b][B][C] [One-Month LIBOR +] [___%] Asset Backed Notes (the “Class [A-1a][A-1b][B][C]”) of the Issuer.  Also authorized under the Indenture are the Class [A-1a][A-1b][B][C] Notes.  The Indenture and indentures supplemental to the Indenture state the respective rights and obligations of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to the Indenture.
The Class [A-1a][A-1b][B][C] Notes are and will be equally and ratably secured by the collateral pledged as security therefor under the Indenture.  Interest on and principal of the Notes will be payable according to the priority of payments stated in Section 8.2 of the Indenture.  [Class B only:][The Class B Notes are subordinated in right of payment to the Class A Notes.] [Class C only:][The Class C Notes are subordinated in right of payment to the Class A and Class B Notes.]
Payments of interest on this Note on each Payment Date, together with each installment of principal if not in full payment of this Note, will be made to the Noteholder of this Note either by wire transfer, to the account of the Noteholder at a bank or other entity having proper facilities for the wire transfer, if the Noteholder has given to the Note Registrar proper written instructions at least five (5) Business Days before that Payment Date and the Noteholder’s Notes in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed first class mail, postage prepaid, to the Noteholder’s address as it appears on the Note Register on each Record Date.  However, unless Definitive Notes have been issued to Note Owners, payment will be made by wire transfer to the account designated by Cede & Co., as nominee of the Clearing Agency or a successor nominee.  The payments will be made without requiring that this Note be submitted for notation of payment.  Any reduction in the Note Balance of this Note effected by payments made on a Payment Date will bind future Noteholders of this Note and of a Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note, whether or not noted on this Note.  If money is expected to be available for payment in full of the then remaining unpaid Note Balance of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Noteholder of this Note as of the Record Date immediately preceding such Payment Date by notice mailed or transmitted by fax before that Payment Date, and the amount then due and payable will be payable only on presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for those purposes located in The City of New York.
The Issuer will pay interest on overdue installments of interest at the Class [A-1a][A-1b][B][C] Note Interest Rate if lawful.
The Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Transfer and Servicing Agreement.

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The transfer of this Note is subject to the restrictions on transfer stated on the face of this Note and to the other limitations in the Indenture.  Subject to the satisfaction of those restrictions and limitations, the transfer of this Note may be registered on the Note Register on surrender of this Note for registration of transfer at the office or agency designated by the Issuer under the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder of this Note or its attorney-in-fact, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, and then one or more new Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for the registration of transfer or exchange of this Note, but the transferor may be required to pay an amount to cover any tax or other governmental charge that may be imposed under any registration of transfer or exchange.
Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that no recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or a certificate or other writing delivered for the Notes and the Indenture, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any holder of a beneficial interest in the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (iv) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.
The obligations of the Issuer under the Indenture are solely the obligations of the Issuer and do not represent an obligation or interest in any assets of the Depositor other than the Depositor Transferred Property conveyed to the Issuer under the Transfer and Servicing Agreement.  Each Noteholder and Note Owner, by its acceptance of a Note or an interest or participation in a Note, acknowledges and agrees that it has no right, title or interest in or to any Other Assets of the Depositor.  If the Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, Other Assets or (ii) is deemed to have any interest, claim to or benefit in or from Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Noteholder or Note Owner further acknowledges and agrees that any interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of those Other Assets, are entitled to be paid from, entitled to the benefits of, or secured by those Other Assets (whether or not any entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on the other obligations and liabilities.  THIS PARAGRAPH IS A SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(a) OF THE BANKRUPTCY CODE.
Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor
A-4

was a depositor and (b) the Notes, it will not start or pursue against (i) the Depositor or (ii) the Issuer, respectively, or join any other Person in starting or pursuing against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.
The Issuer has entered into the Indenture, and this Note is issued with the intention that, for purposes of U.S. federal, State and local income tax, franchise tax, and any other tax imposed on or measured in whole or in party by income, Notes will qualify as indebtedness of the Issuer secured by the Collateral.  Each Noteholder or Note Owner, by its acceptance of a Note or an interest or participation in a Note, will be deemed to agree to treat the Notes as indebtedness for purposes of U.S. federal, State and local income tax, franchise tax and any other tax imposed on or measured in whole or in part by income and the Issuer as a mere security device formed to hold the Receivables and issue Notes and Certificates.
For any date, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as of that date as the owner of this Note for the purpose of receiving payments of principal of and any interest on the Note and for all other purposes, without regard to any notice or other information to the contrary.
The Indenture permits, with some exceptions requiring the consent of all adversely affected Noteholders under the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture by the Issuer with the consent of the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.  The Indenture also permits the Indenture Trustee to amend or waive some terms and conditions in the Indenture without the consent of the Noteholders if some conditions are satisfied.  In addition, the Indenture contains terms permitting the Noteholders of Notes evidencing stated percentages of the Note Balance of the Notes or of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Issuer with some terms of the Indenture and some defaults under the Indenture and their consequences.  Any consent or waiver by the Noteholder of this Note will be conclusive and bind the Noteholder and all future Noteholders of this Note and of any Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note whether or not notation of the consent or waiver is made on this Note.
The term “Issuer,” as used in this Note, includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under some circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.
The Notes are issuable only in registered form in denominations as stated in the Indenture, subject to some limitations in the Indenture.
THIS NOTE AND THE INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK
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(INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
No reference in this Note to the Indenture, and no terms of this Note or of the Indenture, will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency prescribed in this Note.
Except as permitted under the Transaction Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, or their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications in the Indenture.  The Noteholder of this Note, by its acceptance of this Note, agrees that, except as permitted in the Transaction Documents, for an Event of Default under the Indenture, the Noteholder has no claim against those Persons for any deficiency, loss or claim from this Note.  However, nothing in this Note will be taken to prevent recourse to, and enforcement against, the assets of the Issuer for liabilities, obligations and undertakings in the Indenture or in this Note.
Unless the certificate of authentication on this Note has been executed by the Indenture Trustee whose name appears below by manual signature, this Note will not have the benefit of the Indenture, or be valid or obligatory for any purpose.
[Remainder of Page Left Blank]

A-6

The Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Person, as of the date below.
Date: [__________]
VERIZON OWNER TRUST 2018-A

BY:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of Verizon Owner Trust 2018-A

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Class [A-1a][A-1b][B][C] Notes designated above and referred to in the Indenture.
Date: [__________]
U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee

By:
Name:
Title:

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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
___________________________________
(name and address of assignee)
the within Note and all rights under said Note, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration of said Note, with full power of substitution in the premises.

Dated:	*/
Signature Guaranteed

*/

*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  The signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program” selected by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act.

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Exhibit B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria specified below:

Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act of 1934, as amended.

Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

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